                                                                   EXHIBIT 10.44

               --------------------------------------------------

                              BRIDGE LOAN AGREEMENT

                            dated as of May 27, 1999

               --------------------------------------------------

                                  by and among

                 PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.
                                   as Borrower

                   THE MEMBERS OF BORROWER GROUP NAMED HEREIN

                            THE LENDERS PARTY HERETO

                                 CITIBANK, N.A.
                             as Administrative Agent

                                SOCIETE GENERALE
                              as Syndication Agent

                                       and

                               ABN AMRO BANK N.V.
                             as Documentation Agent




                       Milbank, Tweed, Hadley & McCloy LLP

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
SECTION 1.  DEFINITIONS..........................................................................    2

   1.1    DEFINED TERMS.........................................................................     2
   1.2    OTHER INTERPRETIVE PROVISIONS.........................................................    23
   1.3    ACCOUNTING TERMS; GAAP................................................................    23

SECTION 2.  THE CREDITS.........................................................................    24

   2.1    SYNDICATED WORKING CAPITAL FACILITY...................................................    24
   2.2    VENDOR WORKING CAPITAL FACILITY.......................................................    25
   2.3    CAPITALIZED INTEREST FACILITY.........................................................    25
   2.4    LETTERS OF CREDIT.....................................................................    25
   2.5    LOANS AND BORROWINGS..................................................................    30
   2.6    REQUESTS FOR BORROWINGS...............................................................    31
   2.7    FUNDING OF BORROWINGS.................................................................    34
   2.8    INTEREST ELECTIONS....................................................................    35
   2.9    TERMINATION AND REDUCTION OF, AND INCREASES IN, COMMITMENTS; FURTHER SYNDICATION......    36
   2.10   REPAYMENT OF LOANS....................................................................    39
   2.11   EVIDENCE OF DEBT......................................................................    39
   2.12   INTEREST..............................................................................    41
   2.13   ADDITIONAL INTEREST ON EURODOLLAR LOANS; INTEREST RATE DETERMINATIONS;
          ALTERNATE RATE OF INTEREST............................................................    43
   2.14   VOLUNTARY PREPAYMENTS.................................................................    43
   2.15   MANDATORY PREPAYMENTS.................................................................    44
   2.16   SYNDICATION...........................................................................    45

SECTION 3.  FEES; CONSIDERATION FOR QUALCOMM GUARANTY...........................................    45

   3.1    FEES..................................................................................    45
   3.2    CONSIDERATION FOR QUALCOMM GUARANTY...................................................    46

SECTION 4.  YIELD PROTECTION; PAYMENTS; TAXES; ETC..............................................    46

   4.1    INCREASED COSTS.......................................................................    46
   4.2    BREAK FUNDING PAYMENTS................................................................    47
   4.3    ILLEGALITY............................................................................    47
   4.4    TAXES.................................................................................    48
   4.5    PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS...........................    49
   4.6    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS........................................    51

SECTION 5.  CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT.................................    52

   5.1    CONDITIONS PRECEDENT TO THE INITIAL SYNDICATED WORKING CAPITAL LOANS AND THE
          FIRST LETTER OF CREDIT................................................................    52
   5.2    CONDITIONS PRECEDENT TO THE INITIAL VENDOR WORKING CAPITAL LOANS, THE INITIAL
          CAPITALIZED INTEREST LOANS, AND THE QUALCOMM SATISFACTION OF CONDITIONS PRECEDENT
          LETTER................................................................................    54
   5.3    FURTHER CONDITIONS PRECEDENT TO CERTAIN LOANS AND LETTERS OF CREDIT...................    57
   5.4    CONDITIONS PRECEDENT TO CAPITALIZED INTEREST LOANS AND TO CERTAIN TERM LOANS..........    57
   5.5    FURTHER CONDITIONS PRECEDENT TO SYNDICATED WORKING CAPITAL LOANS AND LETTERS OF
          CREDIT................................................................................    58

SECTION 6.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........................................    58

   6.1    SENIOR DEBT; NON-VENDOR FINANCING.....................................................    59
   6.2    APPROVALS.............................................................................    59
   6.3    CORPORATE STATUS......................................................................    59

                                                                                                   PAGE
                                                                                                   ----
   6.4    CORPORATE POWER AND AUTHORITY.........................................................    59
   6.5    VALID AND BINDING OBLIGATION..........................................................    59
   6.6    NO VIOLATION..........................................................................    60
   6.7    PERMITS...............................................................................    60
   6.8    FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC...............    60
   6.9    LITIGATION; LABOR DISPUTES............................................................    61
   6.10   TAX RETURNS AND PAYMENTS..............................................................    61
   6.11   CAPITALIZATION........................................................................    62
   6.12   SUBSIDIARIES..........................................................................    62
   6.13   COMPLIANCE WITH APPLICABLE LAW........................................................    63
   6.14   PROPERTY RIGHTS.......................................................................    63
   6.15   SINGLE-PURPOSE........................................................................    63
   6.16   FEES AND ENFORCEMENT..................................................................    63
   6.17   FOREIGN EXCHANGE APPROVALS............................................................    64
   6.18   LIENS.................................................................................    64
   6.19   TITLE.................................................................................    64
   6.20   LOAN DOCUMENTS........................................................................    64
   6.21   CERTAIN ANCILLARY SERVICES............................................................    65
   6.22   ENVIRONMENTAL MATTERS.................................................................    65
   6.23   INVESTMENT COMPANY ACT................................................................    65
   6.24   TRUE AND COMPLETE DISCLOSURE..........................................................    65
   6.25   NO ADDITIONAL FEES....................................................................    66
   6.26   USE OF PROCEEDS.......................................................................    66
   6.27   INSURANCE.............................................................................    66
   6.28   PRIVATE ACTIVITIES; IMMUNITY..........................................................    66
   6.29   NO SUBORDINATION......................................................................    67
   6.30   LICENSES..............................................................................    67
   6.31   OPERATOR AGREEMENTS...................................................................    67
   6.32   EMPLOYEE BENEFIT PLANS; EMPLOYMENT MATTERS............................................    67
   6.33   YEAR 2000.............................................................................    68
   6.34   INDEBTEDNESS..........................................................................    68
   6.35   BUDGET................................................................................    68

SECTION 7.  AFFIRMATIVE COVENANTS...............................................................    68

   7.1    INFORMATION COVENANTS.................................................................    69
   7.2    PERMITS; ENFORCEMENT OF TRANSACTION DOCUMENTS.........................................    72
   7.3    PROPER LEGAL FORM.....................................................................    73
   7.4    TRANSLATIONS..........................................................................    73
   7.5    NEW SUBSIDIARIES......................................................................    73
   7.6    CONSENTS, APPROVALS...................................................................    74
   7.7    USURY PERMIT..........................................................................    74

SECTION 8.  NEGATIVE COVENANTS..................................................................    74

   8.1    NO PREPAYMENTS........................................................................    74
   8.2    FUNDAMENTAL CHANGES...................................................................    74
   8.3    IMMUNITY..............................................................................    74
   8.4    ASSET SALES...........................................................................    75
   8.5    RESTRICTED PAYMENTS...................................................................    75

SECTION 9.  EVENTS OF DEFAULT...................................................................    75

   9.1    EVENTS OF DEFAULT.....................................................................    75
   9.2    REMEDIES..............................................................................    78
   9.3    EXERCISE OF REMEDIES..................................................................    78

                                                                                                   PAGE
                                                                                                   ----
SECTION 10. ADMINISTRATIVE AGENT................................................................    79

   10.1   APPOINTMENT OF ADMINISTRATIVE AGENT...................................................    79
   10.2   RIGHTS AND POWERS AS LENDER...........................................................    79
   10.3   DELEGATION OF DUTIES BY ADMINISTRATIVE AGENT..........................................    79
   10.4   LIABILITY OF ADMINISTRATIVE AGENT.....................................................    79
   10.5   RELIANCE BY ADMINISTRATIVE AGENT......................................................    80
   10.6   NON-RELIANCE BY LENDERS...............................................................    80
   10.7   INDEMNIFICATION.......................................................................    80
   10.8   SUCCESSOR ADMINISTRATIVE AGENT........................................................    81

SECTION 11. MISCELLANEOUS.......................................................................    81

   11.1   NOTICES...............................................................................    81
   11.2   WAIVERS; AMENDMENTS...................................................................    82
   11.3   EXPENSES, INDEMNITY, DAMAGE WAIVER....................................................    83
   11.4   SUCCESSORS AND ASSIGNS; PARTICIPATIONS................................................    84
   11.5   SURVIVAL..............................................................................    86
   11.6   COUNTERPARTS; INTEGRATION; EFFECTIVENESS..............................................    87
   11.7   RIGHT OF SET-OFF......................................................................    87
   11.8   SEVERABILITY..........................................................................    87
   11.9   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS............................    87
   11.10  WAIVER OF JURY TRIAL..................................................................    89
   11.11  HEADINGS..............................................................................    89
   11.12  CONFIDENTIALITY.......................................................................    89
   11.13  INTEREST RATE LIMITATION..............................................................    90
   11.14  CURRENCY OF PAYMENT...................................................................    90
   11.15  JUDGMENT CURRENCY.....................................................................    90
   11.16  ENGLISH LANGUAGE......................................................................    90
   11.17  REINSTATEMENT.........................................................................    91
   11.18  QUALCOMM RIGHT OF SUBROGATION.........................................................    91
   11.19  NO THIRD-PARTY BENEFICIARIES..........................................................    91

                                        EXHIBITS

Exhibit A                          Form of Pagare
Exhibit B-1                        Form of Borrowing Request
Exhibit B-2                        Form of Budget Breakdown Certificate
Exhibit C                          Form of Capitalized Interest Loan Request
Exhibit D                          Form of Interest  Election Request
Exhibit E                          Form of Assignment and Assumption Agreement
Exhibit F                          Amendment No. 1 to Common Agreement
Exhibit G                          Amendment No. 1 to QUALCOMM Credit Agreement
Exhibit H                          Form of Administrative Questionnaire

                                        SCHEDULES

Schedule 2.1                       Syndicated Working Capital Commitments
Schedule 2.2                       Vendor Working Capital Commitments
Schedule 2.3                       Capitalized Interest Commitments
Schedule 6.10                      Withholding Taxes
Schedule 6.11                      Capitalization
Schedule 6.16                      Unpaid Taxes
Schedule 6.22                      Environmental Matters
Schedule 6.25                      Broker's Fees
Schedule 6.30                      Licenses
Schedule 6.34                      Indebtedness

                              BRIDGE LOAN AGREEMENT

       This BRIDGE LOAN AGREEMENT (this "Agreement"), dated as of May 27, 1999, among PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Borrower"), PEGASO TELECOMUNICACIONES, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, PEGASO RECURSOS HUMANOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, QUALCOMM INCORPORATED, a corporation organized under the laws of Delaware, ("QUALCOMM") and the Syndicated Lenders (as defined below) from time to time party hereto (each Syndicated Lender, together with QUALCOMM, a "Lender" and, collectively, "Lenders"), CITIBANK, N.A., a national banking association, in its capacity as administrative agent for Lenders ("Administrative Agent"), SOCIETE GENERALE, as Syndication Agent, and ABN AMRO BANK N.V., as Documentation Agent.

                                   WITNESSETH

              A. Borrower desires to obtain from the Working Capital Lenders (as defined below) Working Capital Facilities (as defined below) in the aggregate principal amount of up to One Hundred Million Dollars ($100,000,000) for the purposes of financing Borrower's working capital needs and for capital expenditures and other purposes, all as more particularly described below;

              B. Borrower desires to obtain from the Capitalized Interest Lenders (as defined below) a credit facility to finance the interest payments, when and as due, under the Working Capital Facilities, in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000), all as more particularly described below; and

              C. Lenders are willing to supply such financing subject to the terms and conditions and in reliance on the representations and warranties set forth in this Agreement and the other documents executed in connection herewith;

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth below, Borrower, Lenders and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

       1.1 Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the referenced provision following such term:

              "Additional Lender" shall have the meaning assigned in Section 2.9(f).

              "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

              "Administrative Agent's Account" shall mean such account located in New York, New York as is specified in writing by Administrative Agent to Borrower and Lenders from time to time.

              "Administrative Agent's Fee Letter" shall mean that letter agreement dated the date hereof by and between Borrower and Administrative Agent regarding payment of fees in connection with Administrative Agent's duties in its capacity as Administrative Agent.

              "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly controls, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such person and (ii) each member of the Borrower Group and each of their respective Affiliates shall be deemed to be an Affiliate of each other member of the Borrower Group.

              "Agreement" shall mean this Bridge Loan Agreement, as the same may be from time to time further modified, amended, supplemented or restated.

              "Alcatel" shall mean Alcatel, a corporation duly organized under the laws of France.

              "Alcatel Credit Agreement" shall mean the Credit Agreement, dated as of December 15, 1998, among Borrower, the lenders thereunder and Citibank International plc, as Alcatel Administrative Agent.

              "Applicable Law" shall mean any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Permit, or any published directive, guideline, requirement or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, binding on a given Person whether in effect as of the date hereof or as of any date thereafter, including all applicable Environmental Laws.

              "Applicable Margin" shall mean (i) for Eurodollar Loans, six percent (6%); and (ii) for Base Rate Loans, five percent (5%); provided that in each case, the Applicable Margin shall increase by one-half of one percent (0.5%) on each Interest Adjustment Date.

              "Assignment Agreement" shall mean the Assignment and Assumption Agreement in the form of Exhibit E (appropriately completed).

              "Authorized Officer" shall mean, with respect to any Person, the Managing Director, the President, the Vice President, the Chief Financial Officer, the Assistant Vice President, the Treasurer, the Assistant Treasurer or equivalent officers of such Person and, with respect to Borrower, shall include any officer or representative holding any of the foregoing positions (or their equivalent) whose name appears on a certificate of incumbency delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended, supplemented or replaced from time to time to identify names of the individuals then holding such offices or the names of such representatives and the capacity in which they are acting.

              "Availability Period" shall mean, for any Lender, (i) with respect to such Lender's Syndicated Working Capital Commitment, the period from the Closing Date until the Commitment Termination Date applicable to the Syndicated Working Capital Facility, (ii) with respect to such Lender's Vendor Working Capital Commitment, the period from (A) the date that is 90 days after the Closing Date, if such Lender is QUALCOMM, or such earlier date as QUALCOMM may elect by written notice to Borrower and Administrative Agent, or (B) the Closing Date, if such Lender is an Additional Lender acquiring such Vendor Working Capital Commitment in accordance with Section 2.9(f), until, in each case, the Commitment Termination Date applicable to the Vendor Working Capital Facility,
(iii) with respect to such Lender's Term Loan Commitment, the Commitment Termination Date applicable to the Syndicated Working Capital Facility, and (iv) with respect to such Lender's Capitalized Interest Commitment, the period from the Closing Date until the Commitment Termination Date applicable to the Capitalized Interest Facility.

              "Base Rate" shall mean, for any period, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

              (a) the rate of interest announced publicly by Citibank in New York, New York from time to time as Citibank's base rate; and

              (b) 1/2 of one percent per annum above the Federal Funds Rate for such period.

              "Base Rate Loan" shall mean any Loan bearing interest at the Base Rate.

              "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

              "Borrower Group" shall mean (i) Borrower, (ii) Holdings, (iii) Pegaso PCS, (iv) Personnel Co. (v) the respective Subsidiaries of each of the foregoing in existence as of the

Closing Date, and (vi) any Subsidiary of any of the foregoing which is formed, established, purchased or acquired after the Closing Date as described in
Section 7.5. Any reference to a "member" or to a "member of the Borrower Group" shall mean one or more of the Persons described in clause (i) through (vi) of this definition.

              "Borrower Obligations" shall mean all obligations of Borrower now existing or hereinafter arising, direct or indirect, absolute or contingent, due or to become due, under this Agreement, the Pagares or any other Loan Document to which Borrower is a party, including, without duplication, (i) payment of the principal of and interest on the Loans and the reimbursement obligations of Borrower in connection with the Letters of Credit, (ii) payment of all fees, expenses, indemnities and other amounts under the Loan Documents, and (iii) all other obligations, duties and liabilities of Borrower under or in connection with the Loan Documents (whether or not evidenced by any note, bond or other instrument and whether or not for the payment of money).

              "Borrowing" shall mean the incurrence by Borrower of Loans of the same Type, on the same date, and under the same Facility, and, in the case of Eurodollar Loans, having the same Interest Period.

              "Borrowing Request" shall mean a request by Borrower for a Borrowing in accordance with Section 2.6.

              "Budget" shall mean the Initial Budget, as the same shall be updated by Borrower with the prior written consent of QUALCOMM.

              "Budget Breakdown" shall have the meaning assigned in Section 2.6(b).

              "Business" shall mean the business of development, operation and use of the Licenses (and, subject to the terms and conditions set forth in the Vendor Facilities, other new licenses and/or concessions issued to any member of the Borrower Group) and pursuant thereto the installation and operation of terrestrial-based wireless telecommunications systems in Mexico and, to the extent integral to such wireless terrestrial-based telecommunications systems, long-distance telecommunications systems in Mexico.

              "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City or in the Federal District of Mexico; provided that, when used in conjunction with any Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

              "Business Plan" shall mean the Business Plan dated as of March 19, 1999, as updated from time to time as provided in Section 7.1(d).

              "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

              "Capital Stock" of any Person shall mean any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the common or preferred equity or preference share capital of such Person, including partnership interests.

              "Capitalized Interest Commitment" shall mean, with respect to each Capitalized Interest Lender, the amount set forth on Schedule 2.3 as such Lender's "Capitalized Interest Commitment," as such amount may be adjusted from time to time pursuant to the terms of this Agreement.

              "Capitalized Interest Commitment Percentage" shall mean, with respect to any Capitalized Interest Lender, the percentage equivalent of such Lender's Capitalized Interest Commitment divided by the Total Capitalized Interest Commitment.

              "Capitalized Interest Facility" shall mean the extension of credit to Borrower by the Capitalized Interest Lenders as set forth in Section 2.3.

              "Capitalized Interest Lenders" shall mean any Lender having a Capitalized Interest Commitment.

              "Capitalized Interest Loans" shall mean loans made to Borrower by Capitalized Interest Lenders under the Capitalized Interest Facility pursuant to this Agreement.

              "Capitalized Interest Loan Request" shall have the meaning set forth in Section 2.6(c).

              "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of any Person in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

              "Cash Flow Forecast" shall mean the Initial Cash Flow Forecast, as the same shall be updated as required pursuant to Section 7.1(e).

              "Change of Control" shall mean (i) the failure at any time and for any reason prior to the consummation of a Qualified Public Offering of (a) the Original Mexican Shareholders to own at least 51% of the voting Capital Stock of Holdings, or (b) Leap to own, directly or indirectly through a wholly-owned Subsidiary, at least 20% of the Capital Stock of Holdings, or (ii) at any time after the consummation of a Qualified Public Offering, any transaction or series of transactions whereby (A) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, of voting Capital Stock of Holdings representing 35% or more of the combined voting power of all voting stock of Holdings, or (B) during any period of 18 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 18 month period were directors of Holdings, together with such directors who are approved by directors who were directors at the beginning of such period, shall cease for any reason to constitute a majority of board of directors of Holdings; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings, or (iv) the failure for any reason of Holdings to own (beneficially and of record) all of the Capital Stock of each of Borrower, Pegaso, PCS and Personnel Co. (other than one share of such Capital Stock which is owned, and shall continue to be owned, by another member of the Borrower Group). Notwithstanding the foregoing, any such transaction or series of transactions described in clause (ii) above shall not constitute a Change of Control if the Original Mexican Shareholders, Leap and their wholly-owned Subsidiaries continue to own, directly or indirectly, in the aggregate a greater percentage of the voting Capital Stock of Holdings than any other Person or two or more Persons acting in concert.

              "Charter Documents" shall mean, with respect to any Person, the articles of incorporation, by-laws, partnership agreements or such other documents or instruments which are required to be registered or lodged in the place of incorporation or organization of such Person and which establish the legal existence of such Person. With respect to Holdings, the term "Charter Documents" shall also include the Joint Venture Agreement.

              "Citibank" shall mean Citibank, N.A., a national banking association.

              "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Syndicated Working Capital Loans, Term Loans, Vendor Working Capital Loans or Capitalized Interest Loans.

              "Closing Date" shall mean the date upon which each condition set forth in Section 5.1 has been satisfied, or waived by each Lender.

              "Commitment" shall mean, (a) with respect to each Syndicated Lender, its Syndicated Working Capital Commitment or its Term Loan Commitment, as the case may be, (b) with respect to each Vendor Working Capital Lender, its Vendor Working Capital Commitment, and (c) with respect to each Capitalized Interest Lender, its Capitalized Interest Commitment.

              "Commitment Termination Date" shall mean, for any Lender, (a) with respect to such Lender's Syndicated Working Capital Commitment, the date that is 364 days after Closing Date, subject to Section 2.10(b), (b) with respect to such Lender's Vendor Working Capital Commitment, the Scheduled Maturity Date, and (c) with respect to such Lender's Capitalized Interest Commitment, the Scheduled Maturity Date; provided, in each case, that if any such date is not a Business Day, the relevant Commitment Termination Date for such Lender shall be the immediately preceding Business Day. When the term "Commitment Termination Date" is used in this Agreement without reference to any particular Lender or Facility, such term shall, in such instance, be deemed to be a reference to the latest Commitment Termination Date of any of the Lenders under any Facilities then in effect hereunder.

              "Common Agreement" shall mean the Common Agreement dated as of December 15, 1998 among each member of the Borrower Group, Citibank N.A., as Intercreditor Agent, Citibank Mexico, S.A., Grupo Financiero Citibank, as Collateral Agent, Citibank International plc, as Alcatel Administrative Agent, and ABN AMRO Bank N.V., as QUALCOMM Administrative Agent.

              "Contingent Obligations" shall mean as to any Person any obligation of such Person Guaranteeing or intending to Guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure, indemnify or hold harmless the owner of such primary obligation against loss in respect thereof (other than indemnity obligations arising in the ordinary course of business), provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith.

              "Counter-Guarantors" shall mean collectively Leap and Alejandro Burillo Azcarraga.

              "Counter-Guaranties" shall mean collectively each of those guaranty agreements, dated as of the date hereof, executed by the Counter-Guarantors, respectively, in favor of QUALCOMM.

              "Covered Pops" shall mean, as of any date of determination, Pops for those geographical areas as to which (a) Borrower has the right under valid, enforceable and effective Licenses owned by Borrower to provide PCS and WLL services, and (b) Borrower has, as of such date of determination, constructed or intends to construct facilities to provide such services.

              "Deemed Capitalized Interest Loan Request" shall have the meaning set forth in Section 2.6(c).

              "Default" shall mean any event, act or condition which, with the giving of notice, lapse of time, fulfillment of any condition or any combination thereof, would become an Event of Default.

              "Dollars" or "$" shall mean the lawful currency of the United States.

              "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, which is acting through a branch or agency located in the United States; which, in each case (under clauses (i) and (ii) above) has a combined capital and surplus of at least two hundred million dollars ($200,000,000); (iii) a Person that is primarily engaged in the business of banking and that is a Lender or a Subsidiary or Affiliate of a Lender; or (iv) a finance company, financial institution, fund or any other Person that has a combined capital and surplus of at least two hundred million dollars ($200,000,000) and is approved in writing by Administrative Agent and QUALCOMM (which approval shall not be unreasonably withheld); provided, however, that none of the Borrower Group or their respective Affiliates (other than Affiliates that are commercial banks, finance companies, financial institution or funds that would otherwise qualify hereunder) shall qualify as an Eligible Assignee.

              "Environmental Claims" shall mean, with respect to any Person, any notice, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication (whether written or oral) by any other Person alleging or asserting such Person's liability (contingent or otherwise) for investigatory costs, cleanup or environmental remediation costs, governmental response costs, damages to natural resources or other property of such Person, personal injuries, fines or penalties arising out of, based on or directly or indirectly resulting from (i) the generation, presence, use, handling, transportation, storage, treatment, disposal or release or threatened release into the environment of any Hazardous Material at any location, whether or not owned by such Person, (ii) exposure to any Hazardous Materials, (iii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iv) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. The term "Environmental Claim" shall include, (a) any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

              "Environmental Law" shall mean any statute, law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice, policy having the force of law, or binding agreement issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

              "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

              "Eurodollar Loan" shall mean any Loan bearing interest at the Eurodollar Rate.

              "Eurodollar Rate" shall mean, for any Interest Period for each Eurodollar Loan, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Page 3750 as of 11:00 A.M. (London time) on the date (as to any Interest Period, the "Determination Date") that is two Business Days before the first day of such Interest Period, as LIBOR for a period equal to such Interest Period. In the event that Telerate Page 3750 shall cease to report such LIBOR or, in the reasonable judgement of the Required Syndicated Lenders, shall cease to accurately reflect such LIBOR, then the "Eurodollar Rate" with respect to such Interest Period for such Eurodollar Loan shall be the rate per annum equal to the average of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to leading banks in the London interbank market at 11:00 A.M. (London time) on the Determination Date in an amount substantially equal to such Reference Bank's Eurodollar Loan comprising part of the related Borrowing and for a period equal to such Interest Period or, if no Reference Bank has a Eurodollar Loan constituting part of the related Borrowing, the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to leading banks in the London interbank market at 11:00 A.M. (London time) on the Determination Date in an amount substantially equal to the aggregate of all Eurodollar Loans constituting part of the related Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Loan shall be determined by Administrative Agent on the basis of the applicable rate appearing on Telerate Page 3750 as aforesaid (or the applicable rates furnished to and received by Administrative Agent from the Reference Banks) on the Determination Date for such Interest Period, subject, however, to the provisions of Section 2.13.

              "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Borrowing shall mean the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

              "Event of Default" shall have the meaning set forth in Section
9.1.

              "Excluded Taxes" shall mean, with respect to Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 4.6(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 4.4(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 4.4(a).

              "Existing Equity" shall mean the equity capital contributed to Holdings by the Existing Shareholders and the New Shareholders (in consideration for Capital Stock of Holdings issued to such shareholders) prior to the Closing Date.

              "Existing Equity Commitments" shall mean (i) the commitments of the Original Mexican Shareholders as set forth in Article III of the Joint Venture Agreement and in resolutions adopted at various shareholder meetings pursuant to which such Persons have become obligated to contribute specified amounts of equity capital to Holdings on or prior to the dates specified therein in consideration for Capital Stock to be issued by Holdings and (ii) any obligation of Alcatel existing or under negotiation on the date hereof to purchase equity capital of Holdings.

              "Existing Shareholders" shall have the meaning set forth in the Joint Venture Agreement.

              "Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure, if any, at such time.

              "Facility" shall mean, respectively, each of the Syndicated Working Capital Facility, the Vendor Working Capital Facility, and the Capitalized Interest Facility.

              "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

              "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.1.

              "Fiscal Year" shall mean the accounting year of any member of the Borrower Group, as the case may be.

              "Foreign Lender" shall mean any Lender (other than QUALCOMM) that is organized under the laws of a jurisdiction other than Mexico.

              "GAAP" shall mean generally accepted accounting principles in Mexico as in effect from time to time, it being understood and agreed that determinations in accordance with GAAP (i) for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 1.3 and shall include U.S. GAAP reconciliations, and (ii) for the purposes of any other Section, to the extent that GAAP is limited, qualified or modified in any such particular Section of this Agreement, such determinations are subject to such limitations, qualifications or modifications as are set forth in such Section (but only as applied to such Section).

              "Good Faith Contest" shall mean, with respect to the payment of Taxes or any other claims or liabilities by any Person, the satisfaction of each of the following conditions: (i) the validity or amount thereof is being diligently contested in good faith by such Person by appropriate proceedings timely instituted, (ii) during the period of such contest, the enforcement of any contested item is effectively stayed, (iii) during the period of such contest, such Person maintains sufficient reserves for the payment of such Taxes or other claims or liabilities if determined adversely, and (iv) such contest and any resultant failure to pay or discharge the claimed or assessed amount is not reasonably likely to have a Material Adverse Effect.

              "Government of Mexico" shall mean the Government of Mexico, including any instrumentality, subdivision, authority, agency, ministry or statutory or legal entity or person (whether autonomous or not) thereof.

              "Governmental Authority" shall mean the government of the United States, Mexico or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "GTE" shall mean GTE Data Services Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

              "GTE Deferred Fee" shall mean the portion of the fee payable to Leap Wireless Mexico pursuant to the Operator Agreement the payment of which is deferred in connection with a possible investment by GTE Corporation, or any of its affiliates, in Borrower.

              "GTE Operator Agreement" shall mean the Management and Operator Agreement between Leap Wireless Mexico and GTE.

              "Guarantors" shall mean (i) Pegaso PCS, (ii) Personnel Co. (iii) Holdings, and (iv) any other Subsidiary of a member of the Borrower Group executing a Guaranty Agreement as required by Section 7.5.

              "Guaranty" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (iii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guaranty" shall not include (x) endorsements for collection or deposit in the ordinary course of business, or (y) indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb has a correlative meaning.

              "Guaranty Agreements" shall mean any agreement by which a Guarantor Guarantees the obligations of Borrower under this Agreement, including the Pegaso Guaranty Agreement.

              "Guaranty Fee" shall have the meaning set forth in the QUALCOMM Guaranty.

              "Guaranty Trust Agreement" shall mean the Irrevocable Administration and Guaranty Trust Agreement executed by the Counter-Guarantors and the trustee thereunder, with respect to the Stock Options granted to the Counter-Guarantors.

              "Hazardous Materials" shall mean (i) all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, (ii) any other chemicals, materials or substances defined as or included in the definition "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wasted," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law and (iii) any other chemical, material, substance or waste of any nature regulated pursuant to any Environmental Law.

              "Holdings" shall mean Pegaso Telecomunicaciones, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

              "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, other than the GTE Deferred Fee and trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable (and are paid) within 90 days of the date the respective goods are delivered or the respective services are rendered, (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) the currently available amount of all letters of credit issued for the account of such Person and all outstanding reimbursement obligations with respect to such letters of credit,
(v) all liabilities secured by any Lien on any property owned by such Person,
(vi) any Guaranty of Indebtedness by such Person, (vii) all obligations under trade or bankers' acceptances, (viii) Capitalized Lease Obligations, (ix) all net obligations under agreements providing for swaps, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest or the convertibility of currency, (x) all obligations under any conditional sale agreement or other title retention agreement and (xi) all Contingent Obligations of such Person.

              "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

              "Independent Accountant" shall mean PricewaterhouseCoopers LLP or any replacement therefor of international recognized standing appointed by the Borrower Group.

              "Initial Budget" shall mean the Borrower Group's budget for the 18-month period commencing on the Closing Date in form and substance satisfactory to QUALCOMM, which shall set forth the aggregate projected expenditures of the Borrower Group for each Permitted Usage Category set forth therein for the eighteen (18) months following the Closing Date.

              "Initial Cash Flow Forecast" shall mean the Borrower Group's cash flow forecast for the six month period beginning April 1, 1999, in form and substance reasonably satisfactory to QUALCOMM.

              "Interest Adjustment Date" shall mean (i) the date that is on the one-year anniversary of the Closing Date, and (ii) each date, prior to, but not including, the Scheduled Maturity Date, that is ninety (90) days following the previous Interest Adjustment Date.

              "Interest Election Request" shall mean a request by Borrower to convert or continue a Borrowing in accordance with Section 2.8.

              "Interest Payment Date" shall mean each date on which interest is payable on the Loans.

              "Interest Period" shall mean, with respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, three or six months thereafter, as Borrower may elect in the applicable Interest Election Request; provided that:

              (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

              (b) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of the appropriate subsequent calendar month;

              (c) no Interest Period with respect to a Eurodollar Loan of any Facility shall end after the Commitment Termination Date for such Facility;

              (d) no Interest Period applicable to a Eurodollar Loan shall have a duration of less than one month, and if any Interest Period applicable to such Eurodollar Loan would be for a shorter period, such Interest Period shall not be available hereunder; and

              (e) subject to the foregoing clauses (a) through (d), until the earlier of (i) ninety (90) days after the Closing Date and (ii) the date on which the Total Syndicated Working Capital Commitment is increased pursuant to
Section 2.9(f) up to $100,000,000, the Interest Period with respect to each Eurodollar Loan shall be the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one month thereafter.

              "Investment Company Act of 1940" shall mean the U.S. Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

              "Issuing Bank" shall mean Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.4(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

              "Joint Venture Agreement" shall mean the Joint Venture Agreement, entered into as of July 16, 1998 by and among the Pegaso Comunicaciones y Servicios, S.A. de C.V., Corporativo del Valle de Mexico, S.A. de C.V., Alejandro Burillo Azcarraga, Leap Mexico, Holdings, International Equity Investments, Inc., NI MEDIA EQUITY, LLC, and LAIF X Ltd., as in effect on the Closing Date.

              "Judgment Currency" shall have the meaning set forth in Section 11.15.

              "LC Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

              "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of Borrower at such time. The LC Exposure of any Syndicated Lender at any time shall be its Syndicated Working Capital Commitment Percentage of the total LC Exposure at such time.

              "Leap" shall mean Leap Wireless International, Inc., a corporation organized under the laws of Delaware.

              "Leap Wireless Mexico" shall mean Leap Wireless Mexico S.A. de C.V., a corporation organized under the laws of Mexico.

              "Leap Mexico" shall mean Leap PCS Mexico, Inc., a corporation organized under the laws of California, formerly known as QUALCOMM PCS Mexico, Inc.

              "Lenders" shall mean the Syndicated Lenders, the Capitalized Interest Lender and the Vendor Working Capital Lender and any other Person that shall have become a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

              "Letter of Credit" shall mean any letter of credit issued pursuant to this Agreement.

              "LIBOR" shall mean the rate at which deposits in U.S. dollars are offered to leading banks in the London interbank market.

              "Licenses" shall mean the Frequency Band Concessions (as defined in the Common Agreement) and the Telecommunication Networks Concession (as defined in the Common Agreement) and any other licenses granted to the Borrower by the Secretaria de Comunicaciones y Transportes in connection with the Business.

              "Lien" shall mean any security interest, mortgage, pledge, assignment by way of security, charge, lease, easement, servitude, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever including (i) any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing, and (ii) any designation (except as contemplated by this Agreement) of loss payees or beneficiaries or any similar arrangement under any insurance contract.

              "Loan" shall mean a Syndicated Working Capital Loan, a Vendor Working Capital Loan, or a Capitalized Interest Loan, and "Loans" shall mean all of such loans, collectively, unless the context otherwise requires.

              "Loan Document Currency" shall have the meaning set forth in
Section 11.14.

              "Loan Documents" shall mean, collectively, the following agreements and instruments: (i) this Agreement, (ii) the Pagares, (iii) each Guaranty Agreement, (iv) the Reimbursement Agreement, (v) Administrative Agent's Fee Letter, (vi) the QUALCOMM Fee Letter, (vii) the Stock Options, (viii) any Letter of Credit or related Letter of Credit application, (ix) the QUALCOMM Guaranty, (x) an agreement dated as of the Closing Date among QUALCOMM and the members of the Borrower Group regarding the waiver of certain conditions under
Section 5.2, and (xi) any other agreements or instruments that may be executed and delivered in favor of Administrative Agent or one or more Lenders pursuant to or in connection with this Agreement or any of the above-listed documents.

              "Material Adverse Effect" shall mean an event, circumstance, occurrence or condition which has caused or could reasonably be expected to cause, as of any date of determination, a material and adverse effect on (i) the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Borrower Group (taken as a whole), (ii) the ability of Borrower to perform Borrower Obligations or the ability of the Borrower Group (taken as a whole) to perform its (or their) material Obligations under the Loan Documents (including its (or their) ability to pay its (or their) obligations under the Loan Documents as such obligations become due), (iii) the legality, validity or enforceability of any of the Loan Documents or (iv) the rights of or benefits available to the Lenders under the Loan Documents; provided, however, that, after the Closing Date, clause (ii) of this definition shall apply only for purposes of Sections 5.3(c) and 9.1(k).

              "Maturity" or "maturity" shall mean the earlier of (i) the Scheduled Maturity Date and (ii) the date on which (A) the Loans have been accelerated pursuant to Section 9.2 or (B) the Loans have been prepaid in full and the Commitments terminated pursuant to this Agreement.

              "Mexico" shall mean the United Mexican States.

              "New Shareholders" shall have the meaning set forth in the Joint Venture Agreement.

              "Obligation Currency" shall have the meaning set forth in Section 11.15.

              "Obligations" shall mean all Borrower Obligations and all other obligations of members of the Borrower Group now existing or hereinafter arising, direct or indirect, absolute or contingent, due or to become due, under any of the Loan Documents, including, without duplication, (i) the principal of and interest on the Loans, the reimbursement obligations of Borrower in connection with Letters of Credit, the reimbursement obligations of the Borrower Group pursuant to the Reimbursement Agreement and all other obligations, advances, debts and liabilities of members of the Borrower Group, including indemnities, and fees and interest incurred under, arising out of or in connection with the this Agreement or any other Loan Document (whether or not evidenced by any note, bond or other instrument and whether or not for the payment of money), (ii) the obligations of Borrower to make deposits to the cash collateral account described in Section 2.4(j), and (iii) the expenses of any exercise by Administrative Agent or any Lender of its rights or remedies under this Agreement or any other Loan Document, together with attorneys' fees and court costs.

              "Operator Agreement" shall mean the Management and Operator Agreement between Borrower and Leap Wireless Mexico.

              "Original Mexican Shareholders" shall mean Pegaso Comunicaciones y Servicios, S.A. de C.V., Corporativo del Valle de Mexico, S. A. de C. V. and Alejandro Burillo Azcarraga.

              "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

              "Pagare" or "Pagares" shall have the meaning set forth in Section 2.11(d).

              "Pegaso Guaranty Agreement" shall mean the Guaranty Agreement dated as of the Closing Date as executed by each of the Guarantors in favor of Administrative Agent for the benefit and on behalf of Lenders.

              "Pegaso PCS" shall mean Pegaso PCS, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

              "Permit" shall have the meaning set forth in Section 6.7.

              "Permitted Lien" shall have the meaning set forth in Section 6.01 of the Common Agreement as in effect on the date hereof.

              "Permitted Usage Category" shall mean one or more of the following categories of expenditures, as the context shall require: (i) network operating expenses, general and administrative expenses, sales and marketing expenses, Taxes and interest expense (except that no proceeds of Syndicated Working Capital Loans may be used to pay any interest due on any Loans under this Agreement or the Pagares), other than handset purchases (ii) handset purchases, (iii) capital expenditures not financed under the Vendor Facilities and (iv) all amounts due and payable on the Closing Date under the QUALCOMM Bridge Notes, and any other non-interest financing costs and expenses payable under or in connection with the Loan Documents.

              "Person" shall mean any natural person, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

              "Personnel Co." shall mean Pegaso Recursos Humanos, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

              "Pesos" or "Ps." shall mean the lawful currency of Mexico.

              "Pops" shall mean population, as based on specific population estimates of geographic areas as determined in accordance with those population estimates provided by Comision Federal de Telecomunicaciones of Mexico in connection with the bidding for and award of the Licenses.

              "QUALCOMM" shall mean QUALCOMM Incorporated, a corporation organized under the laws of Delaware.

              "QUALCOMM Bridge Notes" shall mean the pagares dated April 16, 1999 and April 29, 1999, each between Borrower and QUALCOMM, evidencing loans by QUALCOMM to Borrower in the aggregate principal amount of $20,119,444.

              "QUALCOMM Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of December 15, 1998, between Borrower, the lenders thereunder and ABN AMRO Bank N.V., as QUALCOMM Administrative Agent.

              "QUALCOMM Event" shall mean, so long (i) as any Obligations owing to Administrative Agent or any Syndicated Lender remain unpaid or unsatisfied,
(ii) any Syndicated Working Capital Loans, Term Loans or Letters of Credit remain outstanding, or (iii) any Syndicated Lender has any Commitment or any Exposure under this Agreement, any of the following: (a) any event constituting a "Guarantor Event of Default" under the QUALCOMM Guaranty; (b) any actual or purported repudiation, revocation or rescission by QUALCOMM of the QUALCOMM Guaranty, or QUALCOMM's obligations under the QUALCOMM Guaranty; or (c) the QUALCOMM Guaranty shall cease to remain in full force and effect.

              "QUALCOMM Fee Letter" shall mean that letter agreement dated the date hereof by and among the Borrower Group and QUALCOMM regarding the payment of fees and other compensation in connection with the delivery by QUALCOMM of the QUALCOMM Guaranty.

              "QUALCOMM Guaranty" shall mean that Guaranty Agreement, dated as of the date hereof, between QUALCOMM and Administrative Agent pursuant to which QUALCOMM has guaranteed the obligations of Borrower under this Agreement and the Pagares as therein provided.

              "Qualified Public Offering" shall mean a public offering of common stock of Holdings, (i) in which the offering is made by Holdings and the proceeds are to used by Holdings in its Business, (ii) the amount received by Holdings (net of commissions, discounts and expenses) is not less than $75,000,000, and (iii) such offering results in the common stock (or depository receipts with respect thereto) of Holdings being listed on a national securities market in the United States or in the European Union.

              "Reference Banks" shall mean Citibank, ABN AMRO Bank N.V. and Societe Generale.

              "Register" shall have the meaning provided in Section 11.4(c).

              "Registered Financial Institution" shall mean a bank or other financial institution duly registered in the Registry of Foreign Banks of Mexico, Financing Entities, Pension Funds and Investments Funds.

              "Registration Rights Agreements" shall mean the Registration Rights Agreement dated as of July 16, 1998 by and among Holdings and the Sponsors as amended as of the date hereof.

              "Reimbursement Agreement" shall mean that Reimbursement Agreement dated as of the date hereof by and among the members of the Borrower Group and QUALCOMM, with respect to Borrower's reimbursement obligations to QUALCOMM in connection with any payments made by QUALCOMM under the QUALCOMM Guaranty.

              "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

              "Required Capitalized Interest Lenders" shall mean, at any time, the Capitalized Interest Lenders having Exposures under the Capitalized Interest Facility and unused Capitalized Interest Commitments representing at least 51% of the sum of the total Exposures under the Capitalized Interest Facility and unused Capitalized Interest Commitments of all Capitalized Interest Lenders at such time.

              "Required Lenders" shall mean, at any time, all of the following:
(a) the Required Syndicated Lenders, (b) the Required Vendor Working Capital Lenders, and (c) the Required Capitalized Interest Lenders.

              "Required Syndicated Lenders" shall mean, at any time, the Syndicated Lenders having Exposures under the Working Capital Facility and unused Working Capital Commitments (or, following the Commitment Termination Date, Term Loans) representing at least 51% of the sum of the total Exposures under the Working Capital Facility and unused Working Capital Commitments (or, following the Commitment Termination Date, Term Loans) of all Syndicated Lenders at such time; provided, however, that references to "Required Syndicated Lenders" shall be deemed to be references to "Required Lenders" (and clause (a) of the definition of "Required Lenders" shall be disregarded) if (i) the Exposures of all Syndicated Lenders shall have been reduced to zero, (ii) all Syndicated Working Capital Commitments, all Term Loan Commitments and all LC Exposures shall have been terminated, (iii) all Syndicated Working Capital Loans and all Term Loans shall have been repaid, (iv) no Letters of Credit shall be outstanding, and (v) all other Obligations payable to any Syndicated Lender or to the Administrative Agent shall have been paid in full.

              "Required Vendor Working Capital Lenders" shall mean, at any time, the Vendor Working Capital Lenders having Exposures under the Vendor Working Capital Facility and unused Working Capital Commitments representing at least 51% of the sum of the total Exposures under the Vendor Working Capital Facility and unused Working Capital Commitments of all Vendor Working Capital Lenders at such time.

              "Responsible Officer" shall mean, with respect to any member of the Borrower Group, the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or General Counsel of such member, or any Person having a similar function.

              "Satisfaction of QUALCOMM Conditions Precedent Letter" shall mean that letter of QUALCOMM to Administrative Agent indicating that the conditions precedent set forth in Section 5.2 and 5.3 have occurred or been waived, in each case to the satisfaction of QUALCOMM.

              "SEC" shall mean the U.S. Securities and Exchange Commission.

              "Scheduled Maturity Date" shall mean the date that is 18 months after the Closing Date; provided, that if such date is not a Business Day, the Scheduled Maturity Date shall be the immediately preceding Business Day.

              "Senior Indebtedness" shall have the meaning set forth in Annex A to the Common Agreement as in effect on the date hereof .

              "Sponsors" shall mean collectively all of the shareholders of Holdings, which as of the date hereof are Leap Mexico, the Original Mexican Shareholders and the New Shareholders.

              "Sponsors Negative Pledge Agreement" shall mean the Negative Pledge Agreement, dated as of April 12, 1999, pursuant to which each of the Sponsors has agreed not to grant a Lien to any third party on the Capital Stock of Holdings held by such Sponsor, to the extent provided therein.

              "Stock Options" shall mean collectively the Stock Option Agreements of even date herewith granted by Holdings in favor of QUALCOMM and each of the Counter-Guarantors.

              "Subsidiary" shall mean, for any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other managers are at the time owned or controlled by such first Person or one or more Subsidiaries of such first Person or any combination thereof.

              "Syndicated Lender" shall mean any Lender having a Syndicated Working Capital Commitment or a Term Loan Commitment.

              "Syndicated Working Capital Commitment" shall mean, with respect to each Syndicated Lender, the amount set forth on Schedule 2.1 as such Syndicated Lender's "Syndicated Working Capital Commitment", as such amount may be adjusted from time to time pursuant to the terms of this Agreement.

              "Syndicated Working Capital Commitment Percentage" shall mean, with respect to any Syndicated Lender, the percentage equivalent of such Syndicated Lender's Syndicated Working Capital Commitment divided by either (a) if the Term-Out Option shall not have become effective for any reason, the Total Syndicated Working Capital Commitment or (b) if, subject to the terms and conditions hereof, the Term-Out Option shall have become effective, the Total Term Loan Commitment.

              "Syndicated Working Capital Facility" shall mean the extension of credit to Borrower by the Syndicated Lenders as set forth in Section 2.1.

              "Syndicated Working Capital Loans" shall mean loans made to Borrower by the Syndicated Lenders under the Syndicated Working Capital Facility pursuant to this Agreement, as described in clause (a) of Section 2.1.

              "Syndication" shall have the meaning assigned in Section 2.16.

              "System" shall mean the wireless broadband PCS system to be constructed and rolled out by the Borrower Group pursuant to the Business Plan.

              "Taxes" shall mean all taxes of every kind (including gross and net income, gross and net receipts, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales, use value-added, stamp, documentary, excise, property and other similar taxes), charges and withholdings, levies, imposts, duties, fees and deductions imposed by any Governmental Authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto.

              "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

              "Term Loans" shall mean loans made to Borrower by the Syndicated Lenders under the Syndicated Working Capital Facility pursuant to this Agreement, as described in clause (c) of Section 2.1, subject to the exercise of the Term-Out Option pursuant to Section 2.10(b).

              "Term Loan Commitment" shall mean, with respect to each Syndicated Lender, (a) if, subject to the terms and conditions hereof, the Term-Out Option shall have become effective, an amount equal to such Syndicated Lender's Syndicated Working Capital Commitment, and (b) if the Term-Out Option shall not have become effective for any reason, zero.

              "Term-Out Option" shall have the meaning set forth in Section 2.10(b).

              "Total Capitalized Interest Commitment" shall mean Fifteen Million Dollars ($15,000,000), as such amount may be increased pursuant to Section 2.12(d).

              "Total Commitment" shall mean, as of the date of determination, the aggregate amount of the Total Capitalized Interest Commitment plus the Total Working Capital Commitment.

              "Total Syndicated Working Capital Commitment" shall mean (a) Sixty Million Dollars ($60,000,000), or (b) to the extent, if any, increased pursuant to Section 2.9(f), an amount up to One Hundred Million Dollars ($100,000,000), as such amount, in each case, may be reduced pursuant to Section 2.9(g).

              "Total Term Loan Commitment" shall mean, as of the date of determination, the aggregate amount of the Term Loan Commitments of all Syndicated Lenders.

              "Total Vendor Working Capital Commitment" shall mean Forty Million Dollars ($40,000,000), as such amount may be adjusted pursuant to Section 2.9(f).

              "Total Working Capital Commitment" shall mean the sum of the Total Syndicated Working Capital Commitment and the Total Vendor Working Capital Commitment, which shall be an aggregate amount equal to One Hundred Million Dollars ($100,000,000); provided that after the Commitment Termination Date applicable to Syndicated Working Capital Loans, if the Term-Out Option shall have become effective, the "Total Working Capital Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Vendor Working Capital Commitment.

              "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Base Rate.

              "Underwriting Fee" shall mean the "Underwriting Fee" under and as defined in the QUALCOMM Fee Letter.

              "United States" or "U.S." shall mean the United States of America.

              "U.S. GAAP" shall mean generally accepted accounting principles in the United States.

              "Usury Permit" shall have the meaning set forth in Section 7.7.

              "Vendor Facilities" shall mean the credit facilities provided to Borrower under the QUALCOMM Credit Agreement and the Alcatel Credit Agreement.

              "Vendor Post-Closing Agreement" shall mean the Agreement Regarding Closing Conditions dated as of February 26, 1999, among each member of the Borrower Group, Citibank, N.A., as Intercreditor Agent, Citibank Mexico, S.A., Grupo Financiero Citibank, as Collateral Agent, Citibank International Plc, as Alcatel Administrative Agent, and ABN AMRO Bank N.V., as QUALCOMM Administrative Agent.

              "Vendor Working Capital Commitment" shall mean, with respect to each Vendor Working Capital Lender, the amount set forth on Schedule 2.2 as such Vendor Working Capital Lender's "Vendor Working Capital Commitment", as such amount may be adjusted from time to time pursuant to the terms of this Agreement.

              "Vendor Working Capital Commitment Percentage" shall mean, with respect to any Vendor Working Capital Lender, the percentage equivalent of such Vendor Working Capital Lender's Vendor Working Capital Commitment divided by the Total Vendor Working Capital Commitment.

              "Vendor Working Capital Facility" shall mean the extension of credit to Borrower by the Vendor Working Capital Lenders as set forth in Section 2.2.

              "Vendor Working Capital Lender" shall mean QUALCOMM and, following the Commitment Termination Date applicable to Syndicated Working Capital Loans, any other Lender having a Vendor Working Capital Commitment.

              "Vendor Working Capital Loans" shall mean loans made to Borrower by Vendor Working Capital Lenders under the Vendor Working Capital Facility pursuant to this Agreement.

              "Working Capital Commitment" shall mean, with respect to each Working Capital Lender, such Working Capital Lender's Syndicated Working Capital Commitment or Vendor Working Capital Commitment, as the case may be.

              "Working Capital Facilities" shall mean the Syndicated Working Capital Facility and the Vendor Working Capital Facility.

              "Working Capital Lender" shall mean any Lender having a Working Capital Commitment.

              "Working Capital Loans" shall mean Syndicated Working Capital Loans and Vendor Working Capital Loans.

       1.2 Other Interpretive Provisions.

              (a) All terms defined in this Agreement shall have their defined meanings when used in the other Loan Documents and any certificate or other document made or delivered pursuant hereto, unless the context clearly indicates otherwise.

              (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, recital, schedule and exhibit references are to this Agreement unless otherwise specified.

              (c) References to the words "include" or "including" shall be deemed to be followed by "without limitation" or "but not limited to", whether or not they are followed by such phrases or words of similar import.

              (d) The word "or" is not exclusive.

              (e) All terms defined in this Agreement in the singular form shall be equally applicable to both the singular and plural forms of the terms defined and the masculine, feminine or neuter gender shall include all genders.

              (f) References in any Loan Document to any statute, decree, regulation or other Applicable Law shall be construed as a reference to such statute, law, decree, regulation or other Applicable Law as re-enacted, redesignated, amended or extended from time to time, except as otherwise provided in such Loan Document.

              (g) References in any Loan Document to any other document or agreement shall (unless otherwise expressly indicated) be deemed to include references to such other document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of such document or agreement and this Agreement and to include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith.

              (h) References to any Person or Persons shall be construed as a reference to any successors or assigns of such Person or Persons to the extent permitted under the Loan Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

       1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. All financial statements to be furnished to Administrative Agent, QUALCOMM or the other Lenders pursuant to this Agreement shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished pursuant to Section 7.1(a), such financial statements shall be accompanied by reconciliation worksheets.

SECTION 2. THE CREDITS.

       2.1 Syndicated Working Capital Facility.

              (a) Syndicated Working Capital Loan Commitments. Subject to the terms and conditions set forth in this Agreement, each Syndicated Lender agrees to make Syndicated Working Capital Loans to Borrower from time to time during the Availability Period applicable to the Syndicated Working Capital Facility in an aggregate principal amount that will not result in (i) such Lender's Exposure under the Syndicated Working Capital Facility exceeding such Lender's Syndicated Working Capital Commitment or (ii) the sum of all Syndicated Lenders' Exposures under the Syndicated Working Capital Facility exceeding the Total Syndicated Working Capital Commitment. The amount otherwise available for Borrowings of Syndicated Working Capital Loans as of any time of determination (other than to reimburse the Issuing Bank for an LC Disbursement as contemplated by Section 2.4(e)) shall be reduced by the LC Exposure as of such time of determination. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Syndicated Working Capital Loans.

              (b) Permitted Uses of Syndicated Working Loan Proceeds and Letters of Credit. Borrower shall use the proceeds of each Syndicated Working Capital Loan and any Letter of Credit issued under Section 2.4 solely for Permitted Use Category expenditures, and to support Permitted Use Category obligations, in amounts as outlined in the Budget and, with respect to Syndicated Working Capital Loans, to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e), and for such other uses as may be approved by QUALCOMM in its sole and absolute discretion.

              (c) Term Loan Commitments. Subject to the terms and conditions set forth in this Agreement, each Syndicated Lender agrees to make Term Loans to Borrower on the Commitment Termination Date applicable to the Syndicated Working Capital Facility in an aggregate principal amount equal to the principal balance of such Syndicated Lender's Syndicated Working Capital Loans then outstanding plus such Syndicated Lender's unused Syndicated Working Capital Commitment on such date, so long as (i) the making of such Term Loans will not result in (A) such Lender's Exposure under the Syndicated Working Capital Facility exceeding such Lender's Term Loan Commitment or (B) the sum of all Syndicated Lenders' Exposures under the Syndicated Working Capital Facility exceeding the Total Term Loan Commitment, and (ii) the terms and conditions of Section 2.10(b) are satisfied upon the election of the Term-Out Option by Borrower. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow and prepay Term Loans. Once repaid, Term Loans may not be reborrowed. Once repaid by the proceeds of Term Loans, amounts under the Syndicated Working Capital Facility may not be re-borrowed.

              (d) Permitted Uses of Term Loan Proceeds. Borrower shall use the proceeds of the Term Loans solely for (i) the payment in full of the principal balance of all Syndicated Working Capital Loans outstanding on the Commitment Termination Date applicable to Syndicated Working Capital Loans and (ii) to the extent the aggregate principal balance of the

Term Loans exceeds the aggregate principal balance of such Syndicated Working Capital Loans, for Permitted Use Category expenditures in amounts as outlined in the Budget.

       2.2 Vendor Working Capital Facility.

              (a) Vendor Working Capital Loan Commitments. Subject to the terms and conditions set forth in this Agreement, each Vendor Working Capital Lender agrees to make Vendor Working Capital Loans to Borrower from time to time during the Availability Period applicable to the Vendor Working Capital Facility in an aggregate principal amount that will not result in (i) such Lender's Exposure under the Vendor Working Capital Facility exceeding such Lender's Vendor Working Capital Commitment or (ii) the sum of all Vendor Working Capital Lenders' Exposures under the Vendor Working Capital Facility exceeding the Total Vendor Working Capital Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Vendor Working Capital Loans.

              (b) Permitted Uses of Vendor Working Loan Proceeds. Borrower shall use the proceeds of each Vendor Working Capital Loan solely for (i) Permitted Use Category expenditures in amounts as outlined in the Budget and (ii) such other uses as may be approved by QUALCOMM in its sole and absolute discretion.

       2.3 Capitalized Interest Facility.

              (a) Capitalized Interest Loan Commitments. Subject to the terms and conditions set forth in this Agreement, each Capitalized Interest Lender agrees to make Capitalized Interest Loans to Borrower from time to time during the Availability Period applicable to the Capitalized Interest Facility in an aggregate principal amount that will not result in (i) such Lender's Exposure under the Capitalized Interest Facility exceeding such Lender's Capitalized Interest Commitment or (ii) the sum of all Capitalized Interest Lenders' Exposures under the Capitalized Interest Facility exceeding the Total Capitalized Interest Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow and prepay Capitalized Interest Loans. Once repaid, amounts under the Capitalized Interest Facility may not be re-borrowed.

              (b) Permitted Uses of Capitalized Interest Loan Proceeds. Borrower shall use the proceeds of each Capitalized Interest Loan solely for (i) interest payments to Working Capital Lenders on the Working Capital Loans, (ii) interest payments to Syndicated Lenders on the Term Loans, (iii) payments to the Issuing Bank for fees and costs related to the issuance of Letters of Credit, and (iv) payment to QUALCOMM of the Underwriting Fee and the Guaranty Fee.

       2.4 Letters of Credit.

              (a) General. In addition to Borrower requesting Syndicated Working Capital Loans pursuant to Section 2.1, subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to Administrative Agent and the Issuing Bank, at any time and from time to time during the

Availability Period applicable to the Syndicated Working Capital Facility. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

              (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice, approved and signed by QUALCOMM in accordance with Section 2.6(b), requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the sum of the total Syndicated Lenders' LC Exposures plus the aggregate principal amount of outstanding Syndicated Working Capital Loans shall not exceed the Total Syndicated Working Capital Commitments.

              (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Scheduled Maturity Date.

              (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or Syndicated Lenders, the Issuing Bank hereby grants to each Syndicated Lender, and each Syndicated Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Syndicated Lender's Syndicated Working Capital Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Syndicated Lender hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of the Issuing Bank, such Syndicated Lender's Syndicated Working Capital Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Syndicated Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

              (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.1 that such payment be financed with a Syndicated Working Capital Loan in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting Syndicated Working Capital Loan. If Borrower fails to make such payment when due, Administrative Agent shall notify each Syndicated Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Syndicated Lender's Syndicated Working Capital Commitment Percentage thereof. Promptly following receipt of such notice, each Syndicated Lender shall pay to Administrative Agent its Syndicated Working Capital Commitment Percentage of the payment then due from Borrower, in the same manner as provided in Section 2.7 with respect to Loans made by such Syndicated Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of Lenders), and Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from Syndicated Lenders. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to this paragraph, Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Syndicated Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Syndicated Lenders and the Issuing Bank as their interests may appear. Any payment made by a Syndicated Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Syndicated Working Capital Loan as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

              (f) Obligations Absolute. Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

                     (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

                     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

                     (iii) the existence of any claim, setoff, defense or other right that Borrower, any other party guaranteeing, or otherwise obligated with, Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                     (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                     (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                     (vi) any other act or omission to act or delay of any kind of the Issuing Bank, Lenders, Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of Borrower's obligations hereunder.

Neither Administrative Agent, the Syndicated Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the greatest extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that (A) the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, (B) the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit, (C) any action taken by the Issuing Bank in accordance with either of the foregoing clauses shall be deemed not to constitute gross negligence or willful misconduct and (D) this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

              (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify Administrative Agent and Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank and the Syndicated Lenders with respect to any such LC Disbursement.

              (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated Working Capital Loans that are Base Rate Loans; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Syndicated Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Syndicated Lender to the extent of such payment.

              (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time with respect to Letters of Credit to be issued thereafter by written agreement among Borrower, Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. Administrative Agent shall notify the Syndicated Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.1(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
(ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

              (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from Administrative Agent or the Required Syndicated Lenders (or, if the maturity of the Syndicated Working Capital Loans has been accelerated, Syndicated Lenders with an LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with Administrative Agent, in the name of Administrative Agent and for the benefit of the Syndicated Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (e), (f) or
(g) of Section 9.1; provided,
further, that the Required Syndicated Lenders shall not give any such notice nor direct Administrative Agent to give any such notice in the case of any Event of Default of the type described in clause (b), (c) except if resulting from a breach of Section 8.1 or 8.4, (d), (k), (n) or (o) of Section 9.1 if, upon any such Event of Default, QUALCOMM shall have delivered to Administrative Agent, promptly upon request, a confirmation of the QUALCOMM Guaranty, and no other type of Event of Default nor any QUALCOMM Event shall have occurred and be continuing. Such deposit shall be held by Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Administrative Agent in such investments as may be usual and customary for collateral accounts of this type maintained by the Administrative Agent and at Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Administrative Agent, first, to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, second, to the extent not so applied, shall be applied to satisfy other Obligations of Borrower then due and payable under this Agreement and, third, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after the date when no Default shall exist or all the Obligations shall have been paid in full.

       2.5 Loans and Borrowings.

              (a) Each Syndicated Working Capital Loan shall be made as part of a Borrowing consisting of Syndicated Working Capital Loans made by the Syndicated Lenders ratably in accordance with their respective Syndicated Working Capital Commitments; provided that if any Vendor Working Capital Loans are outstanding when any Additional Lender acquires all or a portion of QUALCOMM's Vendor Working Capital Commitment and Vendor Working Capital Loans as provided in Section 2.9(f), concurrently with the assignment by QUALCOMM to such Additional Lender of such Vendor Working Capital Loans and the deemed conversion of such Vendor Working Capital Loans to Syndicated Working Capital Loans pursuant to clause (B) of Section 2.9(f), such Additional Lender shall fund a Syndicated Loan (the proceeds of which shall be paid directly to the other Syndicated Lenders as a principal prepayment on their respective outstanding Syndicated Loans) in such amount as shall be sufficient to cause the Syndicated Loans outstanding by all Syndicated Lenders (after giving effect to such assignment) to be held by the Syndicated Lenders ratably in accordance with their respective Syndicated Working Capital Commitments, and, when such new Syndicated Loan is applied to the payment of such outstanding Syndicated Loans, Borrower shall pay any amounts due in respect thereof under Section 4.2. Each Vendor Working Capital Loan shall be made as part of a Borrowing consisting of Vendor Working Capital Loans made by the Vendor Working Capital Lenders ratably in accordance with their respective Vendor Working Capital Commitments. Each Capitalized Interest Loan shall be made as part of a Borrowing consisting of Capitalized Interest Loans made by the Capitalized Interest Lenders ratably in accordance with their respective

Capitalized Interest Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Syndicated Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.13(c), each Borrowing shall be composed entirely of Base Rate Loans or Eurodollar Loans as Borrower may request in accordance with this Agreement. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

              (c) At the time that each Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $2,500,000; provided that (i) a Base Rate Syndicated Working Capital Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Syndicated Working Capital Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e), (ii) a Base Rate Vendor Working Capital Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Vendor Working Capital Commitment and (iii) a Base Rate Capitalized Interest Borrowing may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Borrowings outstanding.

              (d) There shall not be Eurodollar Loans outstanding at any one time having more than six (6) different Interest Periods.

              (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of Eurodollar Loans if the Interest Period requested with respect thereto would end after the relevant Commitment Termination Date.

              (f) No Borrowing of Vendor Working Capital Loans shall be permitted unless the Total Syndicated Working Capital Commitment shall then have been fully utilized, after giving effect to any concurrent Borrowing of Syndicated Working Capital Loans.

       2.6 Requests for Borrowings.

              (a) Working Capital Borrowings and Term Loan Borrowings. To request a Working Capital Borrowing or a Term Loan Borrowing for the purposes described in Section 2.1(d)(ii), Borrower shall notify Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; and provided, further, that the Syndicated Loan to be funded by the Additional Lender described in the proviso to the first sentence of Section 2.5(a) shall not require any notice by Borrower, shall not be included as a Borrowing for the purpose of the limitation in the number of Borrowings outstanding under the proviso at the end of Section 2.5(c), and, subject to
Section 2.9(f), if not made on the last day of the Interest Period for the Syndicated Loans prepaid by such new Syndicated Loan, if such Syndicated Loans are Eurodollar Loans, shall have an initial Interest Period equal to the period from the date of funding until the next occurring last day of an Interest Period for an outstanding Syndicated Loan or, if such Interest Period is not available hereunder, shall be a Base Rate Loan. To request a Term Loan Borrowing for the purposes described in Section 2.1(d)(i), Borrower shall notify Administrative Agent of such request as provided in Section 2.10(b). Each telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to Administrative Agent of a written Borrowing Request in the form of Exhibit B-1 approved by Administrative Agent and signed by Borrower and QUALCOMM. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.5:

                     (i) the aggregate amount of the requested Borrowing;

                     (ii) the date of such Borrowing, which shall be a Business Day;

                     (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Working Capital Borrowing or Term Loan Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, Administrative Agent shall advise each Working Capital Lender, in the case of Borrowings of Working Capital Loans, or each Syndicated Lender, in the case of Borrowings of Term Loans, of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

              (b) Approval by QUALCOMM. QUALCOMM agrees to approve and sign any Borrowing Request for any Working Capital Loan under Section 2.1(a) or Section 2.2(a) or in connection with the issuance, amendment, renewal or extension any Letter of Credit under Section 2.4(b) so long as Borrower shall first have delivered to QUALCOMM a certificate, substantially in the form of Exhibit B-2, signed by an Authorized Officer of Borrower, stating that the requested Borrowing or Letter of Credit will be used to pay or support Permitted Usage Category expenses, which certificate shall include (i) a breakdown (the "Budget Breakdown") by Permitted Usage Category of the amount of expenditures and Letter of Credit support as of such date and (ii) the amount requested according to the unexpended and unsupported portion of such

Permitted Usage Categories as set forth in the Budget. Each delivery of a Borrowing Request signed by QUALCOMM in accordance with Section 2.6(a), and each delivery of a request for the issuance, amendment, renewal or extension of a Letter of Credit signed by QUALCOMM in accordance with Section 2.4(b), if made in conjunction with any Borrowing under the Syndicated Working Capital Facility (including any Borrowing of Syndicated Working Capital Loans and any Borrowing of Term Loans) or any issuance, amendment, renewal or extension of any Letter of Credit, shall be deemed to constitute (A) a confirmation on the date thereof by QUALCOMM of the QUALCOMM Guaranty and QUALCOMM's obligations thereunder and (B) a representation and warranty by QUALCOMM on the date thereof as to the matters specified in paragraph (d) of Section 5.3 or in paragraph (a) of Section 5.5, as the case may be.

              (c) Capitalized Interest Borrowings. To request a Capitalized Interest Borrowing, Borrower shall notify Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to Administrative Agent of a written Capitalized Interest Loan Request in the form of Exhibit C, approved by Administrative Agent and signed by Borrower. Each such telephonic and written Capitalized Interest Loan Request shall specify the following information in compliance with Section 2.5:

                     (i) the aggregate amount of the requested Borrowing;

                     (ii) the date of such Borrowing, which shall be a Business Day and (A) an Interest Payment Date, (B) a date on which fees are payable under this Agreement in connection with any Letter of Credit or (C) a date on which the Underwriting Fee is payable;

                     (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Capitalized Interest Borrowing is specified, then the requested Capitalized Interest Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Capitalized Interest Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. With respect to Capitalized Interest Loans to be made for the payment of interest on the Working Capital Loans, if Borrower has not delivered a Capitalized Interest Loan Request on or before the Business Day prior to the next succeeding Interest Payment Date, a Capitalized Interest Loan Request shall be deemed to have been made on such date (a "Deemed Capitalized Interest Loan Request") for a Base Rate Loan in the amount of the interest payment to become due and payable on such Interest Payment Date. Promptly following receipt of a Capitalized Interest Loan Request or a Deemed Capitalized Interest Loan Request in accordance with this Section, Administrative Agent shall advise each Capitalized Interest Lender of the details thereof and of the amount of such Capitalized Lender's Capitalized Interest Loan to be made as part of the requested Borrowing.

       2.7 Funding of Borrowings.

              (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Administrative Agent shall make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account of Borrower maintained with Administrative Agent in New York City and designated by Borrower in the applicable Borrowing Request or Capitalized Interest Loan Request; provided that Base Rate Syndicated Working Capital Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by Administrative Agent to the Issuing Bank; provided, further, that Capitalized Interest Loans made to pay fronting fees in respect of Letters of Credit or any other amounts due and payable by Borrower to the Issuing Bank shall be remitted by Administrative Agent to the Issuing Bank; provided, further, that Capitalized Interest Loans made to pay interest on Working Capital Loans, interest due on Term Loans, or participation fees due in respect of Letters of Credit shall be (i) disbursed on behalf of Borrower directly to Administrative Agent for the ratable account of the Lenders (other than QUALCOMM) entitled to receive such payment of interest or fees (net of any amounts described in clause (ii) of this paragraph that are due and payable to QUALCOMM from such payment in accordance with the QUALCOMM Guaranty) and (ii) withheld by (or, to the extent QUALCOMM is not the sole Capitalized Interest Lender, paid to) QUALCOMM, as the "Guarantor" under the QUALCOMM Guaranty, to the extent QUALCOMM, as the "Guarantor" under the QUALCOMM Guaranty, is entitled to receive from the proceeds of such Capitalized Interest Loan payment of interest on Vendor Working Capital Loans or payment of the Guaranty Fee as and when due in accordance with the QUALCOMM Guaranty; and provided, further, that the new Syndicated Loan to be funded by the Additional Lender in accordance with the proviso to the first sentence of Section 2.5(a) shall be paid directly to the other Syndicated Lenders as contemplated in such sentence.

              (b) Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender's share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

       2.8 Interest Elections.

              (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or Capitalized Interest Loan Request, as the case may be, and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or Capitalized Interest Loan Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered separate Borrowings.

              (b) To make an election pursuant to this Section, Borrower shall notify Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.6 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to Administrative Agent of a written Interest Election Request in a form approved by Administrative Agent and signed by Borrower.

              (c) Each telephonic and written Interest Election Request shall be in the form of Exhibit D to this Agreement, shall evidence the joint and several guarantee "avalado" by the Guarantors, shall be attached to the Pagare which evidences such Loans by Administrative Agent (if it holds possession of the Pagare) and otherwise by the relevant Lender, and shall specify the following information in compliance with Section 2.5:

                     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses
(iii) and (iv) below shall be specified for each resulting Borrowing);

                     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                     (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of a Interest Election Request with respect to a Borrowing of any Class, Administrative Agent shall advise each Lender making or holding Loans of that Class of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and Administrative Agent, at the request of the Required Syndicated Lenders or, if the Exposure of all Syndicated Lenders is zero and the Syndicated Working Capital Commitments and the Term Loan Commitments have been terminated or expired, at the request of the Required Lenders, so notifies Borrower and QUALCOMM, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

       2.9 Termination and Reduction of, and Increases in, Commitments; Further Syndication.

              (a) Unless previously terminated, the Commitments shall terminate on the Scheduled Maturity Date.

              (b) Borrower may at any time terminate, or from time to time reduce, the Commitments, without premium or penalty, as provided in this Section; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000, (ii) each reduction of the Total Working Capital Commitment shall be in an amount that is not less than $5,000,000, (iii) Borrower shall not terminate or reduce the Total Commitment if, after giving effect to any concurrent prepayment of Loans, the sum of the aggregate Exposures of all Lenders would exceed the Total Commitment; (iv) Borrower shall not terminate or reduce the Commitments under any Facility if, after giving effect to any concurrent prepayment of Loans under that Facility, the sum of the aggregate Exposures of all Lenders under that Facility would exceed the aggregate Commitments of all Lenders under that Facility; (v) unless the Required Syndicated Lenders, in their sole discretion, shall consent, Borrower shall not partially reduce the Syndicated Working Capital Commitment unless the Vendor Working Capital Commitment shall first have been reduced to zero.

              (c) Borrower shall notify Administrative Agent in writing (with a copy to QUALCOMM) of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least five (5) Business Days (which notice shall be deemed to be given on a certain day only if given before 12:00 noon New York City time) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Total Commitment delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

              (d) The Commitments under any Facility shall be reduced, from time to time, by the principal amounts of any Loans under such Facility that are required to be prepaid pursuant to Section 2.15, and the amounts so prepaid may not be reborrowed; provided that the Commitments shall not be reduced and such amounts may be reborrowed (subject to the terms and conditions set forth in this Agreement) to the extent, if any, set forth in a notice delivered by QUALCOMM (with the consent and acknowledgement of Borrower) modifying the terms of clause
(a) of Section 2.15 as contemplated by the proviso thereto.

              (e) Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under any Facility shall be made ratably among the Lenders under such Facility in accordance with their respective percentages of the total Commitments under such Facility.

              (f) Lenders who are Syndicated Lenders as of the Closing Date shall each use reasonable efforts to syndicate the Vendor Working Capital Facility to additional banks or financial institutions that would satisfy the requirements of Eligible Assignees (each, an "Additional Lender"). If, as a result of any such Syndication, Administrative Agent (at the direction of any Syndicated Lender) notifies Borrower and QUALCOMM, at any time and from time to time, that one or more Additional Lenders have agreed to underwrite all or a portion (but not less than $5,000,000) of QUALCOMM's Vendor Working Capital Commitment and Vendor Working Capital Loans hereunder, then (i) QUALCOMM shall sell and assign to each such Additional Lender the portion to be so underwritten of QUALCOMM's rights, and delegate the corresponding obligations, as a Vendor Working Capital Lender under this Agreement (including the corresponding portion of QUALCOMM's Vendor Working Capital Commitment and the Vendor Working Capital Loans owing to it at that time), in accordance with the provisions of Section 11.4, and (ii) such Additional Lender and QUALCOMM shall execute and deliver to Administrative Agent an Assignment Agreement and (if such Additional Lender is not already a Lender) an Administrative Questionnaire and take such other actions as required by Section 11.4. Immediately upon the effectiveness of any such assignment to any Additional Lender, unless such assignment takes effect on or after the Commitment Termination Date applicable to Syndicated Working Capital Loans, and without any further action on any Person's part, (A) the portion of the Vendor Working Capital Commitment so delegated shall be deemed to constitute a Syndicated Working Capital Commitment of such Additional Lender,
(B) the Vendor Working Capital Loans so assigned shall be deemed to be Syndicated Working Capital Loans of such Additional Lender, (C) such Additional Lender shall become a Syndicated Lender and not a Vendor Working Capital Lender for all purposes under this Agreement, and, as such, shall be subject to all the duties (including with respect to Loans and Letters of Credit) of a Syndicated Lender under this Agreement and shall be entitled to all the rights, benefits and privileges of a

Syndicated Lender under this Agreement, the QUALCOMM Guaranty and the other Loan Documents, (D) the Total Syndicated Working Capital Commitment shall be increased, and the Total Vendor Working Capital Commitment shall be reduced, each by the amount of such delegation, and (E) without duplication, QUALCOMM's Vendor Working Capital Commitment shall be reduced by the amount of such delegation. If, as a result of any assignment and delegation or series of assignments and delegations pursuant to this Section 2.9(f), the Vendor Working Capital Commitment shall be reduced to zero and all Vendor Working Capital Loans (if any) shall be deemed to be converted to Syndicated Working Capital Loans, then, subject to the subsequent application of Section 2.9(g), all references in this Agreement to Vendor Working Capital Loans or Vendor Working Capital Lenders (or similar words) shall be disregarded. In no event shall any assignment and delegation under this Section 2.9(f) result in any increase or decrease in the Total Working Capital Commitment. If any Vendor Working Capital Loans are outstanding when any Additional Lender acquires all or a portion of QUALCOMM's Vendor Working Capital Commitment and Vendor Working Capital Loans as provided in this Section 2.9(f), QUALCOMM shall assign all or such portion of its Vendor Working Capital Commitment and such Vendor Working Capital Loans to such Additional Lender in accordance with this Section 2.9(f) only on the last day of the Interest Period for such Vendor Working Capital Loans unless Borrower otherwise consents; provided, in any event, that when such Additional Lender's new Syndicated Loan is applied to the payment of the relevant outstanding Syndicated Loans pursuant to Section 2.5(a), Borrower shall pay all amounts, if any, due in respect thereof under Section 4.2, and such payment by Borrower shall not be a condition to the effectiveness of any such assignment.

              (g) If QUALCOMM shall acquire some or all of the Syndicated Lenders' Syndicated Working Capital Loans, LC Exposures (if any) and Syndicated Working Capital Commitments (pursuant to the QUALCOMM Guaranty or, to the extent permitted by this Agreement and the QUALCOMM Guaranty, otherwise), then immediately upon the effectiveness of any such assignment and delegation to QUALCOMM, and without any further action on any Person's part, (i) the portion of each Syndicated Working Capital Commitment so delegated shall be deemed to constitute an additional Vendor Working Capital Commitment of QUALCOMM, (ii) the Syndicated Working Capital Loans so assigned shall be deemed to be Vendor Working Capital Loans of QUALCOMM, (iii) QUALCOMM shall become or remain a Vendor Working Capital Lender and not a Syndicated Lender for all purposes under this Agreement, and, as such, shall be subject to all the duties (including with respect to Loans) of a Vendor Working Capital Lender under this Agreement, shall be entitled to all the rights, benefits and privileges of a Vendor Working Capital Lender under this Agreement and the other Loan Documents, and shall not be entitled to the benefit of the QUALCOMM Guaranty nor to exercise any rights or powers (with respect to voting, consents, waivers or otherwise) of a Syndicated Lender under this Agreement or the other Loan Documents, provided, however, that QUALCOMM shall remain obligated as a Syndicated Lender under
Section 2.4 with respect to any LC Exposure acquired by it from a Syndicated Lender (but not with respect to any additional Letter of Credit issued thereafter), and the amount of its LC Exposure shall be included in the aggregate LC Exposures of all Syndicated Lenders for purposes of determining the availability of any additional Letters of Credit required to be issued, amended, renewed or extended under Section 2.4(b), (iv) the Total Vendor Working Capital Commitment shall be increased, and the Total Syndicated Working Capital Commitment shall be reduced, each by the amount of such delegation, and (v) without duplication, each assigning Syndicated Lender's Syndicated Working Capital Commitment shall be reduced by the amount of such delegation. In no event shall any assignment and delegation contemplated by this
Section 2.9(g) (A) result in any increase or decrease in the Total Working Capital Commitment or (B) limit the right of the Issuing Bank under Section 11.4 to consent, in its sole and absolute discretion, to any assignment and delegation of any Lender's LC Exposure under this Agreement.

       2.10 Repayment of Loans.

              (a) Borrower hereby irrevocably and unconditionally promises to pay (i) to Administrative Agent for the account of each Syndicated Lender the then unpaid principal amount of each Syndicated Working Capital Loan on the Commitment Termination Date applicable to Syndicated Working Capital Loans, provided that, if the Term-Out Option shall have become effective under clause
(b) of this Section, such Syndicated Working Capital Loan shall be converted to a Term Loan on such Commitment Termination Date as provided herein, (ii) to Administrative Agent for the account of each Syndicated Lender the then unpaid principal amount of each Term Loan on the Scheduled Maturity Date, (iii) to Administrative Agent for the account of each Vendor Working Capital Lender the then unpaid principal amount of each Vendor Working Capital Loan on the Scheduled Maturity Date, and (iv) to Administrative Agent for the account of each Capitalized Interest Lender the then unpaid principal amount of each Capitalized Interest Loan on the Scheduled Maturity Date.

              (b) Borrower shall have the option (the "Term-Out Option"), to convert the principal balance of all Syndicated Working Capital Loans outstanding on the Commitment Termination Date to Term Loans, subject to the terms and conditions of this Section 2.10(b) and Section 2.1. To make an election pursuant to this Section 2.10(b), Borrower shall notify Administrative Agent of such election and request a Borrowing of Term Loans by not later than 11:00 a.m., New York City time, five (5) Business Days before the Commitment Termination Date. Such telephonic election to exercise the Term-Out Option and each Borrowing Request in connection with a Term Loan shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to Administrative Agent of a written notice of election and a Borrowing Request, signed by Borrower, in accordance with Section 2.6. Any Borrowing of Term Loans for the purposes set forth in Section 2.1(d)(i) upon the election of the Term-Out Option shall be subject to the requirements applicable to Borrowing Requests under
Section 2.6(a) (other than the approval of QUALCOMM of such Borrowing), to the conditions of Section 2.1(c) and (d), and to the conditions of Section 5.4. Any Borrowing of Term Loans for the purposes set forth in Section 2.1(d)(ii) upon the election of the Term-Out Option shall be subject to the requirements applicable to Borrowing Requests under Section 2.6(a) and (b), to the conditions of Section 2.1(c) and (d), and to the conditions of Section 5.3 or Section 5.5, as the case may be. The effective date of such election and the only date on which any Borrowing of Term Loans shall be made, subject to the terms and conditions of this Agreement, shall be the Commitment Termination Date applicable to Syndicated Working Capital Loans.

       2.11 Evidence Of Debt.

              (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (b) Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of Lenders and each Lender's share thereof.

              (c) The entries made in the accounts maintained pursuant to paragraph (b) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

              (d) Within five (5) Business Days of the making of any Loan, Borrower shall execute and deliver to Administrative Agent to hold on behalf of the Lender making such Loan a promissory note of Borrower payable to such Lender substantially in the form of Exhibit A with appropriate insertions as to issue date, principal repayment dates, principal amount, and Applicable Margin (each, a "Pagare"), which promissory note shall be jointly and severally guaranteed "avalado" by the Guarantors and shall be dated the date such Loan is made. Notwithstanding anything to the contrary contained herein, upon the request of Administrative Agent at any time, Borrower shall promptly execute and deliver to Administrative Agent to hold on behalf of such Lender a replacement Pagare with respect to any Pagare theretofore issued in order to conform the terms thereof to the terms of this Agreement, which replacement Pagare shall be jointly and severally guaranteed "avalado" by the Guarantors and shall be dated the date on which the replacement is to be effective. Concurrently therewith, Administrative Agent or Lender, as the case may be, shall return the replaced Pagare to Borrower.

              (e) Upon the written request of any Lender, Administrative Agent shall forward to such Lender (i) all Pagares payable to such Lender received by Administrative Agent on or prior to such date (the "Request Date") within ten
(10) Business Days of receipt by Administrative Agent of such request, and (ii) all Pagares payable to such Lender received by Administrative Agent after the Request Date within ten (10) Business Days of the receipt by Administrative Agent thereof; provided that any Lender requesting such delivery of its Pagares shall reimburse Administrative Agent for all costs and expenses incurred by Administrative Agent in the distribution thereof.

              (f) In the case of any conflict between the terms of this Agreement and any Pagare, the terms of this Agreement shall control. Without limiting the generality of the foregoing, all Loans made hereunder shall accrue interest from the date such Loan is made and, to the extent not evidenced by a Pagare, shall otherwise be treated as a Loan hereunder irrespective of Borrower's execution or nonexecution of a Pagare evidencing such Loan.

              (g) Upon partial repayment of any principal amount evidenced by any Pagares, Borrower may execute and deliver to Administrative Agent to hold on behalf of each Lender a replacement Pagare taking into account such prepayment, which replacement Pagare shall be jointly and severally guaranteed "avalado" by the Guarantors and shall be dated the date on which the replacement is to be effective. Concurrently therewith, Administrative Agent or Lender, as the case may be, shall return the replaced Pagare to Borrower.

              (h) Upon the payment in full of all Obligations and the termination of the Commitments, Administrative Agent and Lenders, as applicable, shall return all Pagares in their possession to Borrower.

              (i) In addition to the Pagares, Borrower agrees to execute and deliver to each Lender, promptly upon request by such Lender, a promissory note evidencing Borrower's Indebtedness to such Lender under this Agreement in the amount of such Lender's Commitment, which promissory note shall be satisfactory in form and substance to such Lender and shall be consistent with the terms of this Agreement.

       2.12 Interest.

              (a) The Loans constituting each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the relevant Applicable Margin. The Loans constituting each Base Rate Borrowing shall bear interest at the Base Rate plus the relevant Applicable Margin.

              (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, five percent (5%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, five percent (5%) plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section. Upon the occurrence of any Event of Default other than under Section 9.1(a), and (subject to the preceding sentence) for so long as such Event of Default shall continue, Borrower shall, at the option of QUALCOMM, pay interest on all Loans at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loans. Notwithstanding anything to the contrary herein, upon the Scheduled Maturity Date, if an Event of Default shall exist, the interest rate on all Loans and other amounts outstanding hereunder shall be a fixed rate of twenty-two and one-half percent (22.5%) per annum and, if the Obligations shall not have been fully and finally satisfied prior to that date three (3) months following the Scheduled Maturity Date, shall increase to twenty-five (25%) per annum.

              (c) Interest on each Loan shall accrue from the date of the Borrowing of such Loan to the date on which such Loan is paid in full. Accrued Interest on each Loan shall be payable (i) in the case of Base Rate Loans, on the last Business Day of each calendar quarter, and (ii) in the case of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in the case of all Loans, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that accrued and unpaid interest owing to any Syndicated Lender on the portion of any Syndicated Loan prepaid pursuant to the proviso to the first sentence of Section 2.5(a) (to the extent accruing prior to the date of such partial prepayment) shall be payable to such Syndicated Lender on the earlier of
(y) the first date on which interest is payable to the relevant Additional Lender in respect of the new Loan from the proceeds of which such Syndicated Loan was partially prepaid and (z) the date on which such interest would have been payable but for such prepayment.

              (d) Anything in this Section 2.12 to the contrary notwithstanding, and unless Borrower shall notify Administrative Agent that this Section 2.12(d) shall not be applicable to any of the interest payments on the Capitalized Interest Loans otherwise covered hereby, the interest that accrues on Capitalized Interest Loans shall not be required to be paid in cash on any Interest Payment Date occurring prior to Maturity, but on each such Interest Payment Date relating to a Capitalized Interest Loan such accrued interest on such Capitalized Interest Loan shall be capitalized and added to the principal of the Capitalized Interests Loans as a new Capitalized Interest Loan and the Total Capitalized Interest Commitment (and each Capitalized Interest Lender's Capitalized Interest Commitment as a proportionate share thereof) shall be increased by the amount of such capitalized accrued interest. Each new Capitalized Interest Loan made under this Section 2.12(d) shall be a Base Rate Loan unless Borrower shall request otherwise in accordance with Section 2.6(c).

              (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate (other than at times when the Base Rate is based on the Federal Funds Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Eurodollar Rate shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.

              (f) Notwithstanding any provision of this Agreement to the contrary, and irrespective of any Borrowing Notice or Interest Election Request delivered by Borrower under this Agreement, each Capitalized Interest Loan and each Vendor Working Capital Loan borrowed prior to the delivery of the Usury Permit under Section 7.7 (each, a "Prior Loan") shall bear interest at the fixed rate of ten percent (10%) per annum from the date made until the date repaid; provided, however, that, upon the delivery of the Usury Permit in accordance with Section 7.7, each Prior Loan shall be deemed to have been repaid in full with the proceeds of a new Capitalized Interest Loan or Vendor Working Capital Loan, as the case may be (each, a "New Loan"), the Borrowing of which shall not be subject to the requirements of clause (a) or (c), as applicable, of Section
2.6 (other than, in each case, clauses (iii) and (iv) thereof and the first two sentences thereafter) or Section 5.3 or 5.4, and such New Loan shall bear interest (in lieu of the fixed rate stated above), accrued retroactively to the date on which the corresponding Prior Loan was borrowed until the date on which such New Loan is repaid, at the rate that would have applied under Section 2.12(a) to such Prior Loan pursuant to the Borrowing Request and any subsequent Interest Election Request with respect to such Prior Loan but for this Section 2.12(f).

       2.13 Additional Interest on Eurodollar Loans; Interest Rate Determinations; Alternate Rate of Interest.

              (a) Borrower shall pay to each Lender, upon demand, additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender, from the date of the Borrowing of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Borrowing from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest shall be determined by such Lender and notified to Borrower through Administrative Agent.

              (b) Each Reference Bank agrees, upon the request of Administrative Agent, to furnish to Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to Administrative Agent for the purpose of determining any such interest rate, Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks (subject to the provisions set forth in the definition of "Eurodollar Rate" in Section 1.01 and to clause (c) below).

              (c) If prior to the commencement of any Interest Period for any Eurodollar Borrowing either (i) Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or (ii) Administrative Agent is advised by the Required Syndicated Lenders (in the case of Syndicated Working Capital Loans and Term Loans) or the Required Lenders (in the case of all other Loans) that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then Administrative Agent shall give notice thereof to Borrower and Lenders by telephone or facsimile as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, (y) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (z) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

       2.14 Voluntary Prepayments.

              (a) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that Borrower shall not have the right to prepay any Borrowing comprising Vendor Working Capital Loans or Capitalized Interest Loans without first repaying in full all Syndicated Working Capital Loans and all Term Loans then outstanding, unless the

Required Syndicated Lenders shall otherwise consent; and provided, further, that any voluntary prepayment by Borrower pursuant to this Section 2.14 shall be permitted only if such prepayment shall not require any payment or prepayment, pro rata or otherwise, of any Senior Indebtedness under the Vendor Facilities.

              (b) Borrower shall notify Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.9(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9(c). Promptly following receipt of any such notice relating to a Borrowing, Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in a minimum principal amount of $2,500,000, and no partial prepayment of a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the minimum amount that would be permitted to be requested in the case of a Borrowing of the same Type as provided in Section
2.5. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. Notwithstanding the foregoing, the provisions of this Section 2.14(b) shall not apply to any partial prepayments of Syndicated Loans from the proceeds of a new Syndicated Loan by an Additional Lender pursuant to the proviso to the first sentence of Section 2.5(a) and Section 2.9(f).

       2.15 Mandatory Prepayments.

       All net proceeds from (a)any issuance of Capital Stock by any member of the Borrower Group, excluding the proceeds of the Existing Equity Commitments and, with the consent of QUALCOMM, the proceeds of any other contributions to the equity capital of any member of the Borrower Group, and (b) any Indebtedness (other than Indebtedness to the extent permitted under subsections (a), (b), (c), (e), (f), (i), (j) and (l) of Section 6.04 of the Common Agreement as in effect on the date hereof and the GTE Deferred Fee) issued or incurred by any member of the Borrower Group, shall be paid by such member of the Borrower Group on behalf of Borrower to Administrative Agent promptly upon receipt by such member of the Borrower Group; provided, however, that in the event QUALCOMM (with the consent and acknowledgement of Borrower) delivers written notice to Administrative Agent that repayment from the proceeds of any such issuance of Capital Stock is not required or that such repayment is required but reborrowing of the amount repaid will be permitted to the extent of such repayment, the requirements of clause (a) of this Section shall be modified as set forth in such written notice. Any amounts received by Administrative Agent in satisfaction of Borrower's prepayment obligations under this Section shall be applied first to the payment of any Base Rate Loans then outstanding and, next, to the payment of any Eurodollar Loans then outstanding. Subject to the immediately preceding sentence, such prepayments shall be applied in accordance with Section 4.5(b).

       2.16 Syndication. QUALCOMM, Administrative Agent and each Syndicated Lender shall have the right from time to time to arrange, or to attempt to arrange, a syndication of the Commitments, Loans and LC Exposures under the Facilities (a "Syndication"). Borrower and each other member of the Borrower Group shall cooperate with QUALCOMM, Administrative Agent and each Syndicated Lender to facilitate any Syndication, and Borrower agrees, at its expense, to execute and deliver such documents (including amendments to this Agreement reasonably requested by QUALCOMM or Administrative Agent relating to such Syndication and which do not impose on Borrower additional financial obligations, conditions precedent, negative covenants or events of default), furnish such information, attend such meetings, assist QUALCOMM, Administrative Agent and the Syndicated Lenders, and take any and all other actions as may be reasonably requested by QUALCOMM, Administrative Agent, the Issuing Bank or any Syndicated Lender in connection with any Syndication.

SECTION 3. FEES; CONSIDERATION FOR QUALCOMM GUARANTY.

       3.1 Fees.

              (a) Borrower agrees to pay to Administrative Agent, for its own account, fees payable in the amounts and at the times provided in Administrative Agent's Fee Letter.

              (b) Borrower agrees to pay (i) to Administrative Agent for the account of each Syndicated Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to Eurodollar Loans multiplied by the average daily amount of such Syndicated Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from the Closing Date to the later of the Commitment Termination Date and the date on which such Syndicated Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from the Effective Date to the later of the Commitment Termination Date and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Syndicated Working Capital Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within five (5) Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of participation fees, to the Syndicated Lenders. Fees paid shall not be refundable under any circumstances.

       3.2 Consideration for QUALCOMM Guaranty.

              QUALCOMM shall be entitled to be paid, from the proceeds of Capitalized Interest Loans, a portion of the interest or fees payable from time to time by Borrower under this Agreement as the Guaranty Fee in accordance with, and subject to the terms and conditions of, the QUALCOMM Guaranty and Section 2.7(a) of this Agreement, and the terms of the Guaranty Fee may be modified by QUALCOMM, Administrative Agent and the Syndicated Lenders in accordance with the QUALCOMM Guaranty at any time and from time to time without any consent of or disclosure to any member of the Borrower Group. On the Closing Date, Borrower shall pay, from the proceeds of the initial Capitalized Interest Loans, the Underwriting Fee to QUALCOMM in accordance with the QUALCOMM Fee Letter.

SECTION 4. YIELD PROTECTION; PAYMENTS; TAXES; ETC.

       4.1 Increased Costs.

              (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender (other than by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage and compensated under Section 2.13(a)) or the Issuing Bank of agreeing to make or making, funding or maintaining, or otherwise related to, Eurodollar Loans or any Letter of Credit or participation therein, then Borrower shall from time to time, upon demand by such Lender or the Issuing Bank (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

              (b) If any Lender or the Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company and that the amount of such capital is increased by or based upon the existence of such Lender's or the Issuing Bank's commitment to lend or extend credit hereunder and other commitments of this type, or if any Lender or the Issuing Bank determines that the introduction of or any change in or in the interpretation of any law or regulation regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such introduction or change in or in the interpretation of such law or regulation (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then, upon demand by such Lender or the Issuing Bank (with a copy of such demand to Administrative Agent), Borrower shall immediately pay to Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, from time to time as specified by such Lender or the Issuing Bank, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered and such additional amount or amounts as will compensate such Lender or the Issuing Bank or such holding company to the extent that such Lender or the Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's or the Issuing Bank's commitment to lend or extend credit hereunder. A certificate as to such amounts submitted to Borrower and Administrative Agent by such Lender or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

       4.2 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.14(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 4.6, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

       4.3 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable lending office to perform its obligations hereunder to make or continue Eurodollar Borrowings or to fund or otherwise maintain Eurodollar Loans hereunder, (i) the obligation of such Lender to make or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended until Administrative Agent shall notify Borrower and Lenders that the circumstances causing such suspension no longer exist and (ii) each Eurodollar Loan of such Lender shall convert into a Base Rate Loan at the end of the then current Interest Period for such Eurodollar Loan.

       4.4 Taxes.

              (a) Any and all payments by or on account of any obligation of Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent, any Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) Borrower shall indemnify Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent, to the extent reasonably available, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, or a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

              (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate; provided, however, that if any Foreign Lender fails to deliver such documentation as necessary to permit such payments to be made without withholding or at a reduced rate, such Foreign Lender shall be entitled to reimbursement only to the extent such additional amounts would have been payable notwithstanding such failure to deliver such documentation, and such Foreign Lender shall incur no additional liability to Borrower or any other Person as a result of such failure to deliver such documentation.

              (f) If Borrower pays any additional amount under this Section 4.4 to a Lender and such Lender, in such Lender's sole and absolute determination, subsequently determines that it has received or realized in connection with any such additional amount paid by Borrower any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which such additional amount is paid by Borrower, such Lender shall return to Borrower an amount equal to the net benefit, after tax, which was obtained by Lender in such year as a consequence of such refund, reduction or credit. Such amount shall be paid as soon as practicable after such Lender makes such determination with respect to receipt or realization by such Lender of such refund, reduction or credit.

              (g) Borrower shall have no obligation to make any payment pursuant to this Section 4.4 to any Foreign Lender that is not a Registered Financial Institution (other than QUALCOMM or any Affiliate of QUALCOMM) in respect of Indemnified Taxes constituting withholding taxes or that are imposed by any Governmental Authority on amounts payable to such Foreign Lender and arising after the Closing Date in excess of such amounts as would be required to be withheld or imposed on amounts payable to such Foreign Lender if such Foreign Lender were a Registered Financial Institution.

       4.5 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

              (a) Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 4.1, 4.2. or 4.4, or otherwise) prior to 11:00 a.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its address referred to in Section 11.1, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 4.1, 4.2, 4.4, 10.7 and 11.3 shall be made directly to the Persons entitled thereto. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

              (b) If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided, however, that all payments or (subject to Section 2.15) prepayments in respect of principal of Loans at any time shall be applied first to the payment or prepayment of all outstanding Syndicated Working Capital Loans or Term Loans, as the case may be, second to the payment or prepayment of all outstanding Vendor Working Capital Loans, and last to the payment or prepayment of all outstanding Capitalized Interest Loans.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

              (d) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders or the Issuing Bank hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

              (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d) or (e), 2.7(b) or 4.5(d), then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

       4.6 Mitigation Obligations; Replacement of Lenders.

              (a) If any Lender requests compensation under Section 4.1, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.4, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.4, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) If any Lender requests compensation under Section 2.13(a) or
Section 4.1, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 4.4, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of Administrative Agent (and, if a Syndicated Working Capital Commitment is being assigned, the Issuing
Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13(a) or Section 4.1 or payments required to be made pursuant to Section 4.4, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

SECTION 5. CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT.

       5.1 Conditions Precedent to the Initial Syndicated Working Capital Loans and the First Letter of Credit. The obligations of the Syndicated Lenders to make the initial Syndicated Working Capital Loans and of the Issuing Bank to issue the first Letter of Credit are subject to the satisfaction (or waiver by Administrative Agent and each Syndicated Lender) of the following conditions:

              (a) Loan Agreement. Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

              (b) Pagares. Administrative Agent shall have received each Pagare evidencing the initial Loans, duly executed and delivered by Borrower.

              (c) QUALCOMM Guaranty Documents. Administrative Agent (or its counsel) shall have received from QUALCOMM either (i) a counterpart of the QUALCOMM Guaranty, duly signed on behalf of QUALCOMM or (ii) written evidence satisfactory to Administrative Agent (which may include facsimile transmission of signed signature pages of the QUALCOMM Guaranty) that QUALCOMM has signed counterparts of the QUALCOMM Guaranty.

              (d) Pegaso Guaranty Agreement. Administrative Agent (or its counsel) shall have received a counterpart of the Pegaso Guaranty Agreement, duly executed by the Guarantors.

              (e) Administrative Agent's Fee Letter. Administrative Agent shall have received Administrative Agent's Fee Letter, duly executed by the Borrower Group and QUALCOMM and accepted by Administrative Agent.

              (f) Satisfaction of QUALCOMM Conditions Precedent Letter. There shall have been delivered to Administrative Agent the Satisfaction of QUALCOMM Conditions Precedent Letter, in form and substance satisfactory to Administrative Agent, duly signed by on behalf of QUALCOMM, confirming that the conditions set forth in Section 5.2 have been satisfied (or waived by QUALCOMM on such terms as QUALCOMM may agree).

              (g) Opinions of Counsel. (i) Administrative Agent shall have received a favorable written opinion (addressed to Administrative Agent, QUALCOMM and the other Lenders and dated the Closing Date) of White & Case LLP, special New York counsel to the Borrower Group and Mijares, Angoitia, Cortes y Fuentes, S.C., Mexican counsel to the Borrower Group, covering such matters relating to Borrower, the other members of the Borrower Group, this Agreement or the transactions contemplated by the Loan Documents as Administrative Agent, QUALCOMM or the other Lenders shall reasonably request, and (ii) Administrative Agent shall have received a favorable written opinion (addressed to Administrative Agent and the Syndicated Lenders and dated the Closing Date) of Cooley Godward LLP, California counsel to QUALCOMM, covering such matters relating to QUALCOMM, this Agreement, the QUALCOMM Guaranty or the transactions contemplated by the Loan Documents as Administrative Agent or the Syndicated Lenders shall reasonably request and a favorable written opinion of special New York counsel, covering such matters related to the QUALCOMM Guaranty as Administrative Agent for the Syndicated Lenders shall reasonably request. Borrower, each other member of the Borrower Group and QUALCOMM hereby requests such counsel to deliver such opinions.

              (h) Incumbency Certificates. Administrative Agent and the Syndicated Lenders shall have received signature and incumbency certificates of the officers of QUALCOMM and of each member of the Borrower Group executing this Agreement or the other Loan Documents to which it is or is to be a party.

              (i) Other Documents. Administrative Agent shall have received such documents and certificates as Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the members of the Borrower Group and QUALCOMM, the authorization of the transactions contemplated by the Loan Documents, and any other legal matters relating to the members of the Borrower Group, QUALCOMM, this Agreement, the QUALCOMM Guaranty, or the transactions contemplated by the Loan Documents and Administrative Agent and each Syndicated Lender shall have received such other documents, information, instruments, legal opinions and other materials in respect of any aspect or consequence of the transactions contemplated hereby, all in form and substance satisfactory to Administrative Agent and its counsel.

              (j) Officers' Certificates. Administrative Agent shall have received certificates dated as of the Closing Date, signed by (i) the president and chief financial officer (or the equivalent) of each member of the Borrower Group, confirming compliance with the conditions set forth in clauses (a), (b) and (c) of Section 5.3, and (ii) signed by a duly authorized officer of QUALCOMM, confirming compliance with the condition set forth in clause (d) of
Section 5.3 (each such certificate and all other certificates delivered under this Agreement to be in such Person's corporate, not individual, capacity).

              (k) Fees, Costs and Expenses. Administrative Agent (for its own account or for the account of the other Syndicated Lenders or the Issuing Bank, as the case may be) shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under or in connection with this Agreement (or arrangements satisfactory to Administrative Agent, in its sole discretion, have been made for the payment of such amounts from the proceeds of the initial Borrowing of Working Capital Loans on the Closing Date).

              (l) Stamp Duties; Taxes; Etc. Administrative Agent and Lenders shall have received evidence satisfactory to them that all required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing and/or perfection of any Loan Document required to be stamped, registered or filed have been paid in full or an appropriate exemption therefrom shall have been obtained, except to the extent that Borrower has provided Administrative Agent and Lenders with assurances satisfactory to them that such duties, fees, costs and charges will be paid in full with the proceeds of the Loans.

Administrative Agent shall notify Borrower, QUALCOMM and the other Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Syndicated Lenders to make Syndicated Working Capital Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.2) at or prior to 2:00 p.m., New York City time, on June 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

       5.2 Conditions Precedent to the Initial Vendor Working Capital Loans, the Initial Capitalized Interest Loans, and the QUALCOMM Satisfaction of Conditions Precedent Letter. The obligations of the Vendor Working Capital Lenders to make the initial Vendor Working Capital Loans, of the Capitalized Interest Lenders to make the initial Capitalized Interest Loans, and of QUALCOMM to deliver the Satisfaction of QUALCOMM Conditions Precedent Letter are subject to the satisfaction (or waiver by QUALCOMM) of the following conditions:

              (a) Conditions Precedent to Initial Syndicated Working Capital Facility Loans. Each of the conditions precedent set forth in Section 5.1 shall have been satisfied (or waived by Administrative Agent and the Syndicated Lenders).

              (b) Amendment No. 1 to Common Agreement. There shall have been delivered to QUALCOMM an Amendment No. 1 to Common Agreement duly executed by each member of the Borrower Group, Citibank, N.A., as Intercreditor Agent, Citibank Mexico, S.A., Grupo Financiero Citibank, as Collateral Agent, Citibank International Plc, as Alcatel Administrative Agent, and ABN AMRO Bank N.V., as QUALCOMM Administrative Agent, in the form attached as Exhibit F hereto with such changes as shall be satisfactory to QUALCOMM.

              (c) Amendment No. 1 to QUALCOMM Credit Agreement. There shall have been delivered to QUALCOMM an Amendment No. 1 to Amended and Restated Credit Agreement duly executed by Borrower, the lenders and ABN AMRO Bank N.V., as QUALCOMM Administrative Agent, in the form attached as Exhibit G hereto with such changes as shall be satisfactory to QUALCOMM.

              (d) Budget and Cash Flow Forecast. QUALCOMM shall have received the Initial Budget and the Initial Cash Flow Forecast, each in form and substance satisfactory to QUALCOMM.

              (e) Officers' Certificates. QUALCOMM shall have received certificates dated as of the Closing Date, signed by the president and chief financial officer (or the equivalent) of each member of the Borrower Group, confirming compliance with the conditions set forth in clauses (a), (b) and (c) of Section 5.3 (each such certificate and all other certificates delivered under this Agreement to be in such Person's corporate, not individual, capacity).

              (f) Corporate Proceedings. All corporate, shareholder and legal proceedings (including the cancellation and reissuance of existing treasury shares and treasury shares relating to the Stock Options) and all instruments and agreements in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Guaranty Trust Agreement shall be reasonably satisfactory in form and substance to QUALCOMM, and QUALCOMM shall have received all information and copies of all certificates, documents and papers, including records of corporate and shareholder proceedings and governmental approvals, if any, which QUALCOMM may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officers or governmental authorities.

              (g) Evidence of Insurance. QUALCOMM shall have received certificates or other evidence of the existence of the insurance required by the Common Agreement.

              (h) QUALCOMM Fee Letter. QUALCOMM shall have received the QUALCOMM Fee Letter, duly executed and delivered by each member of the Borrower Group and accepted by QUALCOMM, and Borrower shall have paid to QUALCOMM the Underwriting Fee as required by the QUALCOMM Fee Letter, or arrangements satisfactory to QUALCOMM, the Administrative Agent and the Required Lenders shall have been made for the payment of the Underwriting Fee on the Closing Date from the proceeds of the initial Capitalized Interest Loans.

              (i) Vendor Post-Closing Agreement. QUALCOMM shall have received a certificate from an Authorized Officer of QUALCOMM certifying that all of the items to be completed and delivered under the Vendor Post-Closing Agreement shall have been completed or delivered in accordance therewith, including (i) the resolution of the amount of the loans outstanding under the QUALCOMM Credit Agreement and the issuance of the Pagares in connection therewith and (ii) the execution and delivery of certain amendments to the QUALCOMM Procurement Agreements, in form and substance satisfactory to QUALCOMM.

              (j) Business Plan. QUALCOMM shall have received a copy of the Business Plan, certified by an Authorized Officer of the Company as having been approved by the Board of Directors of Holdings.

              (k) Additional Matters, Documents or Information. QUALCOMM shall have received each additional document, instrument, legal opinion or item of information reasonably requested by QUALCOMM, including a copy of any debt instrument, security agreement or other material contract to which Borrower or any other member of the Borrower Group may be a party, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to QUALCOMM, and QUALCOMM shall have received such other documents, legal opinions and other opinions in respect of any aspect or consequence of the transactions contemplated hereby.

              (l) System Compliance. The System shall be in compliance in all respects with all Applicable Laws as in effect upon the Closing Date and Administrative Agent and

QUALCOMM shall have received a certificate to such effect from an Authorized Officer of Borrower.

              (m) Financial Statements. QUALCOMM shall have received the most recent financial statements of the Borrower Group (on a consolidated basis), together with a certificate from the Chief Financial Officer of Holdings, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of the Borrower Group has occurred from those set forth in the financial statements provided pursuant to this clause (m), except as otherwise provided (which exceptions shall also be in form and substance satisfactory to Administrative Agent) in any such certificate with respect to such financial statements.

              (n) Authorization to Independent Accountant. The Chief Financial Officer of Holdings shall have authorized the Independent Accountant in writing to communicate directly with Administrative Agent and QUALCOMM (provided that such authorization shall provide that no such communications shall occur with the Independent Accountant unless and until Administrative Agent or QUALCOMM has, prior thereto, notified such Chief Financial Officer of Holdings that it intends to so communicate with the Independent Accountant, and requests that such officer so notify such Independent Accountant) and shall have furnished Administrative Agent and QUALCOMM with a copy of such authorization, which authorization shall be irrevocable until all Obligations have been fully and finally paid.

              (o) Licenses and License Fee. The Licenses shall be in full force and effect; such Licenses shall provide all of the Permits required to operate the System in accordance with the Business Plan, and in those geographical areas referred to in the Business Plan; and all fees, costs and expenses payable in connection with the granting or maintaining of such Licenses shall have been paid in full.

              (p) Fees, Costs and Expenses. QUALCOMM shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under this Agreement or the other Loan Documents (or arrangements satisfactory to QUALCOMM, in its sole discretion, have been made for the payment of such amounts from the proceeds of the initial Borrowing of Capitalized Interest Loans on the Closing Date).

              (q) Stamp Duties; Taxes; Etc. QUALCOMM shall have received evidence satisfactory to it that all required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing and/or perfection of any Loan Document required to be stamped, registered or filed have been paid in full or an appropriate exemption therefrom shall have been obtained, except to the extent that Borrower has provided QUALCOMM with assurances satisfactory to it that such duties, fees, costs and charges will be paid in full with the proceeds of the Loans.

              (r) Consent to Ericsson Assignments. QUALCOMM shall have received the written consent of each member of the Borrower Group to the assignment by QUALCOMM to Telefonaktiebolaget Im Ericsson (publ) and its affiliates of certain rights and obligations under various agreements by and among the members of the Borrower Group and QUALCOMM, in form and substance satisfactory to QUALCOMM.

Notwithstanding the foregoing, the obligations of the Vendor Working Capital Lenders to make Vendor Working Capital Loans and of the Capitalized Interest Lenders to make Capitalized Interest Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.2) at or prior to 2:00 p.m., New York City time, on June 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time)

       5.3 Further Conditions Precedent to Certain Loans and Letters of Credit.

              Subject to Section 5.5, the obligations of each Lender to make a Loan (other than a Capitalized Interest Loan or a Term Loan subject to Section 5.4) on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, are subject to the satisfaction of the following conditions:

              (a) Representations and Warranties. The representations and warranties of Borrower and each other member of the Borrower Group set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or as of any earlier date as to which such representation and warranty is expressly limited.

              (b) No Default or Event of Default. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

              (c) Material Adverse Effect. Since the date of the audited financial statements pursuant to Section 5.2(m), no event, circumstance or condition shall have occurred which constitutes a Material Adverse Effect.

              (d) No QUALCOMM Event. No QUALCOMM Event shall have occurred and be continuing; provided that the condition set forth in this clause (d) shall not be a condition to any Borrowing for which QUALCOMM is the sole Lender.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute (i) a representation and warranty on the date thereof by Borrower and each other member of the Borrower Group as to the matters specified in paragraphs (a), (b) and (c) of this Section and by QUALCOMM as to the matters specified in paragraph (d) of this Section and (ii) a confirmation by QUALCOMM of the QUALCOMM Guaranty.

       5.4 Conditions Precedent to Capitalized Interest Loans and to Certain Term Loans. The obligation of each Capitalized Interest Lender to make a Capitalized Interest Loan on the occasion of any Borrowing of Capitalized Interest Loans and the obligation of each Syndicated Lender to make a Term Loan on the occasion of any Borrowing of Term Loans for the purposes described in
Section 2.1(d)(i) are subject to the satisfaction of the following conditions:

              (a) No Bankruptcy or Insolvency Proceedings. No Event of Default under Section 9.1(e), (f) or (g) shall have occurred.

              (b) No Acceleration of the Loans. Lenders shall not have accelerated the Loans pursuant to Section 9.2.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty on the date thereof by Borrower and each member of the Borrower Group as to the matters specified in paragraphs (a) and (b) of this Section.

       5.5 Further Conditions Precedent to Syndicated Working Capital Loans and Letters of Credit. If, at any time on or before the Commitment Termination Date,
(i) Borrower delivers a Borrowing Request for a Borrowing of Syndicated Working Capital Loans approved by QUALCOMM in accordance with Section 2.6(a), a Borrowing of Term Loans (other than Term Loans subject to Section 5.4), or a request for the issuance, amendment, renewal or extension of a Letter of Credit approved by QUALCOMM in accordance with Section 2.4(b), and (ii) QUALCOMM delivers to Administrative Agent a written acknowledgement that that the conditions set forth in clauses (a), (b) or (c) (or any combination thereof) of
Section 5.3 have not been satisfied as of the date of such Borrowing or request, then the obligations of each Syndicated Lender to make a Syndicated Working Capital Loan or such Term Loan, as the case may be, on the occasion of any Borrowing under the Syndicated Working Capital Facility, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, are subject to the satisfaction of the following conditions in lieu of the conditions set forth in
Section 5.3:

              (a) No QUALCOMM Event. No QUALCOMM Event shall have occurred and be continuing.

              (b) No Bankruptcy or Insolvency Proceedings. No Event of Default under Section 9.1(e), (f) or (g) shall have occurred.

              (c) No Acceleration of the Loans. Lenders shall not have accelerated the Loans pursuant to Section 9.2.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute (i) a representation and warranty on the date thereof by Borrower and each other member of the Borrower Group as to the matters specified in paragraphs (b) and (c) of this Section and by QUALCOMM as to the matters specified in paragraph (a) of this Section and (ii) a confirmation by QUALCOMM of the QUALCOMM Guaranty.

SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

              The representations and warranties contained herein shall survive the execution and delivery of this Agreement. To the extent that any schedule referred to in this Section 6 shall need to be updated after the Closing Date in order to permit such representation to be true and correct when made or deemed made, Borrower or other member of the Borrower Group shall provide Administrative Agent with such updated schedule in writing prior to the date such representation is made or deemed made and shall request approval of such updated schedule from the Required Lenders. Unless any such schedule is updated and approved by the Required Lenders, no change to any existing schedule shall be deemed to have been made. Borrower and each other member of the Borrower Group signatory hereto, jointly and severally, represents and warrants to the Lenders as follows:

       6.1 Senior Debt; Non-Vendor Financing. Except as to the collateral securing the Vendor Facilities, the Loans rank pari passu with the Indebtedness of Borrower under the Vendor Agreements. The Loans constitute Non-Vendor Financing under and as defined in the Common Agreement as in effect on the date hereof.

       6.2 Approvals. No authorizations, consents, approvals, licenses, filings or registrations by or with any Governmental Authority, and no notarization or other formalities in Mexico, are required to be obtained or accomplished for the execution, delivery or performance by Borrower or any other member of the Borrower Group of this Agreement or any other Loan Document to which it is a party or for the validity and enforceability of this Agreement or the other Loan Documents in accordance with their respective terms.

       6.3 Corporate Status. Each member of the Borrower Group (i) is a sociedad anonima de capital variable duly organized, validly existing and in good standing under the laws of Mexico, (ii) is duly authorized to do business in Mexico and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except for any authorization the absence of which does not constitute a Material Adverse Effect) and (iii) has the requisite power and authority to (a) own or possess all of its property and assets, (b) transact the business in which it is engaged or proposes to be engaged (including the Business), (c) incur and guarantee Indebtedness and create Liens, (d) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (e) do all things to be done by it in respect of the construction, maintenance and operation of the System and to consummate the transactions contemplated by this Agreement and the other Loan Documents.

       6.4 Corporate Power and Authority. The execution, delivery and performance by Borrower of this Agreement and the Pagares, the borrowing of Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder have been duly authorized by all necessary corporate and, if required, stockholder action. Each member of the Borrower Group has taken all corporate action necessary to authorize the execution, delivery and performance by it of each of such Loan Documents as have been executed and delivered by such member as of each date this representation and warranty is made or deemed made. Each member of the Borrower Group has, or in the case of the Loan Documents other than this Agreement by the Closing Date will have, duly executed and delivered each of the Loan Documents to which it is a party.

       6.5 Valid and Binding Obligation. This Agreement, when executed and delivered by the members of the Borrower Group on or before the date this representation is made or deemed made, constitutes, or, in the case of each other Loan Document to which it is a party, when executed and delivered by it, will constitute, the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

       6.6 No Violation. None of the execution and delivery by any member of the Borrower Group of this Agreement and the other Loan Documents to which it is party, the consummation of the transactions contemplated hereby and thereby or compliance with the terms and provisions hereof and thereof does or will (i) contravene or violate its Charter Documents or any Applicable Law, (ii) contravene or result in any breach or constitute any default under any order, writ, injunction, judgment or decree of any court or other tribunal or Governmental Authority or (iii) contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its revenues, properties or assets under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Liens or (iv) require any permit, consent or approval of any Person other than any such permits, consents or approvals which have been obtained and are in full force and effect.

       6.7 Permits. All authorizations, consents and permits necessary under Applicable Law in connection with (i) the due execution and delivery of, and performance by each member of the Borrower Group of its obligations under each Loan Document to which it is a party in effect or required to be in effect as of each date this representation is made or deemed made, and (ii) the care, custody, control, construction, development and operation of the System as contemplated by the Business Plan which are required to be obtained on or prior to the date this representation is made or deemed made (other than, in the case of this clause (ii), such consents, authorizations and permits the absence of which would not constitute a Material Adverse Effect), in each case have been obtained by such members (hereinafter, collectively the "Permits"). Each of the Permits has been duly obtained or made, is validly issued, is in full force and effect, and is held in the name of the Person identified in such Permit, and is free from any condition or requirement compliance with which would constitute a Material Adverse Effect or which the applicable member of the Borrower Group does not reasonably expect to be able to satisfy in a timely manner.

       6.8 Financial Statements; Financial Condition; Undisclosed Liabilities; Etc.

              (a) Each of the financial statements of the Borrower Group delivered pursuant to Sections 5.2(m) and 7.1(a) is true, complete and correct in all material respects as of the date of such statements and fairly presents the financial condition, results of operations and cash flows as of the date thereof. Such financial statements have been prepared in accordance with GAAP on a consistent basis except as may otherwise be noted therein.

              (b) Except as fully reflected in (i) the financial statements referred to in Section 5.2(m), (ii) the contingent liabilities set forth on
Schedule 6.34 and (iii) the obligations set forth in the Loan Documents, there is, as of the Closing Date, no liability or obligation with respect to any member of the Borrower Group of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such respective financial statements relate which, either individually or in the aggregate, constitutes a Material

Adverse Effect. As of the Closing Date, no member of the Borrower Group knows of any reasonable basis for the assertion against any such member of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for such relevant period that is not (x) fully reflected in the financial statements referred to in Section 5.2(m), (y) set forth in Schedule 6.34 or (z) an obligation set forth in or contemplated by the Loan Documents, which either individually or in the aggregate, constitutes a Material Adverse Effect.

              (c) Since the date of the last financial statements of the Borrower Group submitted in accordance with Section 7.1(a), there has been no material adverse change in the condition (financial or otherwise) or operations of the Borrower Group (taken as a whole), except for the operating losses contemplated by the most recent Business Plan submitted pursuant to Section 7.1(d).

       6.9 Litigation; Labor Disputes.

              (a) No member of the Borrower Group is in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority, other than any order that is the subject of a Good Faith Contest or other order the default under which, or the non-compliance with which, would not result in a Material Adverse Effect. There is no injunction, writ, or preliminary restraining order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the transactions provided for in any of the Loan Documents not be consummated as herein or therein provided. There is no action, suit, investigation or proceeding (including any appeal by any Person of a Permit) by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best knowledge of each member of the Borrower Group, threatened against or affecting any member of the Borrower Group (or any of such party's properties, revenues or assets) which constitutes a Material Adverse Effect.

              (b) There are no strikes, slowdowns or work stoppages by the employees of any member of the Borrower Group or any Vendor, on-going, or, to the best knowledge of each such member, currently threatened, which constitute a Material Adverse Effect.

       6.10 Tax Returns and Payments.

              (a) Each member of the Borrower Group has filed all income tax and other material tax returns required by Applicable Law to be filed by it and has paid all Taxes and assessments payable by it which have become due other than those subject to a Good Faith Contest. Each member of the Borrower Group has paid or has provided reserves adequate in the reasonable judgement of the management of Holdings and consistent with GAAP for the payment of all income or other Taxes imposed on it by the Government of Mexico for all prior Fiscal Years and accrued for the current Fiscal Year to the date on which this representation is made or deemed made.

              (b) Except for those items set forth in Schedule 6.10, as of the date hereof no withholding Taxes are or will be payable by Borrower or any other member of the Borrower Group under Applicable Law to any Governmental Authority in connection with any amounts payable or to be payable by Borrower or any other such member under or in respect of this Agreement or the other Loan Documents.

       6.11 Capitalization.

              (a) Schedule 6.11 sets forth the capitalization of Holdings and each other member of the Borrower Group as of the date hereof, including (i) authorized capital, (ii) the number of shares issued and outstanding and (iii) the shareholders and number of shares and advances held by each such shareholder. All of the issued and outstanding shares of Holdings (other than treasury stock held by Holdings) and each other member of the Borrower Group are duly and validly issued and non-assessable and fully paid. On the Closing Date, neither Holdings nor any other member of the Borrower Group has outstanding (y) any securities convertible into or exchangeable for its share capital or (z) except as set forth in Section 6.11(b) below or the Stock Options, any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, commitment or claims of any character relating to, or any rights or claims that restrict the transfer of, its share capital.

              (b) The Existing Equity, as of March 31, 1999, was Ps.2,947,290,074. No Existing Shareholder or New Shareholder has any right (contingent or otherwise) for the repayment or reimbursement of any of the Existing Equity, nor any rights, contractual or otherwise, against Holdings (or any other member of the Borrower Group) in respect of such Existing Equity, other than rights to the shares of Capital Stock which have previously been issued to the providers of such Existing Equity. Each of the Existing Equity Commitments (other than any obligation of Alcatel) constitutes the valid and enforceable obligation of the Original Mexican Shareholders to subscribe for the Capital Stock of Holdings in the amounts and on the date or dates specified in such Existing Equity Commitments, and each such obligation is (i) absolute and irrevocable, and (ii) not subject (directly or indirectly) to any precondition or condition precedent except as set forth in the Joint Venture Agreement. As of the date this representation is made (i) there has been no amendment, supplement or modification of such Existing Equity Commitment, and (ii) there has been no waiver granted by Holdings under any such Existing Equity Commitment. Set forth in Schedule 6.11 is a true and complete listing of each Original Mexican Shareholder and the amount of each Existing Equity Commitment required to be contributed by each such Original Mexican Shareholder as of the Closing Date.

       6.12 Subsidiaries.

              (a) Holdings is the legal and beneficial owner of 100% of the Capital Stock of each of (i) Borrower, (ii) Pegaso PCS and (iii) Personnel Co. (the "Applicable Shares"). As of the Closing Date, Holdings does not own any Capital Stock in any Person other than as set forth in the preceding sentence. There are no Liens of any kind on any of the Applicable Shares other than Permitted Liens, nor are there any restrictions on transfers of such Applicable Shares, nor are there any agreements of any kind relating to the voting of, or disposition of, such Applicable Shares (except as described in the proviso to Section 4.04(iv) of the Common Agreement as in effect on the date hereof). As of the Closing Date, each of Borrower, Pegaso PCS and Personnel Co. has no Subsidiaries and does not otherwise control any voting stock or any ownership interest in any other Person. Notwithstanding the other provisions of this
Section 6.12(a), it is recognized that a single share of each of Pegaso PCS, Personnel Co. and Borrower is not owned by Holdings, but is owned by another member of the Borrower Group.

              (b) As of the Closing Date, the Sponsors, collectively, own 100% of the Capital Stock of Holdings (the "Holdings Shares"). On the Closing Date, there are no liens of any kind on the Holdings Shares other than Permitted Liens, nor (except for such agreements or restrictions as are set forth in the Joint Venture Agreement, in the form in existence on the Closing Date, and in the Registration Rights Agreements, and as otherwise described in the proviso to
Section 4.04 (iv) of the Common Agreement as in effect on the date hereof) are there any restrictions on transfer of the Holdings Shares, nor are there any agreements of any kind relating to the voting of, or disposition of, such Holdings Shares, other than as set forth in the Joint Venture Agreement, the Registration Rights Agreements and the Sponsors Negative Pledge Agreement.

       6.13 Compliance with Applicable Law. Each member of the Borrower Group is in compliance in all respects with all Applicable Law (including Environmental
Law), except to the extent that such failure to be in compliance would not constitute a Material Adverse Effect.

       6.14 Property Rights. Each member of the Borrower Group owns, has a license to use or otherwise has the right to use, free and clear of any pending or threatened Liens (other than Permitted Liens), all property rights (real, personal, mixed, tangible or intangible) including all patents, patent applications, trademarks, permits, service marks, names, trade secrets, proprietary information and knowledge, technology, computer programs, databases, copyrights, licenses, franchises and formulas, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, in each case, that are material to the care, custody, control, construction, development, operation and maintenance of the System or the conduct of the Business by the Borrower Group as contemplated by the Business Plan, without any conflict with the rights of others as of the date such property rights are necessary to operate and maintain the System and the Business.

       6.15 Single-Purpose. The Borrower Group (taken as a whole) has not engaged in any business other than the care, custody, control, development, construction, operation, maintenance and financing of the System and the conduct of the Business; provided that it is recognized that Personnel Co. is authorized to provide human resource and similar services, and may provide such services, to unrelated third parties to the extent consistent with the Business Plan.

       6.16 Fees and Enforcement.

              (a) Except for the fees and Taxes set forth on Schedule 6.16 that have been paid in full or will have been paid in full by the date of any Borrowing requested hereunder or with the proceeds of any Loan made pursuant to such Borrowing, no fees or Taxes are required to be paid for the legality, validity or enforceability of the Loan Documents.

              (b) This Agreement and each of such Loan Documents executed and delivered as of the date this representation is made or deemed made are each in proper legal form under

(i) the Applicable Law of Mexico and (ii) the respective governing laws specified in such Loan Documents, for the enforcement thereof in such jurisdiction.

       6.17 Foreign Exchange Approvals. All requisite foreign exchange control approvals and other similar authorizations, if any, required under Applicable Law to be issued by any Governmental Authority to assure (i) the ability of each member of the Borrower Group to receive, and the ability of any other party to make to the Borrower Group, any and all payments in the currency or currencies contemplated by the Loan Documents, (ii) the ability of each member of the Borrower Group to maintain Dollar accounts outside Mexico and to transfer amounts from and into Mexico as necessary to meet its obligations under the Loan Documents, in accordance with their respective terms, and (iii) the ability of each member of the Borrower Group to use Dollars as necessary to perform all of its obligations under the Loan Documents, in accordance with their respective terms, including the making of all payments required by or contemplated in the Loan Documents, have been duly and validly obtained and are in full force and effect. Other than those restrictions or requirements for which appropriate waivers, authorizations and/or approvals have been received, there are no further restrictions or requirements under Applicable Law that limit the availability or transfer of foreign currency, or the conversion to a foreign currency, for the purpose of (a) the performance by each member of the Borrower Group of its obligations under this Agreement or any other Loan Document to which it is a party or (b) repatriating the proceeds of enforcement of the Obligations.

       6.18 Liens. Except for Permitted Liens, there are no Liens securing any Indebtedness or other obligations of any Person covering any present or future revenues, properties or assets or share capital of any member of the Borrower Group other than on the Capital Stock of Holdings. No Liens securing any Indebtedness or other obligations of any Person cover the Capital Stock of Holdings held by any Sponsor except as permitted under the Sponsor Negative Pledge Agreement and as may exist under that Irrevocable Guaranty Trust Agreement dated as of May 27, 1999 by and among Alejandro Burillo Azcarraga, Leap, QUALCOMM, Banco Invex, Institucion de Banca Multiple, Grupo Financiero Invex, Trust Department and Holdings. No member of the Borrower Group has outstanding any Lien or obligation to create any Lien on or with respect to any of its properties, revenues or assets, other than Permitted Liens.

       6.19 Title. Except for Permitted Liens, Borrower and its Subsidiaries own and have good and marketable title in fee simple absolute to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the Financial Statements (other than any properties or assets disposed of in the ordinary course of business or otherwise in compliance with the Common Agreement) and all assets and properties acquired by Borrower and its Subsidiaries since the date of the Financial Statements referred to in Section 5.2(m) (except those disposed of in the ordinary course of business or otherwise in compliance with the Common Agreement).

       6.20 Loan Documents. Administrative Agent and Lenders have received a true, complete and correct copy of each of the Loan Documents in effect as of the date this representation is made or deemed made. Each such Loan Document is in full force and effect and has not been amended, modified or terminated, except as previously disclosed in writing to Administrative Agent and in accordance with the terms hereof and thereof.

       6.21 Certain Ancillary Services. Except where the failure to obtain the services referred to below would not constitute a Material Adverse Effect, all utility services, facilities and other services that can reasonably be expected to be necessary for the care, custody, control, construction, operation and maintenance of the System, are, or will be when needed, available to the Borrower Group to the extent necessary or desirable.

       6.22 Environmental Matters.

              (a) Except as set forth on Schedule 6.22 (i) no member of the Borrower Group is now in violation of any Environmental Law which violation constitutes a Material Adverse Effect, (ii) no member of the Borrower Group, nor to the best knowledge of any member of the Borrower Group, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the System or any real property owned or leased by an member of the Borrower Group or transported thereto or therefrom any Hazardous Material in a manner that could reasonably be expected to subject any member of the Borrower Group to any Environmental Claim that would constitute a Material Adverse Effect, or subject QUALCOMM, Administrative Agent or any Lender to any liability or regulation under any Environmental Law or to any Environmental Claim, and (iii) to the best knowledge of each member of the Borrower Group, there are no Hazardous Materials used, stored, or present at, on or near the System or any real property owned or leased by any member of the Borrower Group in violation of Applicable Law or which would constitute a Material Adverse Effect.

              (b) Except as set forth in Schedule 6.22, there is no proceeding and, to the best knowledge of each member of the Borrower Group, no investigation or inquiry by any Governmental Authority or any other Person with respect to the presence or release of Hazardous Materials in, on, from or to the System or any real property owned or leased by any member of the Borrower Group which would constitute a Material Adverse Effect, nor, as of the Closing Date, has any member of the Borrower Group received notice of any pending or threatened Environmental Claim, and, as of the Closing Date, no member of the Borrower Group knows of any basis for any Environmental Claim.

       6.23 Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

       6.24 True and Complete Disclosure. (a) All factual information (taken as a whole), including the Business Plan, furnished by or on behalf of any member of the Borrower Group in writing to or for the benefit of any particular Lender (referred to herein as a "Relevant Lender," which term includes Administrative Agent) was true and accurate in all material respects (i) in the case of the Business Plan, as of the Closing Date, and (ii) with respect to all other factual information (including updates of the Business Plan), on the dates as of which such information was furnished, and was not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was furnished; provided, however, that, except as otherwise expressly set forth in this Agreement, the sole representation of each member of the Borrower Group with respect to projections, estimates or other expressions of view as to future circumstances shall be that such projections, estimates or other expressions of view as to future circumstances (i) were prepared in good faith, (ii) fairly present in all material respects the Borrower Group's expectations as to the matters covered thereby as of their respective date(s) of delivery (it being understood that assumptions utilized therein were believed by the Borrower Group in good faith to be reasonable in light of conditions existing at the time of preparation thereof, but that actual results may vary from the projected results contained therein), (iii) were based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) as of their respective date(s) of delivery, and (iv) were in all material respects consistent with the provisions of the Loan Documents as of their respective date(s) of delivery. There are no statements, assumptions or conclusions in the Business Plan, as of the date of delivery thereof, which are based upon or include information known as of such delivery date to any member of the Borrower Group to be misleading or which fail to take into account material information regarding the matters reported therein. As of the Closing Date there are in existence no documents, agreements or other information which have not been disclosed to the Relevant Lender in writing which are material in the context of the Loan Documents or which have the effect of varying any of the Loan Documents.

       6.25 No Additional Fees. Other than as set forth in Schedule 6.25, as of the Closing Date, no member of the Borrower Group has paid nor become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Loan Documents.

       6.26 Use of Proceeds. The proceeds of the Syndicated Working Capital Loans, the Term Loans, the Vendor Working Capital Loans and the Capitalized Interest Loans shall be used solely as described in Sections 2.1(b), 2.1(d), 2.2(b) and 2.3(b), respectively. No part of the proceeds of any Loan or Letter of Credit will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" (as defined in Regulation U) or to extend credit to others for such purpose. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Sections 220, 221 and 224, respectively).

       6.27 Insurance. All insurance policies required to be maintained pursuant to the terms of the Common Agreement are in full force and effect, and all premiums due and payable have been paid.

       6.28 Private Activities; Immunity. The transactions contemplated by the Loan Documents constitute private commercial activities (rather than governmental or public activities). To the extent that any member of the Borrower Group or any of its properties or assets has or hereafter may acquire any rights to immunity from setoff, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on any grounds of sovereignty or otherwise (whether under the laws of Mexico or any other jurisdiction), to the extent permitted by Applicable Law such Person hereby irrevocably waives such right to immunity and its properties and assets in respect of its obligations arising under or relating to this Agreement or any other Loan Document.

       6.29 No Subordination. The obligations of each Guarantor under the Guaranties and Borrower under this Agreement or under any other contracts or instruments executed by Guarantors or Borrower in connection therewith and herewith (i) are not subordinated in right of payment to any other obligation of Borrower or such Guarantors and (ii) will at all times rank prior to or pari passu in right of payment with all present and future unsecured Indebtedness of any Guarantor or Borrower, as applicable, except in either case, to the extent provided by law or as may otherwise be expressly provided in the Loan Documents.

       6.30 Licenses. The Licenses are in full force and effect and Borrower holds legal, valid, binding and enforceable title to the Licenses free and clear of any Liens other than Permitted Liens and free and clear of any conditions other than those set forth in the Licenses. The Licenses are sufficient (together with other authorizations, consents and permits which have been received, or are reasonably anticipated to be received on a timely basis, by one or more members of the Borrower Group) to grant to Borrower the legal power and authority to operate and maintain the System and conduct the Business in accordance with the Business Plan. Other than as may be set forth in Schedule 6.30, there has been no notice given by any Governmental Authority that brings into question the validity or effectiveness of the Licenses, nor is there any litigation (or to the best knowledge of each member of the Borrower Group, threatened litigation) relating in any way to the Licenses which, in either case, if decided adversely, would have the effect of causing an Event of Default under Section 9.1(l).

       6.31 Operator Agreements. Subject to Section 5.17 of the Common Agreement, the GTE Operator Agreement and the Operator Agreement are in full force and effect.

       6.32 Employee Benefit Plans; Employment Matters.

              (a) Employee Benefits.

                     (i) Each employee benefit plan of any member of the Borrower Group, if any, has been maintained, operated and administered in accordance with its terms and with Applicable Law, and all notices, filing and disclosures required by such terms or law have been timely made, except when the failure to maintain, operate, or administer, or to notify, file or disclose, would not have a Material Adverse Effect. No proceeding with respect to the administration or the investment of the assets of any employee benefit plan (other than routine claims for benefits) that would have a Material Adverse Effect or create Liens (other than Permitted Liens) is pending or threatened.

                     (ii) All obligations of the Borrower Group for payments with respect to any and all mandatory and additional employee benefit plans including all Instituto Mexicano del Seguro Social (Mexican Social Security Institute), Instituto del Fondo Nacional para la Vivienda de los Trabajadores (National Worker's Housing Fund Institute), and accrued payroll taxes payments for their respective employees have been timely paid and properly reported in the financial statements required to be delivered under Section 7.1(a) in accordance with GAAP except where the failure to make such payments would not have a Material Adverse Effect or result in any Lien (other than Permitted Liens).

                     (iii) As of the Closing Date, no member of the Borrower Group has any liability for retiree benefits.

              (b) Employment Practices. Each member of the Borrower Group has complied in all material respects with all Applicable Laws with respect to employment practices, including applicable health and safety regulations, and there is no investigation, charge or complaint alleging any material violation of such laws, rules or regulations against any member of the Borrower Group pending or threatened, or before any federal or local labor board, tribunal or Comision Nacional del Sistema de Ahorro para el Retiro (National Savings and Retirement System Commission).

              (c) Labor Matters. There is no labor strike, request for representation, slowdown or stoppage actually pending or, to the knowledge of any member of the Borrower Group, threatened against or affecting it which would have a Material Adverse Effect.

              (d) Filings. Each member of the Borrower Group has filed all forms, reports, statements, provider agreements benefit plan descriptions, payor agreements, beneficiary materials and other documents (including those related to employee benefit plans) required to be filed by it with any Governmental Authority, including state and federal insurance and health regulatory authorities except where the failure to file would have a Material Adverse Effect or result in a Lien.

       6.33 Year 2000. Each member of the Borrower Group reasonably believes that all computer applications that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so is would not have Material Adverse Effect (that is, be "Year 2000 compliant").

       6.34 Indebtedness. As of the date hereof and as of the Closing Date,
Schedule 6.34 is a complete and correct list of all Indebtedness, credit agreements, indentures, purchase agreements, guaranties, capital leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing, but not including nondelinquent trade credit providing for payment within ninety (90) days of invoice) involving $1,000,000 or more in respect of which any member of the Borrower Group is in any manner directly or contingently obligated. The maximum principal or face amounts of the credits in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

       6.35 Budget. As of the date hereof, the Initial Budget is consistent with the Business Plan.

SECTION 7. AFFIRMATIVE COVENANTS.

              Each member of the Borrower Group covenants and agrees, jointly and severally, that until the Commitments have been terminated and all Obligations are paid in full:

       7.1 Information Covenants. Borrower shall furnish to Administrative Agent and QUALCOMM:

              (a) Financial Statements.

                     (i) Annual Financial Statements Of The Borrower Group. As soon as available, but in any event within 120 days after the close of each Fiscal Year, a consolidated balance sheet of the Borrower Group as at the end of such Fiscal Year with the related audited statements of income and retained earnings and statements of cash flows for such Fiscal Year, in each case setting forth comparative combined figures for the prior Fiscal Year and certified by the Independent Accountant, which certification shall state that all such statements are in agreement with the Borrower Group's books of account and are prepared in accordance with GAAP on a consistent basis and reconciled to U.S. GAAP.

                     (ii) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each Fiscal Year, the combined balance sheet of the Borrower Group, as at the end of such quarterly period and the related unaudited combined statements of income and of cash flows for such quarterly period and for the portion of the Fiscal Year ended at the end of such quarterly period, and in each case setting forth comparative combined figures for the related quarterly period in the prior Fiscal Year and the figures for such portion of the Fiscal Year ended at the end of such quarterly period, all of which shall be certified by the chief financial officer or controller of Holdings as fairly presenting the financial condition and results of operations of the Borrower Group and as having been prepared in accordance with GAAP on a consistent basis and reconciled to U.S. GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

              (b) Independent Accountant's Report. At the time of delivery of the financial statements provided for in Section 7.1(a), a report of the Independent Accountant (x) stating that in the course of its regular audit conducted in accordance with GAAP of the financial statements of the Borrower Group as described under this Section 7.1, the Independent Accountant obtained no knowledge of a Default or Event of Default which has occurred, or if in the opinion of the Independent Accountant such Default or Event of Default has occurred, a statement as to the nature thereof and (y) certifying that, based on such financial statements and its review of the terms hereof, the Borrower Group was in compliance with Sections 5.02(a), 6.03, 6.04, 6.06, 6.09 and 6.10 of the Common Agreement as of the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance therewith.

              (c) Management Letters. Promptly after receipt thereof, by any member of the Borrower Group, a copy of any management letter or other similar communication received by any such member from the Independent Accountant in relation to the financial, accounting and other systems, management or accounts of any such member.

              (d) Business Plan. Not less frequently than annually, commencing not later than December 15, 1999, an updated Business Plan in the form approved by the Board of Directors of Holdings, which shall be based on (i) facts and circumstances existing as of the date of submission, and (ii) with respect to future events and performance, assumptions believed by the Borrower Group to be reasonable under the circumstances as of such date of submission. Each updated Business Plan shall contain, at a minimum, (i) a description of the Borrower Group's plans in connection with the roll-out of the System, (ii) the number of subscribers to the System as of the date of such updated Business Plan for each year thereafter through the final maturity date of any Senior Indebtedness then outstanding,
(iii) a pro-forma income statement (including EBITDA) for the year in which the up-dated Business Plan is submitted and each year thereafter through the final maturity date of any Senior Indebtedness then outstanding, (iv) a projected debt service coverage table for the then current year and each year thereafter through the final maturity date of any Senior Indebtedness then outstanding, (v) at least the same amount of information as was contained in the original Business Plan, and (vi) a description of all major assumptions which were used in connection with the preparation of such up-dated Business Plan. During the 30-day period following the submission of the updated Business Plan, the Borrower Group will make available the Chief Financial Officer of Holdings and any other officer of the Borrower Group reasonably requested by any Administrative Agent to report on, and answer questions with respect to, such updated Business Plan at such times as such Administrative Agent(s) may reasonably request.

              (e) Cash Flow Forecast. On or prior to the first day of each fiscal quarter, an updated Cash Flow Forecast, certified by the Chief Financial Officer of Holdings that the same has been prepared in good faith and is based upon reasonable assumptions.

              (f) Officers' Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(a), a certificate of an Authorized Officer of each member of the Borrower Group to the effect that, based upon such Authorized Officer's review of the terms hereof and the other Loan Documents and the financial condition of each member of the Borrower Group during the relevant accounting period and, to the best of such officer's knowledge, (i) such member of the Borrower Group is in compliance with all of its obligations under the terms of the Loan Documents the non-performance of which would constitute a Material Adverse Effect, and (ii) no Default or Event of Default has occurred and is continuing, or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower Group is taking or proposes to take in response thereto.

              (g) Notice of Certain Occurrences, Etc. (i) Promptly, but in all cases within five Business Days after any Responsible Officer of any member of the Borrower Group obtains knowledge thereof, written notice of any event which constitutes a Default or Event of Default, specifying the nature of such Default or Event of Default and any steps the Borrower Group is taking and proposes to take to remedy the same and (ii) promptly, and in any event within five Business Days, after any senior officer of any member of the Borrower Group obtains knowledge thereof, notice of:

                     (i) any litigation, arbitration or governmental proceeding pending or threatened in writing (1) against any member of the Borrower Group
(x) involving a claim or claims in excess of $1,000,000 individually or $2,000,000 in the aggregate or (y) which, if decided adversely to such member or members, would constitute a Material Adverse Effect, or (2) with respect to any Loan Document;

                     (ii) any proceeding or legislation by any Governmental Authority to acquire compulsorily all or any portion of the business or assets of any member of the Borrower Group (whether or not constituting an "Event of Default" hereunder);

                     (iii) any change in the Authorized Officers of Borrower or other member of the Borrower Group, giving certified specimen signatures of any new officer so appointed and, if requested by an Administrative Agent, reasonably satisfactory evidence of the authority of such new officer;

                     (iv) any notice relating to a material dispute received or initiated by any member of the Borrower Group under any of the Licenses;

                     (v) any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any assets of the Borrower Group;

                     (vi) any one or more events, conditions or circumstances (including any event of force majeure or any on going or threatened strike, slowdown or work stoppage by the employees of any member of the Borrower Group or of any Vendor) known by a senior officer of any member of the Borrower Group to exist or to have occurred or in the reasonable judgment of such officer are expected or imminent that, in any case, constitute a Material Adverse Effect;

                     (vii) any notice received by any member of the Borrower Group purporting to cancel or materially alter in an adverse manner the terms of any insurance contract (including any notification of any premium increase in excess of 20% over the prior premium payable for such insurance contract);

                     (viii) any (i) fact, circumstance, condition or occurrence that results in noncompliance with any Environmental Law and constitutes a Material Adverse Effect and (ii) pending or, to the best knowledge of any member of the Borrower Group, threatened (in writing) Environmental Claim against any such member which would result in a Material Adverse Effect; and

                     (ix) any change in the capitalization of Holdings or any other member of the Borrower Group to the extent that, as a result of such change, any of the representations and warranties made in Section 6.11(a) as of the Closing Date would not be true if made as of any subsequent date.

              (h) Governmental Reports. Within 30 days after the date on which any such report is submitted, a copy of any material report required to be filed by any member of the Borrower Group with any Governmental Authority with respect to an environmental aspect of the System.

              (i) Information with Respect to Amendment, Waiver or Consent. In connection with any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Loan Document for which the consent or approval of Administrative Agent, QUALCOMM, the Issuing Bank or any Lender is required, sufficient information (including a narrative description of the effect thereof), sufficiently far in advance of the date a decision is required, to enable Administrative Agent, QUALCOMM, the Issuing Bank or Lenders to make an informed and considered decision with respect thereto; provided that such information shall be required to be delivered only to those parties (Administrative Agent, QUALCOMM, the Issuing Bank and Lenders, as applicable) the consent or approval of which is required.

              (j) Notice of Default, Litigation or Environmental Claim. Promptly, and in any event within three Business Days after any Responsible Officer of any member of the Borrower Group obtains knowledge thereof, notice of
(x) the termination of either of the Alcatel Procurement Agreement or the QUALCOMM Procurement Agreements and (y) any change in the ownership of Holdings of which it has knowledge and (z) any Environmental Claim against Borrower or any other member of the Borrower Group. Each notice pursuant to this subsection shall specify the nature thereof, the period of existence thereof and what action, if any, the Borrower Group proposes to take with respect thereto.

              (k) Year 2000 Compliance. Promptly in the event the Borrower Group discovers or determines that any computer application (including those of its material suppliers and vendors) that is material to the Business will not be Year 2000 compliant (as defined in Section 6.33) on a timely basis.

              (l) Other Information. Promptly upon transmission thereof, (i) copies of any filings and registrations with, and reports to, the United States Securities and Exchange Commission or any comparable Governmental Authority by Holdings, (ii) copies of all financial statements, proxy statements, notices and reports as Holdings shall send generally to public shareholders and (iii) with reasonable promptness, such other information or documents (financial or otherwise) as Administrative Agent or any Lender may reasonably request from time to time (provided that such information shall be required to be delivered only to Administrative Agent or the Lenders requesting such information).

              (m) Books and Records. Each member of the Borrower Group shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and shall permit (at such member's own expense, except for travel costs) any representatives designated by the Administrative Agent, QUALCOMM or any other Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

       7.2 Permits; Enforcement of Transaction Documents. The Borrower Group will:

              (a) take, or cause to be taken, all actions necessary to obtain in a timely manner all authorizations, consents and permits which are the responsibility of the Borrower Group, and will promptly make, or cause to be made, all required filings with governmental or similar authorities in Mexico, in each case, to preserve, renew and keep in full force and effect its material rights, franchises, licenses, contracts, powers, privileges and patents necessary for the performance of its obligations under the Loan Documents;

              (b) obtain and maintain, or cause to be obtained and maintained in full force and effect (or where appropriate, renew) all consents, authorizations and permits necessary for the conversion to Dollars of all Peso amounts which are required to be converted by the Loan Documents and for the remittance to the United States in Dollars of any amounts paid or payable in Dollars, as applicable, to Administrative Agent, the Issuing Bank or any Lender in connection with any other Loan Document or the transactions contemplated hereby or thereby;

       7.3 Proper Legal Form. Each member of the Borrower Group shall take all such further action within its control required to ensure that each of the Loan Documents is in proper legal form, under the laws of Mexico and under the respective governing laws specified in such Loan Documents, for the enforcement thereof in such jurisdictions without any further action on the part of Administrative Agent or any other Person.

       7.4 Translations. If any Loan Document, notice, certificate, instrument, communication or other document required to be delivered to any Person pursuant to this Agreement is not originally executed, delivered or given in English (regardless of whether such requirement arises before or after the Closing
Date), the Borrower Group shall, upon written request of Administrative Agent or QUALCOMM or any other Lender entitled to receive the same, concurrently with the delivery of such Loan Document, notice, certificate, instrument or other document, additionally and at Borrower's expense, provide to such Person a certified English translation thereof. Subject to Section 11.16, if any Loan Document, notice, certificate, instrument, communication or other document required to be delivered to any Person pursuant to this Agreement is not originally delivered in Spanish, and a Spanish translation thereof shall be necessary or appropriate, in the reasonable judgment of Administrative Agent or any Lender, under Mexican law or in connection with the administration or enforcement of any of the Loan Documents, then Administrative Agent or any Lender may, and upon the request of Administrative Agent or any Lender, Borrower shall, obtain a certified Spanish translation thereof at Borrower's expense for the benefit of Administrative Agent and Lenders.

       7.5 New Subsidiaries. In the event that Holdings or any other member of the Borrower Group (or any New Subsidiary, as defined below) forms, purchases or acquires (whether for consideration or otherwise) any Subsidiary other than those Persons which are, as of the Closing Date, members of the Borrower Group (a "New Subsidiary"), then the member of the Borrower Group which has so formed, acquired or purchased such New Subsidiary shall (at its own expense), within 30 days of the date of such formation, acquisition or purchase, deliver to Administrative Agent and QUALCOMM the following documents (which shall be in form and substance reasonably acceptable to Administrative Agent): (A) a guaranty by the New Subsidiary of all of the Obligations, substantially in the form of the Pegaso Guaranty Agreement delivered by the Guarantors on the Closing Date, (B) an instrument in writing, executed and delivered by the New Subsidiary, pursuant to which such New Subsidiary becomes a member of the Borrower Group and subject to this Agreement and (to the extent appropriate) the other Loan Documents, and (C) opinions of counsel, reasonably acceptable to Administrative Agent, as to the validity and enforceability of such agreements.

       7.6 Consents, Approvals. The Borrower Group shall, from time to time, obtain all material governmental and third party consents, approvals and Permits required to be obtained in accordance with the Loan Documents and such consents, approvals and Permits shall be kept in effect so long as required.

       7.7 Usury Permit. Borrower shall obtain and deliver to QUALCOMM, no later than thirty (30) days after the Closing Date, evidence (the "Usury Permit") satisfactory to QUALCOMM that the transactions contemplated by this Agreement and the other Loan Documents comply with applicable usury law and that a qualification permit or exemption from the California Corporations Commissioner has been obtained.

SECTION 8. NEGATIVE COVENANTS.

              Each member of the Borrower Group covenants and agrees, jointly and severally, that until the Commitments have been terminated and all Obligations are paid in full:

       8.1 No Prepayments. The Borrower shall not (a) prepay any principal of High Yield Debt (as defined in the Common Agreement), (b) pay or prepay any principal or interest in respect of Subordinated Loans (as defined in the Common Agreement) or (c) prepay any other Indebtedness except (x) principal and interest in respect of Indebtedness under Section 6.04(c), (g), (j) and (m) of the Common Agreement in an amount not to exceed $5,000,000, in the aggregate,
(y) Senior Indebtedness as required under the Common Agreement or (z) Indebtedness under this Agreement and the Pagares in accordance with this Agreement.

       8.2 Fundamental Changes. No member of the Borrower Group will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Person may merge into such member of the Borrower Group in a transaction in which such member is the surviving entity, and (ii) any member may sell, transfer, lease or otherwise dispose of its assets to another member of the Borrower Group. No member of the Borrower Group will establish, create or acquire any Subsidiary except wholly-owned Subsidiaries that are established, created or acquired in accordance with the terms and conditions of Section 7.5. The Borrower Group will not engage to any material extent in any business other than the Business as contemplated in the Business Plan and businesses reasonably incidental thereto.

       8.3 Immunity. In any proceedings in Mexico or elsewhere in connection with any of the Loan Documents to which a member of the Borrower Group is a party, no such member shall claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

       8.4 Asset Sales. No member of the Borrower Group shall sell, assign, pledge or otherwise transfer or dispose of any Licenses or any other portion of its assets if such sale, assignment, pledge or other transfer or disposal would result in any Event of Default under, or any required prepayment of Senior Indebtedness pursuant to, the Common Agreement.

       8.5 Restricted Payments. No member of the Borrower Group will declare or pay any dividends (other than dividends payable solely in Capital Stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of any other member of the Borrower Group or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that (A) any Subsidiary of the Borrower, Pegaso PCS or Personnel Co. may pay Dividends to the Borrower, Pegaso PCS or Personnel Co., as applicable, (B) each of the Borrower, Pegaso PCS or Personnel Co. may pay cash Dividends to Holdings to the extent, but only to the extent, that Holdings needs all of such Dividends within five Business Days following the payment of such Dividend to pay normal, reasonable and customary administrative costs incurred in the ordinary course of its business.

SECTION 9. EVENTS OF DEFAULT.

       9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

              (a) Payments. A failure by one or more members of the Borrower Group to pay (whether by scheduled maturity, required prepayment, by acceleration or otherwise) the following amounts:

                     (i) any principal of any Loan when due;

                     (ii) any interest on any Loan, any other amounts owing hereunder or under any other Loan Document or any other amounts constituting Obligations within three (3) Business Days after such interest or other amount first becomes due; or

                     (iii) any required deposits to the cash collateral account described in Section 2.4(j).

              (b) Representations. Other than with respect to the Counter-Guaranties, any representation or warranty made by any Sponsor, Guarantor, or any member of the Borrower Group herein or in any other Loan Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to any Administrative Agent or any Lender by or on behalf of the Borrower Group hereunder or under any other Loan Document shall prove to have been false or misleading in any material respect as of the time made, deemed made, confirmed or furnished.

              (c) Covenants.

                     (i) A member of the Borrower Group shall default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.5 or Section 8.

                     (ii) Any member of the Borrower Group shall default in the due performance or observance by it of any term, covenant or agreement contained herein or in any other Loan Document (except as otherwise provided in Section 9.1(a) and clause (i) of this Section 9.1(c)), and such default shall continue unremedied for a period of 30 days after the date on which written notice thereof shall have been received by a member of the Borrower Group from Administrative Agent.

              (d) Default Under Other Agreements.

                     (i) Any member of the Borrower Group defaults for a period beyond the applicable grace period in the payment of any principal, interest or other amount due under any agreement evidencing, securing or creating any Indebtedness of such member (including swap or similar derivative agreements) in excess (individually or in the aggregate) of $15,000,000.

                     (ii) Any member of the Borrower Group shall default in the observance or performance of any agreement or condition relating to any Indebtedness the principal amount of which (individually or in the aggregate) exceeds $25,000,000, or any other event or condition shall have occurred thereunder, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee acting on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any member of the Borrower Group shall be declared due and payable prior to the stated maturity thereof.

              (e) Involuntary Bankruptcy, Etc. An involuntary proceeding shall have been commenced against any member of the Borrower Group or seeking that such Person be wound up or liquidated, adjudging such Person bankrupt or insolvent or seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under any Applicable Law or seeking the appointment of a receiver, liquidator, sindico, interventor, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or other assets, or the winding up or liquidation of its affairs and such proceeding continues undismissed for 60 days.

              (f) Voluntary Bankruptcy, Etc. The institution by any member of the Borrower Group of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law or to the appointment of a receiver, liquidator, sindico, interventor, assignee, trustee, sequestrator (or other similar official) of any such Person or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors generally; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this Section 9.1(f) with respect to any such Person; or any action is taken by any such Person for the purpose of effecting any of the foregoing.

              (g) Analogous Proceedings. There occurs, in relation to any member of the Borrower Group, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which in that country or territory corresponds with, or has an effect equivalent or similar to, any of those mentioned in Section 9.1(e) or 9.1(f).

              (h) Attachment of Assets. Any Person attaches or institutes proceedings to attach all or any part of the assets of the Borrower Group, and any attachment or any judgment Lien against any such assets (i) remains unlifted, unstayed or undischarged for a period of 30 days or (ii) is upheld in a final nonappealable judgment of a court of competent jurisdiction.

              (i) Loan Documents. This Agreement or any of the Loan Documents or any material provision hereof or thereof is or becomes invalid, illegal or unenforceable or Borrower or any Guarantor shall have repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement.

              (j) Expropriation. There shall have occurred any act or series of acts attributable to a Governmental Authority which (i) in the reasonable judgment of the Required Syndicated Lenders has the effect of depriving Lenders of their rights as creditors in respect of this Agreement or any other Loan Document, or (ii) confiscates, expropriates or nationalizes the ownership or control of all or any substantial part of the System or other assets of a member of the Borrower Group and such act or series of acts continues uncured for 120 days or more.

              (k) Monetary Restrictions. Any law, order, decree or regulation shall impose any restriction on (i) the lawful transfer of Dollars by the Borrower Group from Mexico to Administrative Agent (and from Administrative Agent to any other Person or locale whether within or outside of Mexico), or
(ii) the conversion of (a) Dollars to Pesos or (b) Pesos to Dollars and which restriction constitutes a Material Adverse Effect.

              (l) Judgments. One or more judgments or decrees shall be entered against one or more members of the Borrower Group and such judgments or decrees shall not be vacated, discharged or stayed or bonded (to the reasonable satisfaction of the Required Lenders) pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees outstanding at any time (except to the extent any applicable insurer(s) shall have acknowledged liability therefor) exceeds $5,000,000.

              (m) Licenses and Permits. The Borrower Group shall fail to obtain, renew, maintain or comply in all material respects with the Licenses (or any portion thereof); or any

License (or any portion thereof) shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such License (or any portion thereof) and such proceeding is not dismissed within 60 days; and as a result of such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement the valid, enforceable and effective Licenses then owned by Borrower (a) fail to cover all of Region 9, and either all of Region 4 or all of Region 6 (as such Regions are defined in Exhibit A to the Joint Venture Agreement) or (b) result in Covered Pops being less than 40,000,000 Pops.

              (n) Change of Control. A Change of Control shall have occurred and be continuing.

              (o) Vendor Facilities and Senior Indebtedness. An "Event of Default" shall have occurred and be continuing under (and as defined in the documentation relating to) the Common Agreement or any other document or agreement relating to the Vendor Facilities or other Senior Indebtedness, including any Senior Indebtedness which is described in Section 2.04 of the Common Agreement as in effect on the date hereof.

       9.2 Remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent may, and if directed by the Lenders in accordance with Section 9.3 shall, exercise any or all rights and remedies at law or in equity (in any combination or order that Administrative Agent may elect) and, without limitation or prejudice to the foregoing, at any time thereafter during the continuance of such event, Administrative Agent may, and if directed (except for any Event of Default with respect to Borrower as described in clause (e), (f) or (g) of Section 9.1) by the Lenders in accordance with Section 9.3 shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and each member of the Borrower Group; and in case of any event with respect to Borrower described in clause
(e), (f) or (g) of Section 9.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and each member of the Borrower Group.

       9.3 Exercise of Remedies. In taking or omitting to take any action, or exercising any right or remedy under Section 9.2 upon an Event of Default, Administrative Agent may take such actions or exercise such rights or remedies as it deems prudent under the circumstances and, in any event, shall comply with the directions of (a) the Required Syndicated Lenders, in the case of any Event of Default under clause (a), (c) to the extent resulting from a breach of Sections 8.1 or 8.4, (h), (i), (j), (l) or (m) of Section 9.1, (irrespective of the occurrence of any other Event of Default other than under clause (e), (f) or (g) of Section 9.1), (b) the Required Lenders, in the case of any Event of Default under clause (e), (f) or (g) of Section 9.1, without limiting the terms of Section 9.2, and (c) QUALCOMM, in the case of any other Event of Default (unless an Event of Default of the type described in the immediately foregoing clause (a) or (b) shall have occurred). In no event shall any Vendor Working Capital Loans or any Capitalized Interest Loans be accelerated unless, either prior to or concurrently with such acceleration, all Syndicated Working Capital Loans and all Term Loans shall have been accelerated.

SECTION 10. ADMINISTRATIVE AGENT.

       10.1 Appointment of Administrative Agent. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto

       10.2 Rights and Powers as Lender. The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower or any member of the Borrower Group or any Subsidiary or other Affiliate of any such Person and any Person who may do business with or own securities of Borrower, any member of the Borrower Group, or any such Subsidiary or Affiliate, all as if such bank were not Administrative Agent and without any duty to account therefor to the Lenders or any other Person.

       10.3 Delegation of Duties by Administrative Agent. Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

       10.4 Liability of Administrative Agent. Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing by the Required Lenders or the Required Syndicated Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), as the case may be, and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any member of the Borrower Group or any of its or their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Required Syndicated Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), as the case may be, or in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

       10.5 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

       10.6 Non-Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

       10.7 Indemnification. The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by or on behalf of Borrower), ratably according to the respective principal amounts of the Exposures then held by them (or if no Exposures are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower.

       10.8 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Administrative Agent's resignation hereunder, the provisions of this
Section 10 and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 11. MISCELLANEOUS.

       11.1 Notices.

               (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, (i) if to Borrower, any other member of the Borrower Group, Administrative Agent, QUALCOMM, or any other Lender, at the address specified for such Person on the signature pages to this Agreement (or in any Assignment Agreement pursuant to which a Person becomes party to this Agreement), or (ii) at such other address as shall be designated by any party or the Issuing Bank in a written notice to the other parties to this Agreement.

              (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

       11.2 Waivers; Amendments.

              (a) No failure or delay by Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether Administrative Agent, QUALCOMM, any other Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and Administrative Agent with the consent of the Required Lenders; provided that the provisions of Section 6, Section 7, or Sections 8.2 or 8.3 may be waived, amended or modified, and clauses (b), (c), (d), (k), (n) or (o) of Section 9.1 may be waived, in each case pursuant to an agreement in writing entered into by Borrower and QUALCOMM, or by Borrower and Administrative Agent with the consent of QUALCOMM, so long as (i) such agreement (other than any such waiver) does not impose any additional burdens, duties, liabilities (contingent or otherwise) or obligations on, or limit, diminish or otherwise adversely affect the rights or remedies of, the Lenders (other than QUALCOMM in its capacity as a Vendor Working Capital Lender or a Capitalized Interest Lender) under or in connection with this Agreement, (ii) concurrently with such agreement, QUALCOMM shall deliver to Administrative Agent (for the benefit of the Guaranteed Parties under the QUALCOMM Guaranty) a confirmation of the QUALCOMM Guaranty and a certificate, signed by an Authorized Officer of QUALCOMM, confirming that no QUALCOMM Event shall have occurred and be continuing and (iii) no Event of Default shall have occurred and be continuing under clause (a), (e), (f), (g),
(h), (i), (j), (l) or (m) of Section 9.1; provided, further, that no agreement waiving, amending or modifying this Agreement or any provision hereof shall (v) increase the Commitment of any Lender without the written consent of such Lender, (w) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (x) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (y) change Section 4.5(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (z) change any of the provisions of this Section or the definition of "Required Lenders" or "Required Syndicated Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent or the Issuing Bank without the prior written consent of Administrative Agent or the Issuing Bank, as the case may be.

       11.3 Expenses, Indemnity, Damage Waiver.

              (a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations (whether or not consummated) in respect of such Loans or Letters of Credit.

              (b) Borrower shall indemnify Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

              (c) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by any Loan Document, any Loan or Letter of Credit or the use of the proceeds thereof.

              (d) All amounts due under this Section shall be payable promptly after written demand therefor.

       11.4 Successors and Assigns; Participations.

              (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of QUALCOMM and each other Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, its LC Exposure (if any) and the Loans at the time owing to it) and the Pagares; provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of QUALCOMM (if QUALCOMM is not the assigning Lender) and Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of (A) an assignment to a Lender or an Affiliate of a Lender, (B) an assignment of the entire remaining amount of the assigning Lender's Commitment, or (C) an assignment that is one of a series of assignments between the same assignor and assignee aggregating not less than $5,000,000, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000, unless each of Borrower, QUALCOMM and Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500, except that no assignment fee shall be payable for any assignment by or to QUALCOMM or in respect of any assignment in a series of assignments between the same assignor and assignee if the assignment fee was paid for the first assignment in such series, (v) the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire,
(vi) except as Borrower and QUALCOMM may otherwise agree, any assignment by QUALCOMM prior to the Commitment Termination Date applicable to Syndicated Working Capital Loans shall be to a Syndicated Lender or to an Additional Lender that, from the effective date of such assignment, shall have the full benefit of the QUALCOMM Guaranty, and any assignment by QUALCOMM after the Commitment Termination Date applicable to Syndicated Working Capital Loans but prior to the Scheduled Maturity Date shall be to an Additional Lender that, from the effective date of such assignment, shall have the full benefit of a guaranty from QUALCOMM substantially similar to the QUALCOMM Guaranty, (vii) in connection with each assignment by QUALCOMM, QUALCOMM shall use all commercially reasonable efforts to seek Eligible Assignees that are Registered Financial Institutions, (viii) in the case of an assignment of all or a portion of a Syndicated Working Capital Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank must give its prior written consent to such assignment in its sole and absolute discretion and (ix) all assignments to QUALCOMM shall be effected regardless of whether QUALCOMM shall (A) be registered as a "Foreign Financial Institution" with the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) of Mexico for purposes of Article 154--I of the Mexican Income Tax Laws or (B) be a resident of a jurisdiction that is a party to a treaty for the avoidance of double taxation with Mexico; provided, further, that any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default under paragraph (e), (f) or (g) of Section 9.1 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment Agreement the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.2, 4.4 and 11.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, Administrative Agent shall accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of Borrower, Administrative Agent, the Issuing Bank or QUALCOMM, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the Pagares (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 11.2(b) that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.2. and 4.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Lender, provided such Participant agrees to be subject to Section 4.5(c) as though it were a Lender.

              (f) A Participant shall not be entitled to receive any greater payment under Section 4.1 or 4.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's and QUALCOMM's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.4 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 4.4(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

       11.5 Survival. All covenants, agreements, representations and warranties made by Borrower and each other member of the Borrower Group herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 4.1, 4.2, 4.4 and 11.3 and Section 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

       11.6 Counterparts; Integration; Effectiveness.

              (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

              (b) Except as provided in Sections 5.1 and 5.2, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

       11.7 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

       11.8 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

       11.9 Governing Law; Jurisdiction; Consent to Service of Process.

              (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, provided, however, that, if QUALCOMM shall be the sole Lender hereunder and all Obligations owing to any Syndicated Lender shall have been paid full, in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in another jurisdiction) brought by QUALCOMM in respect to this Agreement in the courts of Mexico or any political subdivision thereof, this Agreement (other than Section
10) shall be deemed to be an instrument made under the laws of Mexico and for such purposes shall be governed by, and construed in accordance with, the laws of the Federal District of Mexico.

              (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Pagare, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (including Mexico) by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Borrower or its properties in the courts of any jurisdiction.

              (c) Without limiting clause (b) of this Section 11.9, if QUALCOMM shall be the sole Lender hereunder and all Obligations owing to any Syndicated Lender shall have been paid in full and all the Commitments of the Syndicated Lenders shall have been reduced to zero and terminated, QUALCOMM, Borrower and each other member of the Borrower Group hereby irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of the competent courts of the Federal District of Mexico, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Pagare, or for recognition or enforcement of any judgment, and QUALCOMM and each member of the Borrower Group hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such courts. QUALCOMM, Borrower and each other member of the Borrower Group hereby waive any rights to a specific jurisdiction it may have by virtue of its present or any future domicile, or otherwise.

              (d) Borrower and each other member of the Borrower Group hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) or (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (e) Borrower and each other member of the Borrower Group hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the "Process Agent"), and Borrower and each other member of the Borrower Group hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to Borrower or any member of the Borrower Group shall not impair or affect the validity of such service or of any judgment based thereon. Each party to this Agreement further irrevocably consents to service of process in the manner provided for written notices in Section 11.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

       11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PAGARES OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       11.11 Headings. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       11.12 Confidentiality. Subject to Sections 2.9(f), 2.16 and 11.4, Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement which has been identified as such by Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its Affiliates, employees, auditors, advisors, or counsel or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this
Section 11.12) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by any member of the Borrower Group.

       11.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

       11.14 Currency of Payment. The obligation of Borrower and the other members of the Borrower Group to pay in Dollars those amounts of the sums specified to be due in Dollars, under this Agreement or the respective Loan Documents (the "Loan Document Currency") shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgment expressed in) any currency other than the Loan Document Currency, except to the extent to which such tender (or recovery) shall result in the effective payment of such aggregate amount in the applicable Loan Document Currency at the place where such payment is due and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such amount shall be and remain due to Administrative Agent, Lenders or QUALCOMM, as the case may be, as a separate Obligation, unaffected by judgment having been obtained (if such is the case) for any other amounts due in respect of this Agreement or the Loan Documents.

       11.15 Judgment Currency. Borrower agrees to indemnify each Lender against any loss incurred by it as a result of any judgment or order being given or made for the payment of any amount due under any Pagare which is expressed and paid in a currency (the "Judgment Currency") other than the currency in which such amount was payable under this Agreement (the "Obligation Currency") and as a result of any variation between (i) the rate of exchange at which the Obligation Currency amount is converted into the Judgment Currency for the purposes of satisfying such judgment or order, and (ii) the rate of exchange at which such Lender is able to purchase the Obligation Currency with the amount of Judgment Currency actually received by such Lender. The foregoing indemnity shall constitute a separate and independent obligation of Borrower and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversions into, the relevant currency.

       11.16 English Language. This Agreement is made in the English language. One Spanish language translation of this Agreement prepared (if requested by Administrative Agent (at the direction of the Required Syndicated Lenders or QUALCOMM)) at Borrower's expense by an official public interpreter and approved by Mexican counsel to Borrower and Mexican counsel to Lenders under this Agreement shall be the agreed Spanish language translation hereof for all purposes. Such translation and no other may be filed in one or more public registries in

Mexico or used in any proceeding in Mexico. For all purposes, the English language version hereof shall be the original instrument and in all cases of conflict between the English and the Spanish versions, the English version shall control.

       11.17 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations of Borrower or the Borrower Group hereunder, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent, any Lender or QUALCOMM. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

       11.18 QUALCOMM Right of Subrogation. It is understood and agreed that QUALCOMM has, on the date hereof, executed and delivered the QUALCOMM Guaranty in favor of Administrative Agent, acting for and on behalf of the Syndicated Lenders, and Borrower acknowledges receipt of an executed copy of such QUALCOMM Guaranty. Borrower agrees and acknowledges that, if and to the extent that QUALCOMM makes any payment under the QUALCOMM Guaranty (but subject to the terms, conditions, limitations and waivers provided in the QUALCOMM Guaranty), QUALCOMM will succeed to the rights (by means of subrogation) of the Syndicated Lenders in respect of any interest, principal or other amounts so paid by QUALCOMM. In no event shall (i) the obligation of QUALCOMM under the QUALCOMM Guaranty, or (ii) any payment made by QUALCOMM under the QUALCOMM Guaranty in either case relieve or absolve Borrower in any way from its Obligations under this Agreement or the other Loan Documents, and all Obligations (including principal and interest on the Loans) shall be deemed and considered for all purposes to remain outstanding under all of the Loan Documents until satisfied in full by Borrower. QUALCOMM and Administrative Agent, with the consent of each Syndicated Lender, may from time to time amend, supplement or otherwise modify or terminate the QUALCOMM Guaranty, and any such amendment, supplement, modification or termination may be effected without any consent of or notice to Borrower or any other member of the Borrower Group.

       11.19 No Third-Party Beneficiaries. The covenants contained herein are made solely for the benefit of the parties hereto, and Related Parties, successors and permitted assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any other Person not a party to this Agreement.

              IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER GROUP:                PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               PEGASO TELECOMUNICACIONES, S.A. DE C.V.


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               PEGASO PCS, S.A. DE C.V.


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------

                               PEGASO RECURSOS HUMANOS, S.A. DE C.V.


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address for the Borrower Group:

                               Pegaso Comunicaciones y Sistemas, S.A. de C.V. Paseo de los Tamarindos 400-A, 4th floor
                               Col. Bosques de las Lomas
                               Mexico, D.F. 05120
                               Facsimile No.:  011-525-261-6290
                               Telephone No.:  011-525-261-6243

ADMINISTRATIVE AGENT:          CITIBANK, N. A.,
                               as Administrative Agent

                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------

                               Notice Address:

                               Citibank, N.A.
                               2 Penns Way
                               Suite 200
                               New Castle, DE 19720
                               Attention:  Timothy Cassidy
                               Facsimile No.: 302-894-6120
                               Telephone No.:  302-894-6032

DOCUMENTATION AGENT:           ABN AMRO BANK N.V.,
                               as Documentation Agent


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address:

                               ABN AMRO Bank N.V.
                               208 South LaSalle, Suite 1500
                               Chicago, IL 60604-1003
                               Attention:  Credit Administration
                               Facsimile No.:  312-992-5111
                               Telephone No.:  312-992-5110

                               With a copy to:

                               ABN AMRO Bank N.V.
                               300 South Grand Avenue, Suite 2650
                               Los Angeles, CA 90071-7519
                               Attention:    John A. Miller
                               Facsimile No.:213-687-2390
                               Telephone No.:213-687-2072

SYNDICATION AGENT:             SOCIETE GENERALE,
                               as Syndication Agent


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address:

                               Societe Generale
                               1221 Avenue of the Americas
                               New York, NY 10020
                               Attention: Tom Fuller
                               Facsimile No.: 212-278-6136
                               Telephone No.: 212-278-5703

SYNDICATED LENDERS:            CITIBANK, N. A.


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address:

                               Citibank, N.A.
                               399 Park Avenue, 8th Floor
                               New York, NY 10043
                               Attention: Terence Berry
                               Facsimile No.: 212-793-6873
                               Telephone No.: 212-559-3009

                               ABN AMRO BANK N.V.


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address:

                               ABN AMRO Bank N.V.
                               208 South LaSalle, Suite 1500
                               Chicago, IL 60604-1003
                               Attention:  Credit Administration
                               Facsimile No.:  312-992-5111
                               Telephone No.:  312-992-5110

                               With a copy to:

                               ABN AMRO Bank N.V.
                               300 South Grand Avenue, Suite 2650
                               Los Angeles, CA 90071-7519
                               Attention:    John A. Miller
                               Facsimile No.: 213-687-2390
                               Telephone No.: 213-687-2072

                               SOCIETE GENERALE


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address:

                               Societe Generale

                               2029 Century Park East -- Suite 2900
                               Los Angeles, California 90067
                               Attention: Blaine Shaum, Managing Director
                               Facsimile No.: 310-551-1537
                               Telephone No.: 310-788-7102


                               Societe Generale

                               1221 Avenue of the Americas -- 11th Floor
                               New York, NY 10020
                               Attention: Bruce Spector, Vice President
                               Facsimile No.:  212-278-6136
                               Telephone No. :212-278-6149

VENDOR WORKING
CAPITAL LENDER:                QUALCOMM INCORPORATED

                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address:

                               QUALCOMM Incorporated
                               6455 Lusk Boulevard
                               San Diego, CA 92121
                               Attention: Vice President, Project Finance
                               Facsimile No.:619-658-4203
                               Telephone No.: 619-658-4846

CAPITALIZED INTEREST LENDER:   QUALCOMM INCORPORATED


                               By:
                                  ----------------------------------------------
                               Printed Name:
                                            ------------------------------------
                               Title:
                                     -------------------------------------------


                               Notice Address:

                               QUALCOMM Incorporated
                               6455 Lusk Boulevard
                               San Diego, CA 92121
                               Attention: Vice President, Project Finance
                               Facsimile No.:619-658-4203
                               Telephone No.: 619-658-4846

                    FIRST AMENDMENT TO BRIDGE LOAN AGREEMENT

     This FIRST AMENDMENT TO BRIDGE LOAN AGREEMENT (this "Amendment"), dated as of February 8, 2000, is entered into by PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Borrower"), PEGASO TELECOMUNICACIONES, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, PEGASO RECURSOS HUMANOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico, QUALCOMM INCORPORATED, a corporation organized under the laws of Delaware, ("QUALCOMM") and the Syndicated Lenders referred to in the below referenced Bridge Loan Agreement (each Syndicated Lender, together with QUALCOMM, a "Lender" and, collectively, "Lenders"), CITIBANK, N.A., a national banking association, in its capacity as administrative agent for Lenders ("Administrative Agent"), SOCIETE GENERALE, as Syndication Agent, ABN AMRO BANK N.V., as Documentation Agent and BANKBOSTON, N.A., as Co-Documentation Agent, under the Bridge Loan Agreement dated as of May 27, 1999 (as modified, amended, supplemented or restated from time to time, the "Bridge Loan Agreement"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Bridge Loan Agreement, and the rules of interpretation set forth in
Section 1.2 of the Bridge Loan Agreement shall be applicable to this Amendment, mutatis mutandis, as if set forth in this Amendment.

                                   RECITALS:

     A.   Borrower has requested that the Bridge Loan Agreement be amended to
(i) change the definitions of "Total Syndicated Working Capital Commitment" and "Total Working Capital Commitment" and (ii) increase the amount of the Syndicated Working Capital Commitment for each Syndicated Lender from Twenty-Five Million Dollars ($25,000,000) to Forty-Three Million Seven Hundred Fifty Thousand Dollars ($43,750,000).

     B. QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent have agreed to amend the Bridge Loan Agreement upon the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 2, the Bridge Loan Agreement is hereby amended as follows:

     (a) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Syndicated Working Capital Commitment", the following new definition of "Total Syndicated Working Capital Commitment":

            "Total Syndicated Working Capital Commitment" shall mean One Hundred Seventy-Five Million Dollars ($175,000,000), as such amount may be reduced pursuant to Section 2.9(g).

            (b) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Working Capital Commitment", the following new definition of "Total Working Capital Commitment":

            "Total Working Capital Commitment" shall mean the sum of the Total Syndicated Working Capital Commitment and the Total Vendor Working Capital Commitment, which shall be an aggregate amount equal to One Hundred Seventy-Five Million Dollars ($175,000,000); provided that after the Commitment Termination Date applicable to Syndicated Working Capital Loans, if the Term-Out Option shall have become effective, the "Total Working Capital Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Vendor Working Capital Commitment.

            (c) Schedule 2.1 to the Bridge Loan Agreement is hereby replaced in its entirety by Amended Schedule 2.1 as set forth in Appendix 1 to this Amendment.

            Section 2. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date").

            (a) On or before the Amendment Effective Date, each member of the Borrower Group shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acting on behalf of the Lenders, and its counsel):

                  (i) this Amendment, duly executed and delivered by the parties and

                  (ii) such other documents, instruments, approvals or opinions as the Administrative Agent may reasonably request;

            (b) On or before the Amendment Effective Date, QUALCOMM shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acting on behalf of the Lenders, and its counsel):

                  (i) a confirmation of the QUALCOMM Guaranty, duly executed and delivered by QUALCOMM, as guarantor under the QUALCOMM Guaranty, in favor of Administrative Agent for the benefit of itself and the other Syndicated Lender and

                  (ii) such other documents instruments, approvals or opinions as the Administrative Agent may reasonably request;

          (c) Administrative Agent (for its own account or for the account of the other Syndicated Lenders, as the case may be) shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under or in connection with this Amendment;

          (d) On or before the Amendment Effective Date, all corporate, partnership and other proceedings taken by each member of the Borrower Group or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental to such transactions, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates, and evidence as they may reasonably request;

          (e) The representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the Amendment Effective Date; and

          (f) All approvals, authorizations, filings or Permits necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained from or with any Governmental Authority, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority which prohibits or restricts the transactions contemplated by this Amendment, nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

          Section 3. Borrower's Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to amend the Bridge Loan Agreement in the manner provided in this Amendment, Borrower represents and warrants to each Lender, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent as follows:

          (a) Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Bridge Loan Agreement as amended by this Amendment (the "Amended Agreement").

          (b) Authorization of Agreements. The execution and delivery of this Amendment, the borrowing of Loans pursuant to the increased Commitments as set forth in Amended Schedule 2.1 to the Bridge Loan Agreement, and the performance of the Amended Agreement have been duly authorized by all necessary corporate and, if required, stockholder action of Borrower, and this Amendment has been duly executed and delivered by Borrower.

          (c) Enforceability. The Amended Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of Borrower's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is (A) applicable to Borrower or any of its properties or other assets and (B) in effect when this representation and warranty is made, (ii) result in a breach of or constitute a default under its charter documents or any other material agreement, indenture, lease or instrument binding upon Borrower or any of its properties or other assets and
(iii) result in the creation or imposition of any Liens on any property (other than Permitted Liens) of Borrower.

     (e) Permits. The execution, delivery and performance by Borrower of this Amendment do not and will not require any Permit and do not result in the loss or impairment of any Permit previously obtained in connection with the execution, delivery and performance of the Loan Documents or the acquisition, construction, ownership, maintenance or operation of the System.

     (f) Representations and Warranties in the Bridge Loan Agreement; Defaults. Borrower confirms that as of the Amendment Effective Date the representations and warranties contained in Section 6 of the Bridge Loan Agreement are (before and after giving effect to this Amendment) true and correct and that no Default or Event of Default has occurred.

     Section 4. Miscellaneous.

     (a) Reference to and Effect on the Bridge Loan Agreement and the other Loan Documents.

          (i) The Bridge Loan Agreement and the other Loan Documents as specifically amended by this Amendment shall remain in full force and effect and are hereby ratified and confirmed.

          (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided in this Amendment, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent under, the Bridge Loan Agreement or any of the other Loan Documents.

          (iii) Upon the conditions precedent set forth in this Amendment being satisfied, this Amendment shall be construed as one with the Bridge Loan Agreement, and the Bridge Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

     (b) Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 11.3(a) of the Bridge Loan Agreement incurred by QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the

Documentation Agent and the Co-Documentation Agent, and in each case its counsel, with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

     (c) Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

     (d) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (e) Severability. If any provision contained in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (f) GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS (INCLUDING MEXICO) BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                   Appendix 1

                                                            Amended Schedule 2.1
                                                                       to Bridge
                                                                  Loan Agreement


                     SYNDICATED WORKING CAPITAL COMMITMENTS

               SYNDICATED LENDER                        COMMITMENT
               -----------------                        ----------
               Citibank, N.A.                           $43,750,000

               Societe Generale                         $43,750,000

               ABN AMRO Bank N.V.                       $43,750,000

               BankBoston, N.A.                         $43,750,000

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THE BORROWER GROUP:

PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.


By:
    ----------------------------------
Printed Name:
             -------------------------
Title:
      --------------------------------


PEGASO TELECOMUNICACIONES, S.A. DE C.V.


By:
    ----------------------------------
Printed Name:
             -------------------------
Title:
      --------------------------------


PEGASO PCS, S.A. DE C.V.


By:
    ----------------------------------
Printed Name:
             -------------------------
Title:
      --------------------------------


PEGASO RECURSOS HUMANOS, S.A. DE C.V.


By:
    ----------------------------------
Printed Name:
             -------------------------
Title:
      --------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent


By: /s/ TERENCE BERRY
    ------------------------------

Printed Name:
              --------------------

Title: AVP
       ---------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent


By: /s/ J. BLAINE SHAUM
    ------------------------------

Printed Name: J. Blaine Shaum
              --------------------

Title: Managing Director
       ---------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By: /s/ JOHN A. MILLER
    ------------------------------

Printed Name: JOHN A. MILLER
              --------------------

Title: GROUP VICE PRESIDENT
       ---------------------------


By: /s/ PAUL K. STIMPFL
    ------------------------------

Printed Name: PAUL K. STIMPFL
              --------------------

Title: GROUP VICE PRESIDENT
       ---------------------------

CO-DOCUMENTATION AGENT:

BANKBOSTON, N.A.,
as Co-Documentation Agent


By:       /s/ MICHAEL S. BARCLAY
    ------------------------------------

Printed Name: Michael S. Barclay
              --------------------------

Title:        Vice President
       ---------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


ABN AMRO BANK N.V.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SOCIETE GENERALE


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------

CO-DOCUMENTATION AGENT:

BANKBOSTON, N.A.,
as Co-Documentation Agent


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:       /s/ [ILLEGIBLE]
    ------------------------------------

Printed Name:
              --------------------------

Title:        [ILLEGIBLE]
       ---------------------------------


ABN AMRO BANK N.V.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SOCIETE GENERALE


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------

CO-DOCUMENTATION AGENT:

BANKBOSTON, N.A.,
as Co-Documentation Agent


By:
    -------------------------------------

Printed Name:
              ---------------------------

Title:
       ----------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    -------------------------------------

Printed Name:
              ---------------------------

Title:
       ----------------------------------


ABN AMRO BANK N.V.


By:       /s/ JOHN A. MILLER
    -------------------------------------

Printed Name: John A. Miller
              ---------------------------

Title:        Group Vice President
       ----------------------------------



By:       /s/ PAUL K. STIMPFL
    -------------------------------------

Printed Name: Paul K. STIMPFL
              ---------------------------

Title:        Group Vice President
       ----------------------------------


SOCIETE GENERALE


By:
    -------------------------------------

Printed Name:
              ---------------------------

Title:
       ----------------------------------

CO-DOCUMENTATION AGENT:

BANKBOSTON, N.A.,
as Co-Documentation Agent


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


ABN AMRO BANK N.V.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SOCIETE GENERALE


By:       /s/ J. BLAINE SHAUM
    ------------------------------------

Printed Name: J. Blaine Shaum
              --------------------------

Title:        Managing Director
       ---------------------------------

BANKBOSTON, N.A.


By:       /s/ MICHAEL S. BARCLAY
    -----------------------------------
Printed Name: Michael S. Barclay
              -------------------------
Title:        Vice President
       --------------------------------


CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By:
    -----------------------------------
Printed Name:
             --------------------------
Title:
      ---------------------------------

BANKBOSTON, N.A.


By:
    -----------------------------------
Printed Name:
             --------------------------
Title:
      ---------------------------------



CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By: /s/ [SIGNATURE ILLEGIBLE]
    -----------------------------------
Printed Name:
             --------------------------
Title:
      ---------------------------------

                   SECOND AMENDMENT TO BRIDGE LOAN AGREEMENT

        This SECOND AMENDMENT TO BRIDGE LOAN AGREEMENT (this "Amendment"), dated as of August 22, 2000, is entered into by PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Borrower"), PEGASO TELECOMUNICACIONES, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso"), PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso PCS"), PEGASO RECURSOS HUMANOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso RH"), QUALCOMM INCORPORATED, a corporation organized under the laws of Delaware, ("QUALCOMM") and the Syndicated Lenders referred to in the below referenced Bridge Loan Agreement (each Syndicated Lender, together with QUALCOMM, a "Lender" and, collectively, "Lenders"). CITIBANK, N.A., a national banking association, in its capacity as administrative agent for Lenders ("Administrative Agent"), SOCIETE GENERALE, as Syndication Agent, ABN AMRO BANK N.V., as Documentation Agent and FLEET NATIONAL BANK, as Co-Documentation Agent, under the Bridge Loan Agreement dated as of May 27, 1999 (as modified, amended, supplemented or restated from time to time, the "Bridge Loan Agreement"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Bridge Loan Agreement, and the rules of interpretation set forth in Section 1.2 of the Bridge Loan Agreement shall be applicable to this Amendment, mutatis mutandis, as if set forth in this Amendment.

                                   RECITALS:

        A. Borrower previously elected to exercise its Term-Out Option pursuant to Section 2.10(b) of the Bridge Loan Agreement and selected August 25, 2000 as the Scheduled Maturity Date.

        B. Borrower has requested that the Bridge Loan Agreement be amended to extend the Scheduled Maturity Date until November 24, 2000.

        C. QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent have agreed to amend the Bridge Loan Agreement upon the terms and conditions set forth in this Amendment.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Section 1. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 2, Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Scheduled Maturity Date", the following new definition of "Scheduled Maturity Date":

     "Scheduled Maturity Date" shall mean November 24, 2000.

     Section 2. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

     (a) On or before the Amendment Effective Date, each member of the Borrower Group shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acting on behalf of the Lenders, and its counsel):

          (i)   this Amendment, duly executed and delivered by the parties and

          (ii) such other documents, instruments, approvals or opinions as the Administrative Agent may reasonably request;

     (b) On or before the Amendment Effective Date, QUALCOMM shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acting on behalf of the Lenders, and its counsel):

          (i) a confirmation of the QUALCOMM Guaranty, duly executed and delivered by QUALCOMM, as guarantor under the QUALCOMM Guaranty, in favor of Administrative Agent for the benefit of itself and the other Syndicated Lenders;

          (ii) a confirmation of the Pegaso Guaranty Agreement, duly executed and delivered by each of Pegaso, Pegaso PCS and Pegaso RH, as guarantors under the Pegaso Guaranty Agreement, in favor of Administrative Agent for the benefit of itself and the other Syndicated Lenders; and

          (iii) such other documents, instruments, approvals or opinions as the Administrative Agent may reasonably request;

     (c) Administrative Agent (for its own account or for the account of the other Syndicated Lenders, as the case may be) shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under or in connection with this Amendment;

     (d) On or before the Amendment Effective Date, all corporate, partnership and other proceedings taken by each member of the Borrower Group or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental to such transactions, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates, and evidence as they may reasonably request;

          (e) The representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the Amendment Effective Date; and

          (f) All approvals, authorizations, filings or Permits necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained from or with any Governmental Authority, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority which prohibits or restricts the transactions contemplated by this Amendment nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

          Section 3. Borrower's Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to amend the Bridge Loan Agreement in the manner provided in this Amendment, Borrower represents and warrants to each Lender, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent as follows:

          (a) Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Bridge Loan Agreement as amended by this Amendment (the "Amended Agreement").

          (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate and, if required, stockholder action of Borrower, and this Amendment has been duly executed and delivered by Borrower.

          (c) Enforceability. The Amended Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of Borrower's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is (A) applicable to Borrower or any of its properties or other assets and (B) in effect when this representation and warranty is made, (ii) result in a breach of or constitute a default under its charter documents or any other material agreement, indenture, lease or instrument binding upon Borrower or any of its properties or other assets and (iii) result in the creation or imposition of any Liens on any property (other than Permitted Liens) of Borrower.

          (e) Permits. The execution, delivery and performance by Borrower of this Amendment do not and will not require any Permit and do not result in the loss or impairment of any Permit previously obtained in connection with the execution, delivery and performance of the Loan Documents or the acquisition, construction, ownership, maintenance or operation of the System.

          (f) Representations and Warranties in the Bridge Loan Agreement; Defaults. Borrower confirms that as of the Amendment Effective Date the representations and warranties contained in Section 6 of the Bridge Loan Agreement are (before and after giving effect to this Amendment) true and correct and that no Default or Event of Default has occurred.

          Section 4.  Miscellaneous.

          (a) Reference to and Effect on the Bridge Loan Agreement and the other Loan Documents.

               (i) The Bridge Loan Agreement and the other Loan Documents as specifically amended by this Amendment shall remain in full force and effect and are hereby ratified and confirmed.

               (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided in this Amendment, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent under, the Bridge Loan Agreement or any of the other Loan Documents.

               (iii) Upon the conditions precedent set forth in this Amendment being satisfied, this Amendment shall be construed as one with the Bridge Loan Agreement, and the Bridge Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

          (b) Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 11.3(a) of the Bridge Loan Agreement incurred by QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent, and in each case its counsel, with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

          (c) Execution Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

          (d) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        (e) Severability. If any provision contained in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        (f) GOVERNING LAW: JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS (INCLUDING MEXICO) BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THE BORROWER GROUP:

PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.

By:
    -----------------------------------

Printed Name:
              -------------------------

Title:
       --------------------------------


PEGASO TELECOMUNICACIONES, S.A. DE C.V.

By:
    -----------------------------------

Printed Name:
              -------------------------

Title:
       --------------------------------


PEGASO PCS, S.A. DE C.V.

By:
    -----------------------------------

Printed Name:
              -------------------------

Title:
       --------------------------------


PEGASO RECURSOS HUMANOS, S.A. DE C.V.

By:
    -----------------------------------

Printed Name:
              -------------------------

Title:
       --------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent


By: /s/ SUNEET GUPTA
    ------------------------------

Printed Name: SUNEET GUPTA
              --------------------

Title: VICE PRESIDENT
       ---------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent


By: /s/ HILLARY GOYAL
    ------------------------------

Printed Name: Hillary Goyal
              --------------------

Title: VP
       ---------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent


By:
    ------------------------------

Printed Name:
              --------------------

Title:
       ---------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By: /s/ PAUL K. STIMPFL
    ------------------------------

Printed Name: PAUL K. STIMPFL
              --------------------

Title: GROUP VICE PRESIDENT
       ---------------------------


By: /s/ [Signature Illegible]
    ------------------------------

Printed Name: [Illegible]
              --------------------

Title: ASSISTANT VICE PRESIDENT
       ---------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK
as Co-Documentation Agent


By:      /s/  SUZANNE M. MACKAY
    ------------------------------------

Printed Name: Suzanne M. MacKay
              --------------------------

Title:        Vice President
       ---------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


ABN AMRO BANK N.V.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------



By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SOCIETE GENERALE


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK
as Co-Documentation Agent


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:       /s/ SUNEET GUPTA
    ------------------------------------

Printed Name: Suneet Gupta
              --------------------------

Title:        Vice President
       ---------------------------------


ABN AMRO BANK N.V.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------



By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SOCIETE GENERALE


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK
as Co-Documentation Agent


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


ABN AMRO BANK N.V.


By:       /s/ PAUL K. STIMPFL
    ------------------------------------

Printed Name: Paul K. STIMPFL
              --------------------------

Title:        Group Vice President
       ---------------------------------


By:       /s/ [SIGNATURE ILLEGIBLE]
    ------------------------------------

Printed Name: [ILLEGIBLE]
              --------------------------

Title:        Assistant Vice President
       ---------------------------------


SOCIETE GENERALE


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


ABN AMRO BANK N.V.


By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------



By:
    ------------------------------------

Printed Name:
              --------------------------

Title:
       ---------------------------------


SOCIETE GENERALE


By:       /s/ HILLARY GOYAL
    ------------------------------------

Printed Name: Hillary Goyal
              --------------------------

Title:        VP
       ---------------------------------

FLEET NATIONAL BANK


By: /s/ SUZANNE M. MacKAY
    ----------------------------------
Printed Name: Suzanne M. MacKay
              ------------------------
Title: Vice President
       -------------------------------


CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED

By:
    ----------------------------------
Printed Name:
              ------------------------
Title:
       -------------------------------

FLEET NATIONAL BANK


By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------


CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATION


By: QUENTIN E. LYLE
    --------------------------------
Printed Name: Quentin E. Lyle
              ----------------------
Title: Director, Finance
       -----------------------------

                    THIRD AMENDMENT TO BRIDGE LOAN AGREEMENT

     This THIRD AMENDMENT TO BRIDGE LOAN AGREEMENT (this "Amendment"), dated as of November 17, 2000, is entered into by PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Borrower"), PEGASO TELECOMUNICACIONES, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso"), PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso PCS"), PEGASO RECURSOS HUMANOS, S.A., DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso RH"), QUALCOMM INCORPORATED, a corporation organized under the laws of Delaware ("QUALCOMM"), and the Syndicated Lenders referred to in the below referenced Bridge Loan Agreement (each Syndicated Lender, together with QUALCOMM, a "Lender" and, collectively, "Lenders"), CITIBANK, N.A., a national banking association, in its capacity as administrative agent for Lenders ("Administrative Agent"), SOCIETE GENERALE, as Syndication Agent, ABN AMRO BANK N.V., as Documentation Agent and FLEET NATIONAL BANK, as Co-Documentation Agent, under the Bridge Loan Agreement dated as of May 27, 1999 (as modified, amended, supplemented or restated from time to time, the "Bridge Loan Agreement"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Bridge Loan Agreement, and the rules of interpretation set forth in Section 1.2 of the Bridge Loan Agreement shall be applicable to this Amendment, mutatis mutandis, as if set forth in this Amendment.

                                   RECITALS:

     A.   Borrower has requested that the Bridge Loan Agreement be amended to
(i) change the definitions of "Applicable Margin", "Availability Period", "Required Syndicated Lenders", "Scheduled Maturity Date", "Total Vendor Working Capital Commitment" and "Total Working Capital Commitment"; and (ii) increase the amount of the Vendor Working Capital Commitment.

     B. QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent have agreed to amend the Bridge Loan Agreement upon the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 2, the Bridge Loan Agreement is amended as follows:

     (a) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Applicable Margin", the following new definition of "Applicable Margin":

     "Applicable Margin" shall mean (i) for Eurodollar Loans, six percent (6%); and (ii) for Base Rate Loans, five percent (5%); provided that in each case, the Applicable Margin shall increase by one-half of one percent (0.5%) on each Interest Adjustment Date; provided further that for Vendor Working Capital Loans which are Eurodollar Loans, the Applicable Margin shall remain at six percent (6%) without adjustment for an increase by one-half of one percent (0.5%) on each Interest Adjustment Date.

     (b) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Availability Period", the following new definition of "Availability Period":

     "Availability Period" shall mean, for any Lender, (i) with respect to such Lender's Syndicated Working Capital Commitment, the period from the Closing Date until the Commitment Termination Date applicable to the Syndicated Working Capital Facility, (ii) with respect to such Lender's Vendor Working Capital Commitment, the period from the Closing Date until the Commitment Termination Date applicable to the Vendor Working Capital Facility, (iii) with respect to such Lender's Term Loan Commitment, the period from the Closing Date until the Commitment Termination Date applicable to the Syndicated Working Capital Facility, and (iv) with respect to such Lender's Capitalized Interest Commitment,the period from the Closing Date until the Commitment Termination Date applicable to the Capitalized Interest Facility.

     (c) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Required Syndicated Lenders", the following new definition of "Required Syndicated Lenders":

     "Required Syndicated Lenders" shall mean, at any time, the Syndicated Lenders having Exposures under the Syndicated Working Capital Facility and unused Working Capital Commitments (or, following the Commitment Termination Date, Term Loans) representing at least 51% of the sum of the total Exposures under the Syndicated Working Capital Facility and unused Working Capital Commitments (or, following the Commitment Termination Date, Term Loans) of all Syndicated Lenders at such time; provided, however, that references to "Required Syndicated Lenders" shall be deemed to be references to "Required Lenders" (and clause (a) of the definition of "Required Lenders" shall be disregarded) if (i) the Exposures of all Syndicated Lenders shall have been reduced to zero, (ii) all Syndicated Working Capital Commitments, all Term Loan Commitments and all LC Exposures shall have been terminated, (iii) all Syndicated Working Capital Loans and all Term Loans shall have been repaid,
(iv) no Letters of Credit shall be outstanding, and (v) all other Obligations payable to any Syndicated Lender or to the Administrative Agent shall have been paid in full.

     (d) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Scheduled Maturity Date", the following new definition of "Scheduled Maturity Date":

     "Scheduled Maturity Date" shall mean June 15, 2001.

                (e) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Vendor Working Capital Commitment", the following new definition of "Total Vendor Working Capital Commitment":

                "Total Vendor Working Capital Commitment" shall mean One Hundred Twenty-Five Million Dollars ($125,000,000), as such amount may be reduced pursuant to Section 2.9(f).

                (f) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Working Capital Commitment", the following new definition of "Total Working Capital Commitment":

                "Total Working Capital Commitment" shall mean the sum of the Total Syndicated Working Capital Commitment and the total Vendor Working Capital Commitment, which shall be an aggregate amount equal to Three Hundred Million Dollars ($300,000,000).

                (g) Section 2.6(a) of the Bridge Loan Agreement is amended by replacing the words prior to the first "; provided" with the following:

                To request a Syndicated Working Capital Loan Borrowing or a Term Loan Borrowing for the purposes described in Section 2.1(d)(ii), Borrower shall notify Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing.

                (h) Section 2.6(a) of the Bridge Loan Agreement is amended by the addition of the following sentence after the first sentence thereof:

                To request a Vendor Working Capital Loan Borrowing, Borrower shall, regardless of whether such Borrowing is to be a Eurodollar Borrowing of a Base Rate Borrowing, notify Administrative Agent of such request by telephone,
(x) in the case of a Vendor Working Capital Loan Borrowing in an amount less than $20,000,000, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of the proposed Borrowing, or (y) in the case of a Vendor Working Capital Loan Borrowing in an amount equal to or greater than $20,000,000, not later than 11:00 a.m. New York City time, ten (10) Business Days before the date of the proposed Borrowing, subject to Section 2.7; provided that Borrower may not request more than one Vendor Working Capital Loan Borrowing in any calendar month.

                (i) Section 2.7 of the Bridge Loan Agreement is amended by inserting the words "; provided that with respect to any Vendor Working Capital Loan to be made by a Vendor Working Capital Lender in excess of $40,000,000, such Vendor Working Capital Loan shall be made subject to the availability of such funds to such Vendor Working Capital Lender" at the end of the first sentence thereof.

                (j) Schedule 2.2 of the Bridge Loan is hereby replaced in its entirety by Amended Schedule 2.2 as set forth in Appendix 1 to this Agreement.

     Section 2. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

     (a) On or before the Amendment Effective Date, each member of the Borrower Group shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acting on behalf of the Lenders, and its counsel):

          (i)   this Amendment, duly executed and delivered by the parties;

          (ii) a confirmation of the Pegaso Guaranty Agreement, duly executed and delivered by each of Pegaso, Pegaso PCS and Pegaso RH, as guarantors under the Pegaso Guaranty Agreement, in favor of Administrative Agent for the benefit of itself and the other Syndicated Lenders;

          (iii) new Pegares to reflect the new Scheduled Maturity Date; and

          (iv) such other documents, instruments, approvals or opinions as the Administrative Agent may reasonably request;

     (b) On or before the Amendment Effective Date, QUALCOMM shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acting on behalf of the Lenders, and its counsel):

          (i) a confirmation of the QUALCOMM Guaranty, duly executed and delivered by QUALCOMM, as guarantor under the QUALCOMM Guaranty, in favor of Administrative Agent for the benefit of itself and the other Syndicated Lenders; and

          (ii) such other documents, instruments, approvals or opinions as the Administrative Agent may reasonably request;

     (c) Administrative Agent (for its own account or for the account of the other Syndicated Lenders, as the case may be) shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including: (i) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under or in connection with this Amendment and (ii) the extension fees in the amount of $54,687.50 payable to each Syndicated Lender;

     (d) On or before the Amendment Effective Date, all corporate, partnership and other proceedings taken by each member of the Borrower Group or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental to such transactions, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates, and evidence as they may reasonably request;

                (e) The representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the Amendment Effective Date; and

                (f) All approvals, authorizations, filings or Permits necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained from or with any Governmental Authority, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority which prohibits or restricts the transactions contemplated by this Amendment, nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

                Section 3. Borrower's Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to amend the Bridge Loan Agreement in the manner provided in this Amendment, Borrower represents and warrants to each Lender, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent as follows:

                (a) Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Bridge Loan Agreement as amended by this Amendment (the "Amended Agreement").

                (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate and, if required, stockholder action of Borrower, and this Amendment has been duly executed and delivered by Borrower.

                (c) Enforceability. The Amended Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of Borrower's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (d) No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is (A) applicable to Borrower or any of its properties or other assets and (B) in effect when this representation and warranty is made, (ii) result in a breach of or constitute a default under its charter documents or any other material agreement, indenture, lease or instrument binding upon Borrower or any of its properties or other assets and (iii) result in the creation or imposition of any Liens on any property (other than Permitted Liens) of Borrower.

            (e) Permits. The execution, delivery and performance by Borrower of this Amendment do not and will not require any Permit and do not result in the loss or impairment of any Permit previously obtained in connection with the execution, delivery and performance of the Loan Documents or the acquisition, construction, ownership, maintenance or operation of the System.

            (f) Representations and Warranties in the Bridge Loan Agreement; Defaults. Borrower confirms that as of the Amendment Effective Date the representations and warranties contained in Section 6 of the Bridge Loan Agreement are (before and after giving effect to this Amendment) true and correct and that no Default or Event of Default has occurred.

            Section 4.  Miscellaneous.

            (a) Reference to and Effect on the Bridge Loan Agreement and the other Loan Documents.

                  (i) The Bridge Loan Agreement and the other Loan Documents as specifically amended by this Amendment shall remain in full force and effect and are hereby ratified and confirmed.

                  (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided in this Amendment, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent under, the Bridge Loan Agreement or any of the other Loan Documents.

                  (iii) Upon the conditions precedent set forth in this Amendment being satisfied, this Amendment shall be construed as one with the Bridge Loan Agreement, and the Bridge Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

            (b) Fees and Expenses. Borrower acknowledges that all costs, fees and expenses described in Section 11.3(a) of the Bridge Loan Agreement incurred by QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent, and in each case its counsel, with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

            (c) Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

            (d) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

            (e) Severability. If any provision contained in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            (f) GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS (INCLUDING MEXICO) BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                   Appendix 1

                                                            Amended Schedule 2.2
                                                                       to Bridge
                                                                  Loan Agreement

                       VENDOR WORKING CAPITAL COMMITMENTS

VENDOR LENDER                                          COMMITMENT

QUALCOMM Incorporated                                $125,000,000

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THE BORROWER GROUP:

PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

PEGASO TELECOMUNICACIONES, S.A. DE C.V.

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

PEGASO PCS, S.A. DE C.V.

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

PEGASO RECURSOS HUMANOS, S.A. DE C.V.

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent

By: /s/ SUZANNE M. MACKAY
   --------------------------------------
Printed Name:  Suzanne M. MacKay
             ----------------------------
Title:  Vice President
      -----------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


ABN AMRO BANK N.V.

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


SOCIETE GENERALE

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

FLEET NATIONAL BANK


By:  /s/ SUZANNE M. MACKAY
   -------------------------------------
Printed Name:  Suzanne M. MacKay
             ---------------------------
Title:  Vice President
      ----------------------------------


VENDOR WORKING CAPITAL LENDER AND
CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By:
   -------------------------------------
Printed Name:
             ---------------------------
Title:
      ----------------------------------

FLEET NATIONAL BANK


By:
   -------------------------------------
Printed Name:
             ---------------------------
Title:
      ----------------------------------


VENDOR WORKING CAPITAL LENDER AND
CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By:  /s/ PAUL FISKNESS
   -------------------------------------
Printed Name:  Paul Fiskness
             ---------------------------
Title:  Vice President, Project Finance
      ----------------------------------
          and Direct Investments

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent


By:
   -------------------------------------
Printed Name:
             ---------------------------
Title:
      ----------------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent


By:
   -------------------------------------
Printed Name:
             ---------------------------
Title:
      ----------------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By:  /s/ MITSOO IRAVANI
   -------------------------------------
Printed Name:  MITSOO IRAVANI
             ---------------------------
Title:  ASSISTANT VICE PRESIDENT
      ----------------------------------


By:  /s/ ELLEN M. COLEMAN
   -------------------------------------
Printed Name:  ELLEN M. COLEMAN
             ---------------------------
Title:  GROUP VICE PRESIDENT
      ----------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent


By:
    -----------------------------------
Printed Name:
              -------------------------
Title:
       --------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    -----------------------------------
Printed Name:
              -------------------------
Title:
       --------------------------------


ABN AMRO BANK N.V.


By: /s/ MITSOO IRAVANI
    -----------------------------------
Printed Name: MITSOO IRAVANI
              -------------------------
Title: ASSISTANT VICE PRESIDENT
       --------------------------------



By: /s/ ELLEN M. COLEMAN
    -----------------------------------
Printed Name: ELLEN M. COLEMAN
              -------------------------
Title: GROUP VICE PRESIDENT
       --------------------------------


SOCIETE GENERALE


By:
    -----------------------------------
Printed Name:
              -------------------------
Title:
       --------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent


By:
    -----------------------------------
Printed Name:
              -------------------------
Title:
       --------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.


By:
    -----------------------------------
Printed Name:
              -------------------------
Title:
       --------------------------------


ABN AMRO BANK N.V.


By:
    -----------------------------------
Printed Name:
              -------------------------
Title:
       --------------------------------


By:
    -----------------------------------
Printed Name:
              -------------------------
Title:
       --------------------------------


SOCIETE GENERALE


By: /s/ RICHARD KNOWLTON
    -----------------------------------
Printed Name: Richard Knowlton
              -------------------------
Title: Director
       --------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent

By:  /s/ RICHARD KNOWLTON
   --------------------------------------
Printed Name: Richard Knowlton, Director
             ----------------------------
Title:
      -----------------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.

By: /s/ TERENCE P. BERRY                                TERENCE BERRY
   --------------------------------------           Relationship Manager
Printed Name: Terence Berry                      GCB Media & Communications
             ----------------------------                 399P/8/5
Title:        AVP                                      (212) 559-3009
      -----------------------------------


ABN AMRO BANK N.V.

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

SOCIETE GENERALE

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent

By:  /s/ TERENCE P. BERRY                                TERENCE BERRY
   --------------------------------------            Relationship Manager
Printed Name:  Terence Berry                      GCB Media & Communications
             ----------------------------                  399P/8/5
Title:         AVP                                      (212) 559-3009
      -----------------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent

By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------


By:
   --------------------------------------
Printed Name:
             ----------------------------
Title:
      -----------------------------------

                   FOURTH AMENDMENT TO BRIDGE LOAN AGREEMENT


     This FOURTH AMENDMENT TO BRIDGE LOAN AGREEMENT (this "Amendment"), dated as of March 22, 2001, is entered into by PEGASO COMUNICACIONES Y SISTEMAS,
S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Borrower"), PEGASO TELECOMUNICACIONES, S.A., DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso"), PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso PCS"), PEGASO RECURSOS HUMANOS, S.A., DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso RH"), QUALCOMM INCORPORATED, a corporation organized under the laws of Delaware ("QUALCOMM"), and the Syndicated Lenders referred to in the below referenced Bridge Loan Agreement (each Syndicated Lender, together with QUALCOMM, a "Lender" and, collectively, "Lenders"), CITIBANK, N.A., a national banking association, in its capacity as administrative agent for Lenders ("Administrative Agent"), SOCIETE GENERALE, as Syndication Agent, ABN AMRO BANK N.V., as Documentation Agent and FLEET NATIONAL BANK, as Co-Documentation Agent, under the Bridge Loan Agreement dated as of May 27, 1999 (as modified, amended, supplemented or restated from time to time, the "Bridge Loan Agreement"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Bridge Loan Agreement, and the rules of interpretation set forth in Section 1.2 of the Bridge Loan Agreement shall be applicable to this Amendment, mutatis mutandis, as if set forth in this amendment.

                                   RECITALS:

     A. The Bridge Loan Agreement has been amended pursuant to (i) the First Amendment to the Bridge Loan Agreement, dated as of February 8, 2000 (ii) the Second Amendment to the Bridge Loan Agreement, dated as of August 22, 2000, and
(iii) the Third Amendment to the Bridge Loan Agreement, dated as of November 17, 2000.

     B.   Borrower has requested that the Bridge Loan Agreement be amended to
(i) change the definitions of "Total Capitalized Interest Commitment", "Total Vendor Working Capital Commitment" and "Total Working Capital Commitment"; and
(ii) increase the amount of the Capitalized Interest Commitment and the Vendor Working Capital Commitment.

     C. QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent have agreed to amend the Bridge Loan Agreement upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreement set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Section 1. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 2, the Bridge Loan Agreement is amended as follows:

        (a) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Capitalized Interest Commitment", the following new definition of "Total Capitalized Interest Commitment":

        "Total Capitalized Interest Commitment" shall mean Forty-Nine Million Dollars ($49,000,000), as such amount may be increased pursuant to Section 2.12(d).

        (b) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Vendor Working Capital Commitment", the following new definition of "Total Vendor Working Capital Commitment":

        "Total Vendor Working Capital Commitment" shall mean One Hundred Eighty-Five Million Dollars ($185,000,000), as such amount may be reduced pursuant to Section 2.9(f).

        (c) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Working Capital Commitment", the following new definition of "Total Working Capital Commitment":

        "Total Working Capital Commitment" shall mean the sum of the Total Syndicated Working Capital Commitment and the Total Vendor Working Capital Commitment, which shall be an aggregate amount equal to Three Hundred Sixty Million Dollars ($360,000,000).

        (d) Schedule 2.2 of the Bridge Loan Agreement is hereby replaced in its entirety by Amended Schedule 2.2 as set forth in Appendix 1 to this Agreement.

        (e) Schedule 2.3 of the Bridge Loan Agreement is hereby replaced in its entirety by Amended Schedule 2.3 as set forth in Appendix 2 to this Agreement.

        Section 2. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

        (a) On or before the Amendment Effective Date, each member of the Borrower Group shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acting on behalf of the Lenders, and its counsel):

             (i)  this Amendment, duly executed and delivered by the parties;

             (ii) a confirmation of the Pegaso Guaranty Agreement, duly executed and delivered by each of Pegaso, Pegaso PCS and Pegaso RH, as guarantors under the Pegaso Guaranty Agreement, in favor of Administrative Agent for the benefit of itself and the other Syndicated Lenders; and

                (iii) such other documents, instruments, approvals or opinions as the Administrative Agent may reasonably request;

        (b) On or before the Amendment Effective Date, QUALCOMM shall deliver to the Administrative Agent, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent, acing on behalf of the Lenders, and its counsel):

                (i) a confirmation of the QUALCOMM Guaranty, duly executed and delivered by QUALCOMM, as guarantor under the QUALCOMM Guaranty, in favor of Administrative Agent for the benefit of itself and the other Syndicated Lenders; and

                (ii) such other documents, instruments, approvals or opinions as the Administrative Agent may reasonably request;

        (c) Administrative Agent (for its own account or for the account of the other Syndicated Lenders, as the case may be) shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under or in connection with this Amendment;

        (d) On or before the Amendment Effective Date, all corporate, partnership and other proceedings taken by each member of the Borrower Group or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental to such transactions, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates, and evidence as they may reasonably request;

        (e) The representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the Amendment Effective Date; and

        (f) All approvals, authorizations, filings or Permits necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained from or with any Governmental Authority, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by an Governmental Authority which prohibits or restricts the transactions contemplated by this Amendment, nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

        Section 3. Borrower Group Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to amend the Bridge Loan Agreement in the manner provided in this Amendment, each member of the Borrower Group represents and warrants, as to itself, to each Lender, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent as follows:

     (a) Corporate Power and Authority. Such member of the Borrower Group has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Bridge Loan Agreement as amended by this Amendment (the "Amended Agreement").

     (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate and, if required, stockholder action of the Borrower Group, and this Amendment has been duly executed and delivered by the Borrower Group.

     (c) Enforceability. The Amended Agreement constitutes the legal, valid and binding obligation of each member of the Borrower Group, enforceable against such member of the Borrower Group in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the Borrower Group's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) No Conflict. The execution and delivery by each member of the Borrower Group of this Amendment and the performance by such member of the Borrower Group of the Amended Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is (A) applicable to such member of the Borrower Group or any of its properties or other assets and (B) in effect when this representation and warranty is made, (ii) result in a breach of or constitute a default under its charter documents or any other material agreement, indenture, lease or instrument binding upon such member of the Borrower Group or any of its properties or other assets and (iii) result in the creation or imposition of any Liens on any property (other than Permitted Liens) of the Borrower Group.

     (e) Permits. The execution, delivery and performance by each member of the Borrower Group of this Amendment do not and will not require any Permit and do not result in the loss or impairment of any Permit previously obtained in connection with the execution, delivery and performance of the Loan Documents or the acquisition, construction, ownership, maintenance or operation of the System.

     (f) Representations and Warranties in the Bridge Loan Agreement; Defaults. Each member of the Borrower Group confirms that as of the Amendment Effective Date the representations and warranties contained in Section 6 of the Bridge Loan Agreement are (before and after giving effect to this Amendment) true and correct and that no Default or Event of Default has occurred.

     Section 4. Miscellaneous.

     (a) Reference to and Effect on the Bridge Loan Agreement and the other Loan Documents.

         (i) The Bridge Loan Agreement and the Other Loan Documents as specifically amended by this Amendment shall remain in full force and effect and are hereby ratified and confirmed.

         (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided in this Amendment, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent under, the Bridge Loan Agreement or any of the other Loan Documents.

          (iii) Upon the conditions precedent set forth in this Amendment being satisfied, this Amendment shall be construed as one with the Bridge Loan Agreement, and the Bridge Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

     (b) Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 11.3(a) of the Bridge Loan Agreement incurred by QUALCOMM, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent, and in each case its counsel, with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

     (c) Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts; each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

     (d) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (e) Severability. If any provision contained in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any jurisdiction, shall not in any way be affected or impaired thereby.

     (f) GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND

ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS (INCLUDING MEXICO) BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                   Appendix 1

                                                            Amended Schedule 2.2
                                                                       to Bridge
                                                                  Loan Agreement

                       VENDOR WORKING CAPITAL COMMITMENTS

VENDOR LENDER                    COMMITMENT
-------------                   ------------
QUALCOMM Incorporated           $185,000,000

                                   Appendix 2

                                                            Amended Schedule 2.3
                                                                       to Bridge
                                                                  Loan Agreement

                        CAPITALIZED INTEREST COMMITMENTS

VENDOR LENDER                    COMMITMENT
-------------                   ------------
QUALCOMM Incorporated           $49,000,000

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.


THE BORROWER GROUP:


PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.

By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------


PEGASO TELECOMUNICACIONES, S.A. DE C.V.

By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------


PEGASO PCS, S.A. DE C.V.

By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------


PEGASO RECURSOS HUMANOS, S.A. DE C.V.

By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.
as Administrative Agent


By: /s/ MARJORIE FUTORNICK
   ---------------------------------------
Printed Name: MARJORIE FUTORNICK
             -----------------------------
Title: Vice President
      ------------------------------------


SYNDICATION AGENT:

SOCIETE GENERALE,
As Syndication Agent


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------


DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent

By:__________________________
Printed Name:________________
Title:_______________________



SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent

By: /s/ RICHARD KNOWLTON
   ---------------------------
Printed Name: Richard Knowlton
Title: Director



DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent

By:__________________________
Printed Name:________________
Title:_______________________


By:__________________________
Printed Name:________________
Title:_______________________

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent

By:__________________________
Printed Name:________________
Title:_______________________



SYNDICATION AGENT:

SOCIETE GENERALE,
as Syndication Agent

By:__________________________
Printed Name:________________
Title:_______________________



DOCUMENTATION AGENT:

ABN AMRO BANK N.V.,
as Documentation Agent

By: /s/ DAVID CARRINGTON
   ------------------------------
Printed Name: David C. Carrington
Title: Group Vice President


By: /s/ SHILPA PARANDEKAR
    ---------------------------
Printed Name: Shilpa Parandekar
Title: AVP

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent


By:  /s/ SUZANNE M. MACKAY
---------------------------------------
Printed Name:  Suzanne M. MacKay
Title:  Vice President


SYNDICATED LENDERS:

CITIBANK, N.A.


By:____________________________________

Printed Name:__________________________

Title:_________________________________


ABN AMRO BANK N.V.


By:____________________________________

Printed Name:__________________________

Title:_________________________________


By:____________________________________

Printed Name:__________________________

Title:_________________________________


SOCIETE GENERALE

By:____________________________________

Printed Name:__________________________

Title:_________________________________

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent


By:____________________________________

Printed Name:__________________________

Title:_________________________________


SYNDICATED LENDERS:

CITIBANK, N.A.


By: [SIGNATURE ILLEGIBLE]
---------------------------------------
Printed Name: [ILLEGIBLE]
Title: Vice President


ABN AMRO BANK N.V.


By:____________________________________

Printed Name:__________________________

Title:_________________________________


By:____________________________________

Printed Name:__________________________

Title:_________________________________


SOCIETE GENERALE

By:____________________________________

Printed Name:__________________________

Title:_________________________________

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent

By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.

By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------


ABN AMRO BANK N.V.

By: /s/ DAVID C. CARRINGTON
   ---------------------------------
Printed Name: DAVID C. CARRINGTON
             -----------------------
Title:        GROUP VICE PRESIDENT
      ------------------------------


By: /s/ SHILPA PARANDEKAR
   ---------------------------------
Printed Name: SHILPA PARANDEKAR
             -----------------------
Title:        AVP
      ------------------------------


SOCIETE GENERALE

By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------

CO-DOCUMENTATION AGENT:

FLEET NATIONAL BANK,
as Co-Documentation Agent

By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------


SYNDICATED LENDERS:

CITIBANK, N.A.

By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------


ABN AMRO BANK N.V.

By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------


By:
   ---------------------------------
Printed Name:
             -----------------------
Title:
      ------------------------------


SOCIETE GENERALE

By: /s/ RICHARD KNOWLTON
   ---------------------------------
Printed Name: Richard Knowlton
             -----------------------
Title:        Director
      ------------------------------

FLEET NATIONAL BANK


By: /s/ SUZANNE M. MACKAY
   ---------------------------------------
Printed Name: Suzanne M. MacKay
             -----------------------------
Title: Vice President
      ------------------------------------


VENDOR WORKING CAPITAL LENDER AND
CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

FLEET NATIONAL BANK


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------


VENDOR WORKING CAPITAL LENDER AND
CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By: /s/ [SIGNATURE ILLEGIBLE]
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

              FIFTH AMENDMENT AND WAIVER TO BRIDGE LOAN AGREEMENT

              This FIFTH AMENDMENT AND WAIVER TO BRIDGE LOAN AGREEMENT (this "Amendment"), dated as of June 29, 2001, is entered into by PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Borrower"), PEGASO TELECOMUNICACIONES, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso"), PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso PCS"), PEGASO RECURSOS HUMANOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso RH"), QUALCOMM INCORPORATED, a corporation organized under the laws of Delaware ("QUALCOMM" and also the "Lender"), and CITIBANK, N.A., a national banking association, in its capacity as administrative agent for Lenders ("Administrative Agent"), under the Bridge Loan Agreement dated as of May 27, 1999 (as modified, amended, supplemented or restated from time to time, the "Bridge Loan Agreement"). Unless otherwise indicated, capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Bridge Loan Agreement, and the rules of interpretation set forth in Section 1.2 of the Bridge Loan Agreement shall be applicable to this Amendment, mutatis mutandis, as if set forth in this Amendment.

                                    RECITALS:

              A. The Bridge Loan Agreement has been amended pursuant to (i) the First Amendment to the Bridge Loan Agreement, dated as of February 8, 2000, (ii) the Second Amendment to the Bridge Loan Agreement, dated as of August 22, 2000,
(iii) the Third Amendment to the Bridge Loan Agreement, dated as of November 17, 2000, and (iv) the Fourth Amendment to the Bridge Loan Agreement, dated as of March 22, 2001.

              B. Each Syndicated Lender assigned to QUALCOMM its respective rights and obligations under the Bridge Loan Agreement pursuant to an Assignment and Assumption Agreement, each dated as of May 25, 2001.

              C. Pursuant to the terms and conditions set forth in the letter agreements, dated June 15, 2001 and June 22, 2001, respectively, among Borrower, QUALCOMM and Administrative Agent, QUALCOMM waived Borrower's obligations to pay the Obligations in full through the date hereof.

              D. The shareholders of Pegaso (the "Shareholders"), QUALCOMM, Telefonica S.A. and Telefonica Moviles S.A. entered into a letter of intent, dated June 21, 2001 (the "LOI"), in which Telefonica S.A. or an affiliate thereof ("Telefonica") proposed to purchase certain of the Shareholders' and QUALCOMM's interests in Pegaso pursuant to the terms and conditions set forth in the LOI (the "Telefonica Transaction").

              E. Borrower has requested that (i) the Bridge Loan Agreement be amended to change the definition of "Scheduled Maturity Date" and "Total Capitalized Interest Commitment", (ii) QUALCOMM waive the mandatory prepayment requirement under Section 2.15 of the Bridge Loan Agreement with respect to the up to $150,000,000 or more in cash equity (or subordinated convertible debt) (the "Equity Contributions") to be contributed by the Shareholders pursuant to a letter agreement, dated June 26, 2001 (as amended as of the date hereof, the "Funding Agreement"), by and among Pegaso, the Shareholders, Sprint Corporation and Leap Wireless International, Inc., and (iii) if necessary, QUALCOMM conditionally waive Borrower's obligation to pay the Obligations in full on the date hereof until the conditions precedent set forth in Section 2 of this Amendment are satisfied to amend the Bridge Loan Agreement, each subject to the conditions set forth in this Amendment.

              F. QUALCOMM and the Administrative Agent have agreed to amend the Bridge Loan Agreement and QUALCOMM has agreed to grant the waivers requested herein, each upon the terms and conditions set forth in this Amendment.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              Section 1. Amendment and Waiver.

              (a) Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Bridge Loan Agreement is amended as follows:

                     (i) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Scheduled Maturity Date", the following new definition of "Scheduled Maturity Date":

                     "Scheduled Maturity Date" shall mean the earlier of (1) September 19, 2001 or (2) if the LOI is terminated prior to September 19, 2001, the date that is five (5) Business Days after the date the LOI is terminated; provided that if definitive agreements relating to the Telefonica Transaction on terms and conditions reasonably acceptable to QUALCOMM are entered into prior to September 19, 2001, "Scheduled Maturity Date" shall mean December 31, 2001, and provided further if the conditions precedent set forth in Section 6(b) of the LOI have been satisfied (other than the conditions in subsection 6(b)(iv) and (vi) which are to be satisfied on the financial closing of the Telefonica Transaction), "Scheduled Maturity Date" shall mean the earlier of (w) the date sixty (60) days after the financial closing of the Telefonica Transaction, (x) if the definitive agreements relating to the Telefonica Transaction are terminated prior to financial closing, the date five (5) Business Days after such termination, (y) the date sixty (60) days after the date of the annual shareholders meeting of Telefonica in 2002 or (z) August 29, 2001.

                     (ii) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Total Capitalized Interest Commitment", the following new definition of "Total Capitalized Interest Commitment":

                     "Total Capitalized Interest Commitment" shall mean Seventy Three Million Dollars ($73,000,000), as such amount may be increased pursuant to Section 2.12(d).

                     (iii) Schedule 2.2 of the Bridge Loan Agreement is hereby replaced in its entirety by the new Schedule 2.2 as set forth in Appendix 1 to this Agreement.

                     (iv) Schedule 2.3 of the Bridge Loan Agreement is hereby replaced in its entirety by the new Schedule 2.3 as set forth in Appendix 2 to this Agreement.

              (b) Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, QUALCOMM:

                     (i) waives the requirement of Borrower under Section 2.15
              of the Bridge Loan Agreement to prepay the Obligations with the net proceeds from the Equity Contributions; and

                     (ii) waives Section 9.1(n) of the Bridge Loan Agreement in connection with the Telefonica Transaction:

                            (A) until December 31, 2001, if definitive
                     agreements relating to the Telefonica Transaction, on terms and conditions reasonably acceptable to QUALCOMM, are entered into prior to the Scheduled Maturity Date; and

                            (B) until the earlier of (1) the date sixty (60)
                     days after the financial closing of the Telefonica Transaction, (2) if the definitive agreements relating to the Telefonica Transaction are terminated prior to financial closing, the date five (5) Business Days after such termination, (3) the date sixty (60) days after the date of the annual shareholders meeting of Telefonica in 2002 or (4) August 29, 2001, if the conditions precedent set forth in Section 6(b) of the LOI are satisfied (other than the conditions in subsections 6(b)(iv) and (vi) which are to be satisfied at the financial closing of the Telefonica Transaction).

              (c) Conditional Waiver. In the event that the Amendment Effective Date (as defined below) is not the date hereof, QUALCOMM waives, and Borrower agrees to the following conditions for QUALCOMM's grant of the waiver, Borrower's obligation to pay QUALCOMM in full the Obligations on the date hereof, provided that:

                     (i) The waiver granted by QUALCOMM under this Section 1(c) shall expire unless Borrower (x) shall have satisfied the conditions precedent set forth in

       Section 2 of this Amendment by July 6, 2001 and (y) shall have delivered the executed Waiver Letter by August 15, 2001;

                     (ii) The interest applicable to all Loans outstanding from June 29, 2001, until the Amendment Effective Date, shall be a fixed rate of twenty-two and one-half percent (22.5%) per annum; and

                     (iii) Borrower (x) shall have delivered the documents described in Section 2(a)(iii) through 2(a)(v) and Section 2(c) of this Amendment (each of which shall be dated as of the date hereof and shall be reasonably satisfactory in form and substance to QUALCOMM and its counsel) and (y) as necessary, shall continue to deliver such documents (each of which shall be reasonably satisfactory in form and substance to QUALCOMM and its counsel) on or prior to the dates requested by QUALCOMM.

              Section 2. Conditions to Effectiveness. The amendments set forth in Section 1(a) of this Amendment and the waiver granted by QUALCOMM under
Section 1(b) of this Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date") and such amendments and waiver shall continue to be effective provided that the Shareholders make the Equity Contributions to Pegaso in the amounts, and on the dates, set forth in Section 1(a) of the Funding Agreement:

                     (a) On or before the Amendment Effective Date, each member of the Borrower Group, as applicable, shall deliver to QUALCOMM, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to QUALCOMM and its counsel):

                            (i) this Amendment, duly executed and delivered by
              the parties;

                            (ii) a confirmation of the Leap Counter-Guaranty
              Agreement, duly executed and delivered by Leap Wireless Inc., as guarantor under the Leap Counter-Guaranty Agreement, in favor of QUALCOMM;

                            (iii) a confirmation of the Pegaso Guaranty
              Agreement (in Spanish and English), dated as of the Amendment Effective Date, duly executed and delivered by each of Pegaso, Pegaso PCS and Pegaso RH, as guarantors under the Pegaso Guaranty Agreement, in favor of Administrative Agent for the benefit of the Lenders;

                            (iv) a confirmation of the Burillo Counter-Guaranty
              Agreement (in Spanish and English), dated as of the Amendment Effective Date, duly executed and delivered by Alejandro Burillo Azcarraga, as guarantor under the Burillo Counter-Guaranty Agreement, in favor of QUALCOMM;

                            (v) the Pagares, dated as of the Amendment Effective
              Date, that evidence the outstanding Obligations owed by Borrower to QUALCOMM as of the Amendment Effective Date;

                            (vi) evidence that the Shareholders have contributed
              at least $50,000,000 to Borrower in cash equity (or in subordinated convertible debt on the terms set forth in the Funding Agreement or on terms reasonably satisfactory to QUALCOMM);

                            (vii) the Shareholders' firm commitments to
              contribute an additional $50,000,000 to Borrower in cash equity (or in subordinated convertible debt on the terms set forth in the Funding Agreement or on terms reasonably satisfactory to QUALCOMM), remain in full force and effect;

                            (viii) an executed (x) waiver letter in the form of
              Exhibit A (the "Waiver Letter"), from the QUALCOMM Administrative Agent (as defined in the Common Agreement) and the Borrower Group with respect to (A) the waiver of any financial covenant default during the period from the date hereof through the Scheduled Maturity Date and (B) the waiver of any other default (if any) as reasonably requested by Borrower and (y) letter signed by Alcatel, addressed to the Alcatel Lenders (as defined in the Common Agreement) instructing such Alcatel Lenders to agree to the Waiver Letter and to forward correspondence to the Alcatel Administrative Agent (as defined in the Common Agreement) instructing same to execute the Waiver Letter; and

                            (ix) such other documents, instruments, approvals or
              opinions as QUALCOMM may reasonably request;

                     (b) Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under or in connection with this Amendment;

                     (c) On or before the Amendment Effective Date, all corporate, partnership and other proceedings taken by each member of the Borrower Group or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental to such transactions, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates, and evidence as they may reasonably request;

                     (d) The representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the Amendment Effective Date; and

                     (e) All approvals, authorizations, filings or Permits necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained from or with any Governmental Authority, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority which prohibits or restricts the transactions contemplated by this Amendment, nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

              Section 3. Borrower Group Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to amend the Bridge Loan Agreement in the manner provided in this Amendment, each member of the Borrower Group represents and warrants, as to itself, to each Lender and the Administrative Agent as follows:

                     (a) Corporate Power and Authority. Such member of the Borrower Group has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Bridge Loan Agreement as amended by this Amendment (the "Amended Agreement").

                     (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate and, if required, stockholder action of the Borrower Group, and this Amendment has been duly executed and delivered by the Borrower Group.

                     (c) Enforceability. The Amended Agreement constitutes the legal, valid and binding obligation of each member of the Borrower Group, enforceable against such member of the Borrower Group in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the Borrower Group's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     (d) No Conflict. The execution and delivery by each member of the Borrower Group of this Amendment and the performance by such member of the Borrower Group of the Amended Agreement do not and will not
       (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is (A) applicable to such member of the Borrower Group or any of its properties or other assets and (B) in effect when this representation and warranty is made,
       (ii) result in a breach of or constitute a default under its charter documents or any other material agreement, indenture, lease or instrument binding upon such member of the Borrower Group or any of its properties or other assets and (iii) result in the creation or imposition of any Liens on any property (other than Permitted Liens) of the Borrower Group.

                     (e) Permits. The execution, delivery and performance by each member of the Borrower Group of this Amendment do not and will not require any Permit and do not result in the loss or impairment of any Permit previously obtained in connection with the execution, delivery and performance of the Loan Documents or the acquisition, construction, ownership, maintenance or operation of the System.

                     (f) Representations and Warranties in the Bridge Loan Agreement; Defaults. Each member of the Borrower Group confirms that as of the Amendment Effective Date the representations and warranties contained in Section 6 of the Bridge Loan Agreement are (before and after giving effect to this Amendment) true and correct and that no Default or Event of Default has occurred.

              Section 4. Miscellaneous.

              (a) Reference to and Effect on the Bridge Loan Agreement and the other Loan Documents.

                     (i) The Bridge Loan Agreement and the other Loan Documents as specifically amended by this Amendment shall remain in full force and effect and are hereby ratified and confirmed.

                     (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided in this Amendment, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of QUALCOMM and the Administrative Agent under, the Bridge Loan Agreement or any of the other Loan Documents. Furthermore, Borrower acknowledges that QUALCOMM's conditional waiver set forth in Section 1(c) of this Amendment is subject to Section 11.2(a) of the Bridge Loan Agreement.

                     (iii) Upon the conditions precedent set forth in this Amendment being satisfied, this Amendment shall be construed as one with the Bridge Loan Agreement, and the Bridge Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

              (b) Fees and Expenses. Borrower acknowledges that all reasonable costs, fees and expenses as described in Section 11.3(a) of the Bridge Loan Agreement incurred by QUALCOMM and the Administrative Agent and in each case its counsel, with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

              (c) Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

              (d) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

              (e) Severability. If any provision contained in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

              (f) GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS (INCLUDING MEXICO) BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THE BORROWER GROUP:

PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.


By:
   ----------------------------------------
Printed Name:
             ------------------------------
Title:
      -------------------------------------



PEGASO TELECOMUNICACIONES, S.A. DE C.V.


By:
   ----------------------------------------
Printed Name:
             ------------------------------
Title:
      -------------------------------------



PEGASO PCS, S.A. DE C.V.


By:
   ----------------------------------------
Printed Name:
             ------------------------------
Title:
      -------------------------------------



PEGASO RECURSOS HUMANOS, S.A. DE C.V.


By:
   ----------------------------------------
Printed Name:
             ------------------------------
Title:
      -------------------------------------

VENDOR WORKING CAPITAL LENDER AND
CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By:
   ----------------------------------------
Printed Name:
             ------------------------------
Title:
      -------------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N. A.,
as Administrative Agent


By:
   ----------------------------------------
Printed Name:
             ------------------------------
Title:
      -------------------------------------

                                   Appendix 1

                                                                    Schedule 2.2
                                                                       to Bridge
                                                                  Loan Agreement

                       VENDOR WORKING CAPITAL COMMITMENTS

VENDOR WORKING CAPITAL LENDER                  COMMITMENT

QUALCOMM Incorporated                        $360,000,000

                                   Appendix 2

                                                                    Schedule 2.3
                                                                       to Bridge
                                                                  Loan Agreement

                        CAPITALIZED INTEREST COMMITMENTS

CAPITALIZED INTEREST LENDER                    COMMITMENT

QUALCOMM Incorporated                         $73,000,000

                                    EXHIBIT A

                              Form of Waiver Letter
                                 (see attached)

                                                                  EXECUTION COPY

              SIXTH AMENDMENT AND WAIVER TO BRIDGE LOAN AGREEMENT

              This SIXTH AMENDMENT AND WAIVER TO BRIDGE LOAN AGREEMENT (this "Amendment"), dated as of October 10, 2001, is entered into by PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Borrower"), PEGASO TELECOMUNICACIONES, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso"), PEGASO PCS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso PCS"), PEGASO RECURSOS HUMANOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("Pegaso RH"), QUALCOMM INCORPORATED, a corporation organized under the laws of Delaware ("QUALCOMM" and also the "Lender"), and CITIBANK, N.A., a national banking association, in its capacity as administrative agent for Lenders ("Administrative Agent"), under the Bridge Loan Agreement dated as of May 27, 1999 (as modified, amended, supplemented or restated from time to time, the "Bridge Loan Agreement"). Unless otherwise indicated, capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Bridge Loan Agreement, and the rules of interpretation set forth in Section 1.2 of the Bridge Loan Agreement shall be applicable to this Amendment, mutatis mutandis, as if set forth in this Amendment.

                                    RECITALS:

              A. The Bridge Loan Agreement has been amended pursuant to (i) the First Amendment to the Bridge Loan Agreement, dated as of February 8, 2000, (ii) the Second Amendment to the Bridge Loan Agreement, dated as of August 22, 2000,
(iii) the Third Amendment to the Bridge Loan Agreement, dated as of November 17, 2000, (iv) the Fourth Amendment to the Bridge Loan Agreement, dated as of March 22, 2001 and (v) the Fifth Amendment and Waiver to Bridge Loan Agreement, dated as of June 29, 2001.

              B. QUALCOMM and the members of the Borrower Group entered into that certain letter agreement, dated June 22, 2001 (the "June 22, 2001 Letter Agreement"), pursuant to which the parties agreed, inter alia, to set the interest rate applicable to all Loans then outstanding at twenty percent (20%) and to capitalize the outstanding interest on all Loans on the last Business Day of each month.

              C. The shareholders of Pegaso (the "Shareholders"), Telefonica S.A. and Telefonica Moviles S.A. have entered negotiations regarding the possible acquisition by Telefonica S.A. or an affiliate thereof ("Telefonica") of a majority of the outstanding capital stock of Pegaso or substantially all of the assets of Pegaso, a possible business combination involving Telefonica and Pegaso or a possible strategic investment by Telefonica in Pegaso (any of the foregoing, the "Telefonica Transaction").

              D. The Shareholders of Pegaso, Pegaso, Sprint Corporation and Leap Wireless International, Inc. have entered into a Funding Agreement, dated as of June 26, 2001 (as amended or modified from time to time, the "Funding Agreement"), pursuant to which certain of the Shareholders are obligated to subscribe to and purchase notes from Pegaso in a minimum amount of $100,000,000 and up to $150,00,000 in the form of subordinated convertible debt (the "Shareholder Contributions") pursuant to the terms and conditions of the Funding Agreement.

              E. Borrower has requested that (i) the Bridge Loan Agreement be amended to change the definition of "Scheduled Maturity Date", (ii) QUALCOMM lower the interest rate applicable on all Loans outstanding, (iii) QUALCOMM waive Section 9.1(n) of the Bridge Loan Agreement in connection with the Telefonica Transaction and (iv) QUALCOMM waive the mandatory prepayment requirement under Section 2.15 of the Bridge Loan Agreement with respect to the Shareholder Contributions.

              F. QUALCOMM and the Administrative Agent have agreed to amend the Bridge Loan Agreement and QUALCOMM has agreed to (i) lower the interest rate applicable on all Loans and (ii) grant the waivers requested herein, each upon the terms and conditions set forth in this Amendment.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              Section 1. Amendment, Agreement, Waiver and Acknowledgement.

              (a) Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, Section 1.1 of the Bridge Loan Agreement is amended as follows:

                     (i) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Capitalized Interest Commitment", the following new definition of "Capitalized Interest Commitment";

                     "Capitalized Interest Commitment" shall mean, with respect to each Capitalized Interest Lender, the amount set forth on Schedule 2.3 as such Lender's "Capitalized Interest Commitment," as such amount shall be increased, as necessary, by the amount, and without any action on the part of any party, required to fund a Deemed Capitalized Interest Loan Request.

                     (ii) Section 1.1 of the Bridge Loan Agreement is amended by substituting for the definition of "Scheduled Maturity Date", the following new definition of "Scheduled Maturity Date";

                     "Scheduled Maturity Date" shall mean the earlier of (1) August 29, 2002 or (2) if definitive agreements relating to the Telefonica Transaction are terminated prior to financial closing of the Telefonica Transaction, the date five (5) Business Days after such termination.

              (b) Agreement. The interest rate applicable to all Loans outstanding as of, and after, September 18, 2001 shall be nineteen percent (19%). Interest outstanding on all Loans shall continue to be capitalized on the last Business Day of each month pursuant to the June 22, 2001 Letter Agreement.

              (c) Waiver and Acknowledgement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, QUALCOMM:

                     (i) waives the requirement of Borrower under Section 2.15 of the Bridge Loan Agreement to prepay the Obligations with the net proceeds from the Shareholder Contributions;

                     (ii) if definitive agreements relating to the Telefonica Transaction, on terms and conditions reasonably acceptable to QUALCOMM, are entered into on or prior to October 31, 2001, waives Section 9.1(n) of the Bridge Loan Agreement in connection with the Telefonica Transaction until the earlier of (1) the date sixty (60) days after the financial closing of the Telefonica Transaction, (2) if the definitive agreements relating to the Telefonica Transaction are terminated prior to financial closing, the date five
(5) Business Days after such termination, (3) the date sixty (60) days after the date of the annual shareholders meeting of Telefonica in 2002 or (4) August 29, 2002; and

                     (iii) acknowledges that from and after the Closing Date, as a result of the amendment to the definition of Scheduled Maturity Date pursuant to this Amendment, the Event of Default under Section 9.1(a) of the Bridge Loan Agreement that existed prior to the Closing Date shall no longer exist.

              Section 2. Conditions to Effectiveness. Subject to the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Closing Date"), the amendment set forth in Section 1(a) of this Amendment, the agreement set forth in Section 1(b) of this Amendment and the waivers and acknowledgement granted by QUALCOMM under Section 1(c) of this Amendment shall be effective as of the Closing Date:

              (a) Each member of the Borrower Group, as applicable, shall deliver or shall cause to be delivered to QUALCOMM, by facsimile, copies of (with sufficient originally executed copies for each Lender to be delivered by overnight courier service) the following described documents (each of which shall be reasonably satisfactory in form and substance to QUALCOMM and its counsel):

                     (i) this Amendment, duly executed and delivered by the parties;

                     (ii) a confirmation of the Counter-Guaranty, dated as of the date hereof, duly executed and delivered by Leap Wireless Inc., as Counter-Guarantor under such Counter-Guaranty, in favor of QUALCOMM;

                     (iii) a confirmation of the Pegaso Guaranty Agreement (in Spanish and English), dated as of the date hereof, duly executed and delivered by each of Pegaso, Pegaso PCS and Pegaso RH, as guarantors under the Pegaso Guaranty Agreement, in favor of Administrative Agent for the benefit of the Lenders;

                     (iv) a Guaranty Agreement (in Spanish and English), dated as of the date hereof, duly executed and delivered by each of Pegaso Finanzas, S.A. de C.V. and Pegaso Finco I, S.A. de C.V., as guarantors, in favor of Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to QUALCOMM and the Administrative Agent.

                     (v) a confirmation of the Counter-Guaranty (in Spanish and English), dated as of the date hereof, duly executed and delivered by Alejandro Burillo Azcarraga, as Counter-Guarantor under such Counter-Guaranty, in favor of QUALCOMM;

                     (vi) the Pagare, dated as of the date hereof, that evidences the outstanding Obligations owed by Borrower to QUALCOMM as of the date hereof;

                     (vii) an executed letter in the form of Exhibit A (the "Notice Letter"), among the Agents (as defined in the Common Agreement) and the Borrower Group with respect to (A) the amendments contemplated in the Common Agreement, (B) the waiver of any financial covenant default during the period from the date hereof through the Scheduled Maturity Date and (C) the waiver of any other default (if any) as reasonably requested by Borrower;

                     (viii) security documents as set forth in Exhibit B, evidencing Liens in certain of the Collateral (as defined in the Common Agreement);

                     (ix) a legal opinion from each of (a) Borrower's Mexican corporate counsel, and (b) Borrower's Mexican litigation counsel, in form and substance satisfactory to QUALCOMM.

                     (x) such other documents, instruments, approvals or opinions as QUALCOMM may reasonably request;

              (b) Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under or in connection with this Amendment;

              (c) On or before the Closing Date, all corporate, partnership and other proceedings taken by each member of the Borrower Group or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental to such transactions, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates, and evidence as they may reasonably request;

              (d) The representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the Closing Date; and

              (e) All approvals, authorizations, filings or Permits necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained from or with any Governmental Authority, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority which prohibits or restricts the transactions contemplated by this Amendment, nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

              Section 3. Borrower Group Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to amend the Bridge Loan Agreement in the manner provided in this Amendment, each member of the Borrower Group represents and warrants, as to itself, as applicable, to each Lender and the Administrative Agent as follows:

              (a) Corporate Power and Authority. Such member of the Borrower Group has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Bridge Loan Agreement as amended by this Amendment (the "Amended Agreement").

              (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate and, if required, stockholder action of the Borrower Group, and this Amendment has been duly executed and delivered by the Borrower Group.

              (c) Enforceability. The Amended Agreement constitutes the legal, valid and binding obligation of each member of the Borrower Group, enforceable against such member of the Borrower Group in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the Borrower Group's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (d) No Conflict. The execution and delivery by each member of the Borrower Group of this Amendment and the performance by such member of the Borrower Group of the Amended Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is (A) applicable to such member of the Borrower Group or any of its properties or other assets and (B) in effect when this representation and warranty is made, (ii) result in a breach of or constitute a default under its charter documents or any other material agreement, indenture, lease or instrument binding upon such member of the Borrower Group or any of its properties or other assets and (iii) result in the creation or imposition of any Liens on any property (other than Permitted Liens) of the Borrower Group.

              (e) Permits. The execution, delivery and performance by each member of the Borrower Group of this Amendment do not and will not require any Permit and do not result in the loss or impairment of any Permit previously obtained in connection with the execution, delivery and performance of the Loan Documents or the acquisition, construction, ownership, maintenance or operation of the System.

              (f) Representations and Warranties in the Bridge Loan Agreement; Defaults. The representations and warranties contained in Section 6 of the Bridge Loan Agreement are (before and after giving effect to this Amendment) true and correct and that, after giving effect to this Amendment no Default or Event of Default has occurred and is continuing.

              (g) Shareholder Contributions. Shareholder Contributions have been made pursuant to the Funding Agreement in an amount equal to or greater than $100,000,000 and such amount has been contributed by Pegaso to Borrower as equity capital contributions.

              Section 4. Conditions Subsequent and Events of Default. The failure of any of the following conditions subsequent to occur by the date applicable to such condition subsequent, shall constitute an Event of Default under the Bridge Loan Agreement and upon the occurrence of such Event of Default the Lenders shall be entitled to exercise the remedies as set forth in Section
9.2 of the Bridge Loan Agreement and the security documents set forth in Exhibit
B:

              (a) Execution and Delivery of Definitive Agreements. On or before October 31, 2001, definitive agreements relating to the Telefonica Transaction (the "Definitive Agreements") shall have been delivered in form and substance reasonably satisfactory to QUALCOMM.

              (b) Satisfaction of All Conditions Relating to the Telefonica Transaction. On or before the earlier to occur of (i) January 31, 2002 and (ii) the date ninety (90) days after the execution of the Definitive Agreements, all of the conditions required for the financial closing under the Definitive Agreements shall have been satisfied.

              Section 5. Miscellaneous.

              (a) Reference to and Effect on the Bridge Loan Agreement and the other Loan Documents.

                     (i) The Bridge Loan Agreement and the other Loan Documents as specifically amended by this Amendment shall remain in full force and effect and are hereby ratified and confirmed.

                     (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided in this Amendment, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of QUALCOMM and the Administrative Agent under, the Bridge Loan Agreement or any of the other Loan Documents.

                     (iii) Upon the conditions precedent set forth in this Amendment being satisfied, this Amendment shall be construed as one with the Bridge Loan Agreement, and the

Bridge Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

              (b) Fees and Expenses. Borrower acknowledges that all reasonable costs, fees and expenses as described in Section 11.3(a) of the Bridge Loan Agreement incurred by QUALCOMM and the Administrative Agent and in each case its counsel, with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

              (c) Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

              (d) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

              (e) Severability. If any provision contained in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

              (f) GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS (INCLUDING MEXICO) BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THE BORROWER GROUP:

PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V.


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------



PEGASO TELECOMUNICACIONES, S.A. DE C.V.


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------



PEGASO PCS, S.A. DE C.V.


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------



PEGASO RECURSOS HUMANOS, S.A. DE C.V.


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

VENDOR WORKING CAPITAL LENDER AND
CAPITALIZED INTEREST LENDER:

QUALCOMM INCORPORATED


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

ADMINISTRATIVE AGENT:

CITIBANK, N. A.,
as Administrative Agent


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

                                    EXHIBIT A

                              Form of Notice Letter
                                 (see attached)

                                    EXHIBIT B

                               Security Documents

1. Second Priority Voluntary Mortgage granted by Borrower in favor of QUALCOMM.

2. Second Priority Pledge Agreement upon the Fideicomitente rights of Borrower pursuant to the Vendor Guaranty Trust Agreement (as defined in the Common Agreement).

3. Second Priority Pledge upon the PCS/Recursos Pledge Agreement (as defined in the Common Agreement).

4. Second Priority Pledge upon the Sistemas Pledge Agreement (as defined in the Common Agreement).

5. Second Priority Pledge upon the shares of Pegaso Finanzas, S.A. de C.V.

6. Second Priority Pledge upon the shares of Pegaso Finco I, S.A. de C.V.